                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                                                         FREE WRITING PROSPECTUS
                                                      Filed Pursuant to Rule 433
                                                  Registration No. 333-130545-45

                                                     FREE WRITING PROSPECTUS FOR
                                                                    MANA 2007-F1

                               MBS NEW TRANSACTION

                            FREE WRITING PROSPECTUS

                          $[457,764,662] (APPROXIMATE)
                              Offered Certificates

                                  MANA 2007-F1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

              PHH MORTGAGE CORP., WILSHIRE CREDIT CORP., WACHOVIA
                      MORTGAGE CORP., INDYMAC BANK, F.S.B.
                                    SERVICERS

                               FEBRUARY [20], 2007

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659      scott_soltas@ml.com
Brian Kane                    212-449-3660      brian_f_kane@ml.com
Charles Sorrentino            212-449-3659      charles_sorrentino@ml.com
Colin Sheen                   212-449-3659      colin_sheen@ml.com
Matthew Sawatzky              212-449-3660      Matthew_sawatzky@ml.com
Gregory Ikhilov               212-449-3659      Gregory_ikhilov@ml.com
Roger Ashworth                212-449-3659      roger_ashworth@ml.com
Edgar Seah                    +81 3 6225 7803   edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752      matthew_whalen@ml.com
Paul Park                     212-449-6380      paul_park@ml.com
Tom Saywell                   212-449-2122      tom_saywell@ml.com
Tim Loughlin                  212-449-1646      timothy_loughlin@ml.com
Fred Hubert                   212-449-5071      fred_hubert@ml.com
Alice Chu                     212-449-1701      alice_chu@ml.com
Sonia Lee                     212-449-5067      sonia_lee@ml.com
Keith Singletary              212-449-9431      keith_singletary@ml.com
Calvin Look                   212-449-5029      calvin_look@ml.com
Yimin Ge                      212-449-9401      yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901      hoiyee_leung@ml.com
Mark Dereska                  212-449-1008      mark_dereska@ml.com
Paul Fetch                    212-449-1002      paul_fetch@ml.com

MOODY'S
Yakov Krayn                   212-553-1379      Yakov.Kravn@moodys.com

FITCH
David Wildman                 212-908-9135      david.wildman@fitchratings.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

DEAL STRUCTURE SUMMARY:

                                  MANA 2007-F1

                                 $[457,764,662]
              (APPROXIMATE OFFERED, SUBJECT TO FINAL COLLATERAL)(1)
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                APPROXIMATE                      PAYMENT WINDOW
                PRINCIPAL OR                        (MONTHS)      PASS-THROUGH                        EXPECTED RATINGS
  CLASS     NOTIONAL BALANCE(1)   WAL (YRS)(2)         (2)          RATES(3)        TRANCHE TYPE     (FITCH / MOODY'S)
---------   -------------------   ------------   --------------   ------------   -----------------   -----------------
  1-A1         $ [12,818,000]         3.13           1 - 100         5.500%           Senior             [AAA / AAA]
  1-A2         $ [70,659,000]         3.32           1 - 100         6.000%           Senior             [AAA / AAA]
  2-A1         $ [49,519,000]         2.37            1-78           6.000%      Senior Sequential       [AAA / AAA]
  2-A2         $  [2,230,000]         7.36          78 - 100         6.000%      Senior Sequential       [AAA / AAA]
  2-A3         $  [5,750,000]         7.72          61 - 100         6.000%             NAS              [AAA / AAA]
  2-A4         $ [73,491,000]         3.12           1 - 100      LIBOR+0.320%        Floater            [AAA / AAA]
2-A5(4)        $ [73,491,000]          N/A             N/A        6.680%-LIBOR      Inverse IO           [AAA / AAA]
  2-A6         $ [88,791,000]         3.43            1-77           6.000%        Senior Sinker         [AAA / AAA]
  2-A7         $[100,127,000]         1.43            1-38        LIBOR+0.550%        Floater            [AAA / AAA]
2-A8(4)        $[100,127,000]          N/A             N/A        5.450%-LIBOR      Inverse IO           [AAA / AAA]
  2-A9         $  [9,509,000]         7.38          77 - 100         6.000%      Senior Sequential       [AAA / AAA]
  2-A10        $ [22,047,000]         7.73          61 - 100         6.000%             NAS              [AAA / AAA]
  PO-1         $     [37,127]         3.33           1 - 100         0.000%       Principal Only         [AAA / AAA]
IO-1(4)        $  [6,988,018]          N/A             N/A           6.000%          Notional            [AAA / AAA]
  PO-2         $  [1,010,534]         3.32           1 - 100         0.000%       Principal Only         [AAA / AAA]
IO-2(4)        $ [23,870,680]          N/A             N/A           6.250%          Notional            [AAA / AAA]
   M-1         $ [13,900,000]         9.24           1 - 358         6.154%         Subordinate           [AA / NR]
   M-2         $  [4,633,000]         9.24           1 - 358         6.154%         Subordinate           [A / NR]
   M-3         $  [3,243,000]         9.24           1 - 358         6.154%         Subordinate          [BBB / NR]
B-1(5)         $  [2,317,000]         9.24           1 - 358         6.154%         Subordinate           [BB / NR]
B-2(5)         $  [1,622,000]         9.24           1 - 358         6.154%         Subordinate           [B / NR]
B-3(5)         $  [1,621,730]         9.24           1 - 358         6.154%         Subordinate           [NR / NR]
TOTAL          $[463,325,392]

(1) The approximate size subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The WAL and Payment Windows for the Senior Certificates are shown assuming all loans are run to 10% cleanup call at pricing speed of 100% PPC using balances as of February 1, 2007. The WAL and Payment Windows for the Subordinate Certificates are shown assuming all loans are run to maturity at pricing speed of 100% PPC (For the Group 1 Mortgage Loans, 6% CPR in month 1 building linearly to 20% CPR in month 12 and thereafter. For the Group 2 Mortgage Loans, 8% CPR in month 1 building linearly to 24% CPR in month 12 and thereafter.)

(3) The Pass-Through Rates are described under "Interest Rates" on page 7 of this Free Writing Prospectus.

(4)  Notional Balance.

(5)  Non-offered Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

SPONSOR AND SELLER:              Merrill Lynch Mortgage Lending

DEPOSITOR:                       Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:                  Merrill Lynch Alternative Note Asset Trust,
                                 Series 2007-F1

LEAD MANAGER:                    Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

TRUSTEE:                         HSBC Bank USA, N.A.

MASTER SERVICER AND SECURITIES
ADMINISTRATOR:                   Wells Fargo Bank, N.A.

SERVICERS:                       PHH Mortgage Corp., Wilshire Credit Corp.,
                                 Wachovia Mortgage Corp., and Indymac Bank,
                                 F.S.B.

ORIGINATORS:                     Wachovia Mortgage Corp., Ameriquest Mortgage
                                 Corp, and IndyMac Bank, F.S.B..

RATING AGENCIES:                 Moody's and Fitch will rate all of the Senior
                                 Certificates. Fitch will rate the Mezzanine,
                                 Class B-1 and Class B-2 Certificates.

CUT-OFF DATE:                    March 1, 2007.

CLOSING DATE:                    On or about March [23], 2007.

DISTRIBUTION DATES:              The 25th day of each month (or if not a
                                 business day, the next succeeding business
                                 day), commencing in April 2007.

CERTIFICATES:                    The "Group 1 Senior Certificates" will consist
                                 of the Class 1-A1, Class 1-A2, Class PO-1 and
                                 Class IO-1 Certificates. The "Group 2 Senior
                                 Certificates" will consist of the Class 2-A1,
                                 Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5,
                                 Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9,
                                 Class 2-A10, Class PO-2 and Class IO-2
                                 Certificates. The "Senior Certificates" will
                                 consist of the Group 1 Senior Certificates and
                                 the Group 2 Senior Certificates. The "Mezzanine
                                 Certificates" will consist of the Class M-1,
                                 Class M-2 and Class M-3 Certificates. The
                                 "Subordinate Certificates" will consist of the
                                 Class B-1, Class B-2 and Class B-3
                                 Certificates. The Senior Certificates,
                                 Mezzanine Certificates and the Subordinate
                                 Certificates are collectively referred to
                                 herein as the "Certificates". Only the Senior
                                 and Mezzanine Certificates (collectively, the
                                 "Offered Certificates") are being offered
                                 publicly.

REGISTRATION:                    The Offered Certificates will be made available
                                 in book-entry form through DTC, and upon
                                 request only, through Clearstream, Luxembourg
                                 and the Euroclear system.

FEDERAL TAX TREATMENT:           It is anticipated that, for federal income tax
                                 purposes, the Offered Certificates will
                                 represent ownership of REMIC regular interests.

ERISA ELIGIBILITY:               The Offered Certificates are expected to be
                                 ERISA eligible. Prospective investors should
                                 review with their legal advisors whether the
                                 purchase and holding of any of the Offered
                                 Certificates could give rise to a transaction
                                 prohibited or not otherwise permissible under
                                 ERISA or other similar laws.

SMMEA TREATMENT:                 The Senior Certificates and the Class M-1
                                 Certificates will be "mortgage related
                                 securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

CLEAN-UP CALL:                   The terms of the transaction allow for an
                                 optional termination after an auction of the
                                 trust's assets and retirement of the
                                 Certificates on the date (the "Clean-Up Call
                                 Date") on which the aggregate principal balance
                                 of the Mortgage Loans is equal to 10% or less
                                 of the aggregate principal balance of the
                                 Mortgage Loans as of the Cut-off Date.

PRICING PREPAYMENT SPEED:        The Offered Certificates will be priced to a
                                 prepayment speed of 100% PPC. (For the Group 1
                                 Mortgage Loans, 6% CPR in month 1 building
                                 linearly, to 20% CPR in month 12 and
                                 thereafter. For the Group 2 Mortgage Loans, 8%
                                 CPR in month 1, building linearly, to 24% CPR
                                 in month 12 and thereafter.)

MORTGAGE LOANS:                  The trust will consist of two groups of
                                 approximately 1,836 fixed rate, Alt-A mortgage
                                 loans secured by first liens on one- to
                                 four-family residential properties. The
                                 information on the Mortgage Loans described
                                 herein is based on a pool of Mortgage Loans
                                 with an approximate aggregate principal balance
                                 of $463,325,392 as of February 1, 2007. The
                                 Cut-off date of the Mortgage Loans will be
                                 March 1, 2007 and therefore the aggregate
                                 principal balance of the Mortgage Loans will be
                                 reduced by payments received on or prior to
                                 March 1, 2007.

                                 Approximately 0.07%, 22.15% and 4.35% of the
                                 Mortgage Loans are scheduled to pay interest only for the first fifteen, ten, and five years, respectively. After such fifteen-year, ten-year and five-year interest-only term, the Mortgage Loans are scheduled to balloon or amortize on a 5-year, 10-year, 20-year and 25-year fully amortizing basis. All Mortgage
                                 Loans were generally originated in accordance with the related underwriting guidelines specified in the prospectus supplement.

GROUP 1                          As of February 1, 2007, the Group 1 Mortgage
MORTGAGE LOANS:                  Loans have an aggregate principal balance of
                                 approximately $88,750,877, which equals
                                 approximately 19.16% of the Mortgage Loans.

                                 Approximately 0.38%, 17.04%, and 5.37% of the
                                 Group 1 Mortgage Loans are scheduled to pay interest only for the first fifteen, ten, and five years, respectively. After such fifteen-year, ten-year and five-year interest-only term, Group 1 Mortgage Loans are scheduled to balloon in the case of the 15-year interest only period mortgage loans or amortize on a 5-year or 10- year fully amortizing basis.

GROUP 2                          As of February 1, 2007, the Group 2 Mortgage
MORTGAGE LOANS:                  Loans have an aggregate principal balance of
                                 approximately $374,574,515, which equals
                                 approximately 80.84% of the Mortgage Loans.

                                 Approximately 23.26% and 4.11% of the Group 2
                                 Mortgage Loans are scheduled to pay interest only for the first ten and five years, respectively. After such ten-year and five-year interest-only term, the Group 2 Mortgage Loans are scheduled to amortize on a 20-year and 25-year fully amortizing basis, respectively.

DELAY DAYS:                      The delay days for the Class 1-A1, Class 1-A2,
                                 Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A6,
                                 Class 2-A9, Class 2-A10, Class PO-1, Class
                                 IO-1, Class PO-2, Class IO-2, Class M-1, Class
                                 M-2, Class M-3, Class B-1, Class B-2 and Class
                                 B-3 Certificates will be 24 days. The delay
                                 days for the Class 2-A4, Class 2-A5, Class 2-A7
                                 and Class 2-A8 Certificates will be 0 days.

ACCRUAL PERIOD:                  The interest accrual period for the
                                 Certificates for each Distribution Date will be
                                 the calendar month immediately preceding the
                                 month in which the Distribution Date occurs on
                                 a 30/360 basis.

ACCRUED INTEREST:                Assuming a Closing Date of March 23, 2007, the
                                 Certificates, except the Class 2-A4, Class
                                 2-A5, Class 2-A7 and Class 2-A8 Certificates,
                                 will settle with [22] days of accrued interest.
                                 The Class 2-A4, Class 2-A5, Class 2-A7 and
                                 Class 2-A8 Certificates will settle with 0 days
                                 of accrued interest.


    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

GROUP 1 DISCOUNT                 The Group 1 Mortgage Loans with a Net Mortgage
MORTGAGE LOAN:                   Rate less than 5.50%.

GROUP 2 DISCOUNT                 The Group 2 Mortgage Loans with a Net Mortgage
MORTGAGE LOAN:                   Rate less than 6.00%.

GROUP 1 PREMIUM                  The Group 1 Mortgage Loans with a Net Mortgage
MORTGAGE LOAN:                   Rate greater than 6.00%.

GROUP 2 PREMIUM                  The Group 2 Mortgage Loans with a Net Mortgage
MORTGAGE LOAN:                   Rate greater than 6.25%.

NET MORTGAGE RATE:               With respect to any Mortgage Loan, the mortgage
                                 rate thereon minus the sum of (i) the
                                 applicable servicing fee rate and (ii) the
                                 applicable mortgage insurance rate, if any.

PO PERCENTAGE:                   For each Group 1 Discount Mortgage Loan on any
                                 Distribution Date, the percentage equivalent of
                                 a fraction, the numerator of which is 5.50%
                                 minus the Net Mortgage Rate for such Discount
                                 Mortgage Loans and the denominator of which is
                                 5.50% (the "Group 1 PO Percentage"). For each
                                 Group 2 Discount Mortgage Loan on any
                                 Distribution Date, the percentage equivalent of
                                 a fraction, the numerator of which is 6.00%
                                 minus the Net Mortgage Rate for such Discount
                                 Mortgage Loans and the denominator of which is
                                 6.00% (the "Group 2 PO Percentage").

INTEREST RATES:                  The Class 1-A1 Certificates will accrue
                                 interest at a fixed rate of 5.50%. The Class
                                 1-A2 Certificates will accrue interest at a
                                 fixed rate of 6.00%. The Class 2-A1, Class
                                 2-A2, Class 2-A3, Class 2-A6, Class 2-A9 and
                                 Class 2-A10 Certificates will accrue interest
                                 at a fixed rate of 6.00%. The Class 2-A4
                                 Certificates will accrue interest at a
                                 variable rate of LIBOR + 0.32%, subject to a
                                 minimum of 0.32% and a maximum rate of 7.00%.
                                 The Class 2-A5 will accrue interest at a rate
                                 of 6.68% minus LIBOR, subject to a minimum
                                 rate of 0.00%. The Class 2-A7 will accrue
                                 interest at a variable rate of LIBOR + 0.55%,
                                 subject to a minimum of 0.55% and a maximum
                                 rate of 9.50%. The Class 2-A7 will be entitled
                                 to the benefit of a cap corridor having a
                                 strike rate of 5.45% at the lower collar and
                                 8.95% at the upper collar and a notional
                                 balance as set forth on schedule on page [13].
                                 To the extent that the interest rate on the
                                 Class 2-A7 Certificates exceeds 6.00%, the
                                 excess over 6.00% will not be payable from
                                 payments on the Mortgage Loans and will be
                                 payable solely from amounts payable under the
                                 cap corridor and received from the cap
                                 counterparty. The Class 2-A8 Certificates will
                                 accrue interest at a rate of 5.45% minus
                                 LIBOR, subject to a minimum rate of 0.00%.

                                 The Class M-1, Class M-2, Class M-3, Class B-1,
                                 Class B-2 and Class B-3 Certificates will each accrue an interest rate equal to the weighted average of the remittance rates of the four subgroups based upon the subordinated amount of each subgroup.

                                 The Class IO-1 Certificates will accrue
                                 interest at a fixed rate of 6.00%. The notional balance will be equal to (1) the product of (a) the weighted average of the net mortgage rates of the Group 1 Premium Mortgage Loans minus
                                 6.00% and (b) the principal balance of the Group 1 Premium Mortgage Loans divided by (2)
                                 6.00%.

                                 The Class IO-2 Certificates will accrue
                                 interest at a fixed rate of 6.25%. The notional balance will be equal to (1) the product of (a) the weighted average of the net mortgage rates of the Group 2 Premium Mortgage Loans minus
                                 6.25% and (b) the principal balance of the Group 2 Premium Mortgage Loans divided by (2)
                                 6.25%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                                 The Class PO-1 and Class PO-2 Certificates shall not be entitled to received any distributions of interest.

NON-PO PRINCIPAL                 On any Distribution Date, the sum of (1) the
DISTRIBUTION AMOUNT:             product of (a) the Senior Percentage and (b)
                                 the Non-PO Percentage of scheduled principal
                                 collections and (2) the product of (a) the
                                 Senior Prepayment Percentage and (b) the Non-PO
                                 Percentage of unscheduled principal
                                 collections.

SUBORDINATE                      On any Distribution Date, the sum of (1) the
PRINCIPAL DISTRIBUTION           product of (a) the Subordinate Percentage and
AMOUNT:                          (b) the Non-PO Percentage of scheduled
                                 principal collections and (2) the product of
                                 (a) the Subordinate Prepayment Percentage and
                                 (b) the Non-PO Percentage of unscheduled
                                 principal collections.

GROUP 1                          On any Distribution Date, the percentage
SENIOR PERCENTAGE:               equivalent of a fraction, the numerator of
                                 which is the sum of the certificate principal
                                 balance of the Group 1 Senior Certificates
                                 (other than the Class PO -1 Certificates)
                                 immediately prior to that Distribution Date,
                                 and the denominator of which is the aggregate
                                 of (1) the principal balance of each Mortgage
                                 Loan multiplied by (2) the applicable Non-PO
                                 Percentage immediately prior to that
                                 Distribution Date.

GROUP 2                          On any Distribution Date, the percentage
SENIOR PERCENTAGE:               equivalent of a fraction, the numerator of
                                 which is the sum of the certificate principal
                                 balance of the Group 2 Senior Certificates
                                 (other than the Class PO-2 Certificates)
                                 immediately prior to that Distribution Date,
                                 and the denominator of which is the aggregate
                                 of (1) the principal balance of each Mortgage
                                 Loan multiplied by (2) the applicable Non-PO
                                 Percentage immediately prior to that
                                 Distribution Date.

SUBORDINATE                      On any Distribution Date, 100% minus the Senior
PERCENTAGE:                      Percentage on such Distribution Date.

CLASS 2-A3 PRIORITY              On any Distribution Date, the product of (x)
AMOUNT:                          Class 2-A3 Lockout Percentage (y) Class 2-A3
                                 Priority Percentage and (z) sum of the related
                                 Non-PO Percentage of the senior scheduled and
                                 unscheduled principal collections in each loan
                                 in Subgroup 3

CLASS 2-A3                       On any Distribution Date occurring during the 5
LOCKOUT PERCENTAGE:              years beginning with the first distribution
                                 date will equal 0%. Thereafter, the Class 2-A3
                                 percentage for any date after the 5th
                                 anniversary of the distribution date will be as
                                 follows:

                                 For any distribution for the first year
                                 thereafter 30%; for any distribution for the second year thereafter 40%; for any distribution for the third year thereafter 60%;
                                 and for any distribution for the fourth year thereafter 80%; for any distribution for the fifth year thereafter 100%.

CLASS 2-A3                       On any Distribution Date, will equal the
PRIORITY PERCENTAGE:             percentage equivalent of the fraction which the
                                 numerator is the Class 2-A3 Certificate balance
                                 immediately prior to such Distribution Date and
                                 the denominator of which is equal to the
                                 aggregate of class certificate balance of the
                                 Class 2-A1, Class 2-A2 and Class 2-A3
                                 Certificates immediately prior to such
                                 distribution date.

CLASS 2-A10 PRIORITY             On any Distribution Date, the product of (x)
AMOUNT:                          Class 2-A10 Lockout Percentage (y) Class 2-A10
                                 Priority Percentage and (z) sum of the related
                                 Non-PO Percentage of the senior scheduled and
                                 unscheduled principal collections in each loan
                                 in Subgroup 4 times 75.00%

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

CLASS 2-A10                      On any Distribution Date occurring during the 5
LOCKOUT PERCENTAGE:              years beginning with the first distribution
                                 date will equal 0%. Thereafter, the Class 2-A10
                                 percentage for any date after the 5th
                                 anniversary of the distribution date will be as
                                 follows:

                                 For any distribution for the first year
                                 thereafter 30%; for any distribution for the second year thereafter 40%; for any distribution for the third year thereafter 60%;
                                 for any distribution for the fourth year thereafter 80%; and for any distribution for the fifth year thereafter 100%.

CLASS 2-A10                      On any Distribution Date, will equal the
PRIORITY PERCENTAGE:             percentage equivalent of the fraction which the
                                 numerator is the Class 2-A10 Certificate
                                 balance immediately prior to such Distribution
                                 Date and the denominator of which is equal to
                                 the aggregate of class certificate balance of
                                 the Class 2-A6, Class 2-A7, Class 2-A9 and
                                 Class 2-A10 Certificates immediately prior to
                                 such distribution date.

GROUP 1 CLASS PO                 On any Distribution Date, the sum of (1) the
PRINCIPAL DISTRIBUTION           Group 1 PO Percentage of scheduled principal
AMOUNT:                          collections in respect of Group 1 Discount
                                 Mortgage Loans and (2) the Group 1 PO
                                 Percentage of unscheduled principal collections
                                 in respect of Group 1 Discount Mortgage Loans.

GROUP 2 CLASS PO                 On any Distribution Date, the sum of (1) the
PRINCIPAL DISTRIBUTION           Group 2 PO Percentage of scheduled principal
AMOUNT:                          collections in respect of Group 2 Discount
                                 Mortgage Loans and (2) the Group 2 PO
                                 Percentage of unscheduled principal collections
                                 in respect of Group 2 Discount Mortgage Loans.

NON-PO PERCENTAGE:               For each Group 1 Discount Mortgage Loan on any
                                 Distribution Date, the percentage equivalent of
                                 a fraction, the numerator of which is the
                                 applicable Net Mortgage Rate for such Discount
                                 Mortgage Loans and the denominator of which is
                                 5.50%. For any Non-Discount Mortgage Loan on
                                 any Distribution Date, 100%.

                                 For each Group 2 Discount Mortgage Loan on any
                                 Distribution Date, the percentage equivalent of a fraction, the numerator of which is the applicable Net Mortgage Rate for such Discount
                                 Mortgage Loans and the denominator of which is 6.00%. For any Non-Discount Mortgage Loan on any Distribution Date, 100%.

SENIOR PREPAYMENT                On any Distribution Date, the sum of (1) the
PERCENTAGE:                      Senior Percentage and (2) the product of (a)
                                 100% minus the Prepayment Shift Percentage for
                                 such Distribution Date multiplied by (b) the
                                 Subordinate Percentage for such Distribution
                                 Date.

SUBORDINATE                      On any Distribution Date, 100% minus the Senior
PREPAYMENT PERCENTAGE:           Prepayment Percentage for such loan group.

SHIFTING INTEREST:               For any Distribution Date occurring during the
                                 five years beginning on the first Distribution
                                 Date, the Mezzanine Certificates and
                                 Subordinate Certificates will be locked out
                                 from receipt of all unscheduled principal
                                 (unless the Senior Certificates are paid down
                                 to zero). After such time and subject to
                                 standard collateral performance triggers (to be
                                 described in the prospectus supplement), the
                                 Mezzanine Certificates and Subordinate
                                 Certificates will receive an increasing portion
                                 of unscheduled principal prepayments.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                                 The prepayment percentages on the Mezzanine
                                 Certificates and Subordinate Certificates are as follows:

                                 DISTRIBUTION DATES        PREPAYMENT SHIFT PERCENTAGE
                                 ------------------        ---------------------------
                                 April 2007 - March 2012   0% Pro Rata Share
                                 April 2012 - March 2013   30% Pro Rata Share
                                 April 2013 - March 2014   40% Pro Rata Share
                                 April 2014 - March 2015   60% Pro Rata Share
                                 April 2015 - March 2016   80% Pro Rata Share
                                 April 2016 and after      100% Pro Rata Share

                                 Any principal not allocated to the Mezzanine
                                 Certificates and Subordinate Certificates will be allocated to the Senior Certificates (except that the Class IO-1 Certificates and Class IO-2
                                 Certificates will receive no principal).

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

ALLOCATION OF                    Any realized losses (other then the PO
REALIZED LOSSES:                 Percentage of such realized losses) on the
                                 Mortgage Loans will be allocated as follows:
                                 first, to the Subordinate Certificates in
                                 reverse order of their numerical Class
                                 designations, in each case until the respective
                                 certificate principal balance has been reduced
                                 to zero; second, to the Mezzanine Certificates
                                 in reverse order of their numerical Class
                                 designations, in each case until the respective
                                 certificate principal balance has been reduced
                                 to zero; and third to the related Senior
                                 Certificates (other than the Class PO-1, Class
                                 PO-2, Class IO-1 and Class IO-2 Certificates)
                                 prorata based on outstanding principal balance
                                 until the certificate principal balance has
                                 been reduced to zero. The Class PO-1 and Class
                                 PO-2 Certificates will be reimbursed for any
                                 realized losses allocated to such class from
                                 amounts payable to the Mezzanine and
                                 Subordinate Certificates.

SUBGROUPS RELATING               Solely for purposes of allocating principal
TO THE MORTGAGE POOL             distributions and losses with respect to
                                 principal among the Group 1 Senior
                                 Certificates, the Group 1 Mortgage Loans will
                                 be divided into two separate subgroups,
                                 "Subgroup 1 Mortgage Loans" and "Subgroup 2
                                 Mortgage Loans." The Class 1-A1 Certificates
                                 will generally receive payments of principal
                                 from collections of principal on the Subgroup 1
                                 Mortgage Loans. The Class 1-A2 Certificates
                                 will generally receive payments of principal
                                 from collections of principal on the Subgroup 2
                                 Mortgage Loans.

                                 Subgroup 1 will include 100% of Group 1
                                 Discount Loans.

                                 A portion of the principal balance of each Group 1 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.50% and less than or equal to 6.00% will be allocated to Subgroup 1 and Subgroup 2 as follows:

                                                                               (Net Mortgage Rate - 5.50%)
                                 portion allocable = principal balance x ( 1 - --------------------------- )
                                   to Subgroup 1                                          0.50%

                                                                         (Net Mortgage Rate - 5.50%)
                                 portion allocable = principal balance x --------------------------- )
                                   to Subgroup 2                                     0.50%

                                 Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 2 Senior
                                 Certificates, the Group 2 Mortgage Loans will be divided into two separate subgroups, "Subgroup 3 Mortgage Loans" and "Subgroup 4
                                 Mortgage Loans." The Class 2-A1, Class 2-A2 and
                                 Class 2-A3 Certificates will generally receive payments of principal from collections of principal on the Subgroup 3 Mortgage Loans. The
                                 Class 2-A4, Class 2-A5, Class 2-A6, Class 2-A7,
                                 Class 2-A8, Class 2-A9 and Class 2-A10
                                 Certificates will generally receive payments of principal from collections of principal on the Subgroup 4 Mortgage Loans.

                                 Subgroup 3 will include 100% of Group 2
                                 Discount Loans.

                                 A portion of the principal balance of each Group 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.00% and less than or equal to 6.25% will be allocated to Subgroup 3 and Subgroup 4 as follows:

                                                                               (Net Mortgage Rate - 6.00%)
                                 portion allocable = principal balance x ( 1 - --------------------------- )
                                   to Subgroup 3                                           0.25%

                                                                         (Net Mortgage Rate - 6.00%)
                                 portion allocable = principal balance x --------------------------- )
                                   to Subgroup 4                                     0.25%

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

CERTIFICATES' PRIORITY OF        Distributions on the Certificates will be made
DISTRIBUTIONS:                   on each Distribution Date from available
                                 interest and principal collections received
                                 during the related due period on the Mortgage
                                 Loans in the following order of priority:

                                 Concurrently A and B, then C:

                                 A.   Concurrently as follows:

                                      1)

                                           i.   To the Class 1-A1 Certificates,
                                                accrued and unpaid interest at
                                                the respective Interest Rate;

                                           ii.  To the Class PO-1 Certificates
                                                the Class PO-1 Principal
                                                Distribution Amount

                                           iii. To the Class 1-A1 Certificates,
                                                until its certificate principal
                                                balances is reduced to zero, the
                                                Non-PO-1 Principal Distribution
                                                Amount attributable to Subgroup
                                                1.

                                      2)

                                           i.   To the Class 1-A2 and Class IO-1
                                                Certificates, accrued and unpaid
                                                interest at the respective
                                                Interest Rate;

                                           ii.  To the Class 1-A2 Certificates,
                                                until its certificate principal
                                                balances is reduced to zero, the
                                                Non-PO Principal Distribution
                                                Amount attributable to to
                                                Subgroup 2..

                                 B.

                                      1)

                                           i.   To the Class 2-A1, Class 2-A2
                                                and Class 2-A3 Certificates
                                                accrued and unpaid interest at
                                                the respective Interest Rate;

                                           ii.  To the Class PO-2 Certificates
                                                the Class PO-2 Principal
                                                Distribution Amount

                                           iii. To the Class 2-A1, Class 2-A2
                                                and Class 2-A3 Certificates, the
                                                Non-PO Principal Distribution
                                                Amount attributable to Subgroup
                                                3, sequentially as follows,:

                                                a.   Beginning on the
                                                     Distribution Date on [April
                                                     2012], the Class 2-A3
                                                     Priority Amount to the
                                                     Class 2-A3 Certificates;

                                                b.   The Class 2-A1 Certificates
                                                     until its balance has been
                                                     reduced to zero.

                                                c.   The Class 2-A2 Certificates
                                                     until its balance has been
                                                     reduced to zero.

                                                d.   To the Class 2-A3
                                                     Certificates until its
                                                     balance has been reduced to
                                                     zero.

                                      2)

                                           i.   To the Class 2-A4, Class 2-A5,
                                                Class 2-A6, Class 2-A7, Class
                                                2-A8, Class 2-A9, Class 2-A10
                                                and Class IO-2 Certificates,p
                                                accrued and unpaid interest at
                                                the respective Interest Rate;

                                           ii.  To the Class 2-A4, Class 2-A6,
                                                Class 2-A7, Class 2-A9 and Class
                                                2-A10 certificates, the Non-PO
                                                Principal Distribution Amount
                                                attributable to Subgroup 4
                                                sequentially as follows:

                                                a.   Approximately [25.000]% to
                                                     the Class 2A4 Certificates
                                                     until reduced to zero

                                                b.   Approximately [75.000]%
                                                     sequentially as follows:

                                                     1.   Beginning on the
                                                          Distribution Date on
                                                          [April 2012], the
                                                          Class 2-A10 Priority
                                                          Amount to the Class
                                                          2-A10 Certificates;

                                                     2.   To the Class 2-A6
                                                          Certificates at a
                                                          fixed rate of $850,000
                                                          for as long as the
                                                          Class 2-A7 remains
                                                          outstanding, until its
                                                          balance has been
                                                          reduced to zero.

                                                     3.   To the Class 2-A7
                                                          Certificates until its
                                                          balance has been
                                                          reduced to zero.

                                                     4.   To the Class 2-A6
                                                          Certificates until its
                                                          balance has been
                                                          reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                                                     5.   To the Class 2-A9
                                                          Certificates until its
                                                          balance has been
                                                          reduced to zero.

                                                     6.   To the Class 2-A10
                                                          Certificates until its
                                                          balance has been
                                                          reduced to zero.

                                 C.   Sequentially to the Class M-1, Class M-2,
                                      Class M-3, Class B-1, Class B-2 and Class
                                      B-3 Certificates, in that order, in each case up to an amount equal to and in the following order, (i) first, accrued and unpaid interest at the respective Interest
                                      Rate and (ii) second, such Class' pro rata share of principal as described under "Shifting Interest" above, until their respective certificate principal balances are reduced to zero. The right of the Subordinate Certificates to receive distributions of principal will be subordinated to the right of the Senior
                                      Certificates to receive distributions of principal.

                                 On the Distribution Date after the Distribution
                                 Date on which the Subordinate Classes are reduced to zero, the Senior Certificates will pay on a pro rata basis from collections on the related mortgage group.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS 2-A7 CERTIFICATES

BEGINNING   ENDING                   LOWER       UPPER
 ACCRUAL    ACCRUAL  BALANCE ($)  COLLAR (%)  COLLAR (%)
---------  --------  -----------  ----------  ----------
 03/23/07  04/25/07            0       N/A         N/A
 04/25/07  05/25/07   98,566,110     5.450       8.950
 05/25/07  06/25/07   96,644,398     5.450       8.950
 06/25/07  07/25/07   94,487,867     5.450       8.950
 07/25/07  08/25/07   92,103,788     5.450       8.950
 08/25/07  09/25/07   89,502,186     5.450       8.950
 09/25/07  10/25/07   86,698,798     5.450       8.950
 10/25/07  11/25/07   83,721,324     5.450       8.950
 11/25/07  12/25/07   80,616,486     5.450       8.950
 12/25/07  01/25/08   77,431,820     5.450       8.950
 01/25/08  02/25/08   74,324,864     5.450       8.950
 02/25/08  03/25/08   71,294,339     5.450       8.950
 03/25/08  04/25/08   68,338,783     5.450       8.950
 04/25/08  05/25/08   65,456,764     5.450       8.950
 05/25/08  06/25/08   62,646,877     5.450       8.950
 06/25/08  07/25/08   59,907,742     5.450       8.950
 07/25/08  08/25/08   57,238,008     5.450       8.950
 08/25/08  09/25/08   54,636,348     5.450       8.950
 09/25/08  10/25/08   52,101,461     5.450       8.950
 10/25/08  11/25/08   49,632,070     5.450       8.950
 11/25/08  12/25/08   47,226,923     5.450       8.950
 12/25/08  01/25/09   44,884,792     5.450       8.950
 01/25/09  02/25/09   42,604,471     5.450       8.950
 02/25/09  03/25/09   40,384,778     5.450       8.950
 03/25/09  04/25/09   38,224,555     5.450       8.950
 04/25/09  05/25/09   36,122,664     5.450       8.950

BEGINNING   ENDING                   LOWER       UPPER
 ACCRUAL    ACCRUAL  BALANCE ($)  COLLAR (%)  COLLAR (%)
---------  --------  -----------  ----------  ----------
 05/25/09  06/25/09   34,077,988     5.450       8.950
 06/25/09  07/25/09   32,089,435     5.450       8.950
 07/25/09  08/25/09   30,155,929     5.450       8.950
 08/25/09  09/25/09   28,276,418     5.450       8.950
 09/25/09  10/25/09   26,449,869     5.450       8.950
 10/25/09  11/25/09   24,675,269     5.450       8.950
 11/25/09  12/25/09   22,951,623     5.450       8.950
 12/25/09  01/25/10   21,277,956     5.450       8.950
 01/25/10  02/25/10   19,653,312     5.450       8.950
 02/25/10  03/25/10   18,076,753     5.450       8.950
 03/25/10  04/25/10   16,547,359     5.450       8.950
 04/25/10  05/25/10   15,064,226     5.450       8.950
 05/25/10  06/25/10   13,626,468     5.450       8.950
 06/25/10  07/25/10   12,233,219     5.450       8.950
 07/25/10  08/25/10   10,883,624     5.450       8.950
 08/25/10  09/25/10    9,576,849     5.450       8.950
 09/25/10  10/25/10    8,312,073     5.450       8.950
 10/25/10  11/25/10    7,088,493     5.450       8.950
 11/25/10  12/25/10    5,905,319     5.450       8.950
 12/25/10  01/25/11    4,761,777     5.450       8.950
 01/25/11  02/25/11    3,657,109     5.450       8.950
 02/25/11  03/25/11    2,590,569     5.450       8.950
 03/25/11  04/25/11    1,561,429     5.450       8.950
 04/25/11  05/25/11      568,970     5.450       8.950
 05/25/11  06/25/11            0       N/A         N/A

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                        GROUP I FIXED RATE MORTGAGE LOANS

                                                           ORIGINAL        REMAINING                                   ORIGINAL
                                                         AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                            NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
   618,711.00    5.968     5.718      120       112           120             112              0              0            0
   100,858.00    6.375     6.125      120       113           120             113              0              0            0
   356,798.58    6.500     6.250      120       117           120             117              0              0            0
    51,006.18    7.500     7.250      120       114           120             114              0              0            0
    65,889.00    5.990     5.740      120       112           120             112              0              0           12
    87,052.00    5.990     5.740      120       112           120             112              0              0           36
   120,018.00    6.125     5.875      120       111           120             111              0              0           36
    99,825.00    6.250     6.000      120       112           120             112              0              0           36
    99,812.00    6.250     6.000      120       113           120             113              0              0           36
   390,158.36    5.250     5.000      180       175           180             175              0              0            0
 2,910,194.17    5.765     5.515      180       174           180             174              0              0            0
 8,011,721.44    5.957     5.707      180       173           180             173              0              0            0
 2,612,566.11    6.000     5.750      180       176           180             176              0              0            0
 6,285,401.81    6.125     5.875      180       177           180             177              0              0            0
 8,754,767.42    6.250     6.000      180       178           180             178              0              0            0
 8,821,683.01    6.375     6.125      180       175           180             175              0              0            0
 5,189,539.75    6.500     6.250      180       176           180             176              0              0            0
 3,163,322.32    6.628     6.378      180       176           180             176              0              0            0
 4,589,923.20    6.750     6.500      180       176           180             176              0              0            0
 3,412,482.04    6.886     6.636      180       176           180             176              0              0            0
 3,221,978.82    7.000     6.750      180       175           180             175              0              0            0
   143,098.53    7.125     6.875      180       176           180             176              0              0            0
   371,148.83    7.250     7.000      180       172           180             172              0              0            0
   471,854.42    7.375     7.125      180       175           180             175              0              0            0
   545,572.17    7.500     7.250      180       177           180             177              0              0            0
   205,676.90    7.625     7.375      180       173           180             173              0              0            0
   162,043.06    7.750     7.500      180       175           180             175              0              0            0
   197,082.25    7.891     7.641      180       171           180             171              0              0            0
   187,075.68    8.500     8.250      180       170           180             170              0              0            0
   140,274.27    5.875     5.625      180       170           180             170              0              0           12
   385,403.00    5.990     5.740      180       172           180             172              0              0           12
   111,115.44    6.125     5.875      180       170           180             170              0              0           12
   296,661.00    6.375     6.125      180       174           180             174              0              0           12
   169,994.00    6.750     6.500      180       170           180             170              0              0           12
   153,490.14    6.625     6.375      180       176           180             176              0              0           24
    72,997.00    5.625     5.375      180       172           180             172              0              0           36
   105,306.00    5.750     5.500      180       172           180             172              0              0           36
   445,924.00    5.965     5.715      180       171           180             171              0              0           36
 2,691,627.00    5.968     5.718      180       172           180             172              0              0           36
   195,025.00    5.990     5.740      180       172           180             172              0              0           36
    88,195.00    6.125     5.875      180       173           180             173              0              0           36
   192,468.25    6.500     6.250      180       176           180             176              0              0           36
    98,486.00    6.500     6.250      180       173           180             173              0              0           36
   112,837.00    6.625     6.375      180       172           180             172              0              0           36
   561,411.57    6.625     6.375      180       175           180             175              0              0           36
   521,411.72    6.750     6.500      180       170           180             170              0              0           36
   198,340.00    6.875     6.625      180       172           180             172              0              0           36
   102,981.00    6.990     6.740      180       173           180             173              0              0           36
   156,498.00    6.990     6.740      180       171           180             171              0              0           36
   194,833.00    6.953     6.703      180       172           180             172              0              0           36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                     GROUP I FIXED RATE MORTGAGE LOANS CONT.

   139,360.00    7.125     6.875      180       171           180             171              0              0           36
    88,021.00    7.500     7.250      180       171           180             171              0              0           36
    64,217.05    7.750     7.500      180       176           180             176              0              0           36
   347,662.80    6.375     6.125      180       176            60              60            120            116            0
   803,070.00    6.500     6.250      180       175            60              60            120            115            0
   306,400.00    6.625     6.375      180       175            60              60            120            115            0
   387,998.49    6.750     6.500      180       175            60              60            120            115            0
   738,100.00    6.875     6.625      180       174            60              60            120            114            0
   835,434.46    7.000     6.750      180       175            60              60            120            115            0
   464,000.00    7.125     6.875      180       175            60              60            120            115            0
 1,257,515.50    7.250     7.000      180       175            60              60            120            115            0
   978,160.00    7.375     7.125      180       175            60              60            120            115            0
   416,000.00    7.500     7.250      180       175            60              60            120            115            0
   723,200.00    7.625     7.375      180       175            60              60            120            115            0
 1,172,495.35    7.750     7.500      180       175            60              60            120            115            0
 2,543,600.00    7.940     7.690      180       175            60              60            120            115            0
   800,000.00    8.000     7.750      180       175            60              60            120            115            0
   608,000.00    8.125     7.875      180       175            60              60            120            115            0
   452,000.00    8.375     8.125      180       175            60              60            120            115            0
   248,000.00    8.500     8.250      180       174            60              60            120            114            0
   488,000.00    9.125     8.875      180       175            60              60            120            115            0
   601,981.55    6.625     6.375      180       176            60              60            120            116           12
   227,999.00    6.750     6.500      180       176            60              60            120            116           36
   111,499.45    7.125     6.875      180       176            60              60            120            116           36
   608,000.00    8.375     8.125      180       172            60              60            120            112           36
   334,979.27    6.375     6.125      180       175             0               0            180            175            0
   280,000.00    6.500     6.250      180       174           120             120             60             54            0
   403,992.00    6.750     6.500      180       176           120             120             60             56            0
   283,456.84    7.125     6.875      180       176           120             120             60             56            0
   515,836.06    7.625     7.375      180       174           120             120             60             54            0
   247,920.00    7.750     7.500      180       175           120             120             60             55            0
 1,672,239.89    7.893     7.643      180       175           120             120             60             55            0
 1,171,200.00    8.500     8.250      180       174           120             120             60             54            0
   188,000.00    9.250     9.000      180       175           120             120             60             55            0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                   GROUP II FIXED RATE MORTGAGE LOANS

                                                           ORIGINAL        REMAINING                                   ORIGINAL
                                                         AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                            NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
   551,869.00    6.375     6.125      240       235           240             235              0              0            0
   189,662.00    6.500     6.250      240       233           240             233              0              0            0
   381,176.00    6.750     6.500      240       235           240             235              0              0            0
   273,687.00    6.875     6.625      240       235           240             235              0              0            0
    98,873.00    7.250     7.000      240       233           240             233              0              0            0
   188,658.68    7.500     7.250      240       238           240             238              0              0            0
    52,907.18    7.750     7.500      240       238           240             238              0              0            0
    85,658.00    6.500     6.250      240       230           240             230              0              0           36
   314,627.00    6.625     6.375      240       233           240             233              0              0           36
   136,619.00    6.750     6.500      240       234           240             234              0              0           36
   107,015.00    6.875     6.625      240       233           240             233              0              0           36
   182,935.00    6.990     6.740      240       233           240             233              0              0           36
   343,523.00    7.125     6.875      240       233           240             233              0              0           36
    83,983.00    6.000     5.750      300       293           300             293              0              0            0
   215,559.00    6.375     6.125      300       293           300             293              0              0            0
   220,983.00    6.625     6.375      300       294           300             294              0              0            0
    87,300.00    6.750     6.500      300       293           300             293              0              0            0
   205,415.00    7.250     7.000      300       293           300             293              0              0            0
   258,780.00    6.375     6.125      300       293           300             293              0              0           36
   101,036.00    6.750     6.500      300       293           300             293              0              0           36
   135,995.00    7.250     7.000      300       293           300             293              0              0           36
   103,760.00    7.375     7.125      300       293           300             293              0              0           36
   120,852.00    7.875     7.625      300       293           300             293              0              0           36
   127,059.00    5.500     5.250      360       352           360             352              0              0            0
   522,728.00    5.750     5.500      360       352           360             352              0              0            0
 5,494,150.63    5.961     5.711      360       353           360             353              0              0            0
 4,878,806.95    6.000     5.750      360       358           360             358              0              0            0
 9,022,870.81    6.125     5.875      360       358           360             358              0              0            0
12,070,114.17    6.250     6.000      360       358           360             358              0              0            0
20,887,192.51    6.375     6.125      360       357           360             357              0              0            0
18,424,649.75    6.500     6.250      360       357           360             357              0              0            0
18,479,868.27    6.625     6.375      360       358           360             358              0              0            0
21,750,453.67    6.750     6.500      360       358           360             358              0              0            0
27,565,949.61    6.883     6.633      360       357           360             357              0              0            0
10,726,019.96    7.000     6.750      360       358           360             358              0              0            0
11,518,540.85    7.125     6.875      360       356           360             356              0              0            0
 9,284,410.49    7.250     7.000      360       357           360             357              0              0            0
 8,086,719.37    7.375     7.125      360       357           360             357              0              0            0
 8,114,983.25    7.500     7.250      360       356           360             356              0              0            0
 3,470,684.62    7.625     7.375      360       358           360             358              0              0            0
 7,405,754.86    7.750     7.500      360       358           360             358              0              0            0
 2,944,911.72    7.890     7.640      360       355           360             355              0              0            0
   537,490.42    8.000     7.750      360       357           360             357              0              0            0
    75,746.00    8.990     8.740      360       353           360             353              0              0            0
   407,777.00    9.000     8.750      360       351           360             351              0              0            0
   288,855.00    9.375     9.125      360       353           360             353              0              0            0
   372,246.00    5.800     5.550      360       352           360             352              0              0           12
   133,763.63    5.990     5.740      360       350           360             350              0              0           12
   558,510.00    5.990     5.740      360       350           360             350              0              0           12
   566,029.00    6.125     5.875      360       350           360             350              0              0           12
   688,634.00    6.250     6.000      360       351           360             351              0              0           12
   223,084.00    6.375     6.125      360       350           360             350              0              0           12

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                    GROUP II FIXED RATE MORTGAGE LOANS CONT.

   320,723.00    6.375     6.125      360       352           360             352              0              0           12
   719,445.00    6.500     6.250      360       352           360             352              0              0           12
   188,980.17    6.625     6.375      360       354           360             354              0              0           12
   238,493.00    6.625     6.375      360       352           360             352              0              0           12
   199,827.80    6.750     6.500      360       357           360             357              0              0           12
   198,952.00    6.750     6.500      360       353           360             353              0              0           12
   126,107.13    6.875     6.625      360       356           360             356              0              0           12
   472,921.18    6.875     6.625      360       355           360             355              0              0           12
   680,249.00    6.990     6.740      360       353           360             353              0              0           12
   217,520.00    7.000     6.750      360       357           360             357              0              0           12
   232,417.23    7.000     6.750      360       356           360             356              0              0           12
   234,023.99    7.125     6.875      360       356           360             356              0              0           12
   367,055.00    7.125     6.875      360       350           360             350              0              0           12
   267,237.57    7.250     7.000      360       356           360             356              0              0           12
 1,202,258.13    7.250     7.000      360       356           360             356              0              0           12
   358,289.00    7.250     7.000      360       353           360             353              0              0           12
   115,153.94    7.375     7.125      360       356           360             356              0              0           12
   839,422.49    7.375     7.125      360       356           360             356              0              0           12
   342,596.38    7.500     7.250      360       356           360             356              0              0           12
    95,166.00    7.500     7.250      360       353           360             353              0              0           12
   419,425.78    7.625     7.375      360       355           360             355              0              0           12
   299,401.93    7.750     7.500      360       356           360             356              0              0           12
   460,479.00    7.750     7.500      360       350           360             350              0              0           12
   118,419.88    7.875     7.625      360       354           360             354              0              0           12
    87,041.00    7.990     7.740      360       353           360             353              0              0           12
   289,575.56    6.125     5.875      360       356           360             356              0              0           24
   409,627.35    6.375     6.125      360       356           360             356              0              0           24
   101,342.45    6.875     6.625      360       356           360             356              0              0           24
   195,677.73    7.000     6.750      360       356           360             356              0              0           24
 1,214,981.38    7.125     6.875      360       355           360             355              0              0           24
 1,297,510.83    7.250     7.000      360       356           360             356              0              0           24
   447,934.95    7.375     7.125      360       356           360             356              0              0           24
    80,593.18    7.500     7.250      360       356           360             356              0              0           24
   172,412.84    7.500     7.250      360       355           360             355              0              0           24
   167,742.00    5.750     5.500      360       352           360             352              0              0           36
   446,869.00    5.990     5.740      360       350           360             350              0              0           36
 1,396,349.00    5.990     5.740      360       352           360             352              0              0           36
   172,803.88    6.000     5.750      360       356           360             356              0              0           36
   485,162.00    6.125     5.875      360       350           360             350              0              0           36
   249,914.37    6.125     5.875      360       350           360             350              0              0           36
   681,580.00    6.125     5.875      360       351           360             351              0              0           36
   427,107.00    6.250     6.000      360       351           360             351              0              0           36
   534,266.54    6.250     6.000      360       354           360             354              0              0           36
   213,052.00    6.375     6.125      360       351           360             351              0              0           36
 3,933,922.74    6.375     6.125      360       354           360             354              0              0           36
   488,172.82    6.500     6.250      360       353           360             353              0              0           36
   338,146.19    6.500     6.250      360       355           360             355              0              0           36
 3,423,053.87    6.500     6.250      360       354           360             354              0              0           36
 2,977,338.84    6.630     6.380      360       354           360             354              0              0           36
   345,522.92    6.750     6.500      360       353           360             353              0              0           36
   209,979.00    6.750     6.500      360       355           360             355              0              0           36
    70,020.00    6.750     6.500      360       353           360             353              0              0           36
 5,662,174.94    6.750     6.500      360       355           360             355              0              0           36
   854,392.03    6.961     6.711      360       351           360             351              0              0           36
   490,963.22    6.900     6.650      360       352           360             352              0              0           36
   324,350.35    6.875     6.625      360       356           360             356              0              0           36
    66,989.00    6.990     6.740      360       350           360             350              0              0           36
    88,426.00    6.990     6.740      360       350           360             350              0              0           36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                    GROUP II FIXED RATE MORTGAGE LOANS CONT.

 4,501,929.09    6.894     6.644      360       355           360             355              0              0           36
    68,646.00    6.875     6.625      360       353           360             353              0              0           36
   139,769.81    7.000     6.750      360       357           360             357              0              0           36
   111,017.16    7.000     6.750      360       356           360             356              0              0           36
 1,022,670.54    7.025     6.775      360       354           360             354              0              0           36
   598,399.65    7.125     6.875      360       352           360             352              0              0           36
   202,985.48    7.125     6.875      360       355           360             355              0              0           36
    67,002.00    7.125     6.875      360       350           360             350              0              0           36
   102,832.00    7.125     6.875      360       353           360             353              0              0           36
 4,052,461.70    7.127     6.877      360       354           360             354              0              0           36
   244,808.00    7.150     6.900      360       353           360             353              0              0           36
   211,346.21    7.250     7.000      360       354           360             354              0              0           36
   206,712.15    7.250     7.000      360       356           360             356              0              0           36
 5,683,598.42    7.250     7.000      360       355           360             355              0              0           36
   181,680.00    7.250     7.000      360       353           360             353              0              0           36
   252,472.75    7.375     7.125      360       353           360             353              0              0           36
 2,306,080.41    7.375     7.125      360       355           360             355              0              0           36
   123,444.00    7.375     7.125      360       354           360             354              0              0           36
   246,798.88    7.500     7.250      360       352           360             352              0              0           36
   530,803.70    7.500     7.250      360       354           360             354              0              0           36
   318,798.00    7.500     7.250      360       354           360             354              0              0           36
   495,248.73    7.625     7.375      360       355           360             355              0              0           36
   129,960.99    7.625     7.375      360       356           360             356              0              0           36
   777,689.45    7.640     7.390      360       353           360             353              0              0           36
   108,809.59    7.750     7.500      360       354           360             354              0              0           36
    88,224.86    7.750     7.500      360       356           360             356              0              0           36
   336,482.07    7.750     7.500      360       354           360             354              0              0           36
   112,018.00    7.875     7.625      360       353           360             353              0              0           36
   252,507.00    7.875     7.625      360       350           360             350              0              0           36
   469,896.00    7.875     7.625      360       353           360             353              0              0           36
   103,340.14    8.000     7.750      360       356           360             356              0              0           36
    74,050.28    8.000     7.750      360       357           360             357              0              0           36
    92,915.92    8.125     7.875      360       355           360             355              0              0           36
    81,628.00    8.125     7.875      360       353           360             353              0              0           36
   139,597.00    8.375     8.125      360       354           360             354              0              0           36
   140,062.00    8.375     8.125      360       353           360             353              0              0           36
   109,893.00    8.625     8.375      360       353           360             353              0              0           36
   868,583.00    6.625     6.375      360       355           360             355              0              0           60
   189,999.97    5.875     5.625      360       360           240             240            120            120            0
   568,000.00    6.000     5.750      360       359           240             240            120            119            0
   964,000.00    6.125     5.875      360       359           240             240            120            119            0
 3,365,503.05    6.250     6.000      360       357           240             240            120            117            0
 2,971,301.55    6.375     6.125      360       357           240             240            120            117            0
 6,042,795.91    6.500     6.250      360       356           240             240            120            116            0
10,938,751.55    6.625     6.375      360       357           240             240            120            117            0
10,496,904.43    6.750     6.500      360       356           240             240            120            116            0
11,068,182.07    6.886     6.636      360       356           240             240            120            116            0
11,003,100.00    7.000     6.750      360       355           240             240            120            115            0
 3,214,650.42    7.125     6.875      360       355           240             240            120            115            0
 4,673,986.23    7.250     7.000      360       356           240             240            120            116            0
 3,349,977.00    7.375     7.125      360       355           240             240            120            115            0
 4,089,711.00    7.500     7.250      360       355           240             240            120            115            0
 2,906,325.09    7.625     7.375      360       356           240             240            120            116            0
 1,325,500.00    7.750     7.500      360       357           240             240            120            117            0
 2,131,750.00    7.875     7.625      360       357           240             240            120            117            0
   285,000.00    8.250     8.000      360       355           240             240            120            115            0
   629,892.88    7.125     6.875      360       356           240             240            120            116           12
   228,000.00    7.000     6.750      360       356           240             240            120            116           24

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                    GROUP II FIXED RATE MORTGAGE LOANS CONT.

   497,250.00    6.250     6.000      360       355           240             240            120            115           36
   200,720.00    6.500     6.250      360       356           240             240            120            116           36
   450,000.00    6.500     6.250      360       356           240             240            120            116           36
   284,000.00    6.500     6.250      360       356           240             240            120            116           36
   335,433.00    6.625     6.375      360       352           240             240            120            112           36
   696,973.30    6.625     6.375      360       356           240             240            120            116           36
   221,900.00    6.750     6.500      360       356           240             240            120            116           36
   156,000.00    6.875     6.625      360       354           240             240            120            114           36
   188,000.00    6.875     6.625      360       356           240             240            120            116           36
   611,999.00    7.000     6.750      360       356           240             240            120            116           36
   213,727.78    7.125     6.875      360       356           240             240            120            116           36
   217,600.00    7.250     7.000      360       356           240             240            120            116           36
   424,720.00    7.375     7.125      360       356           240             240            120            116           36
   685,556.00    7.625     7.375      360       356           240             240            120            116           36
   168,000.00    7.625     7.375      360       356           240             240            120            116           36
   111,055.00    7.750     7.500      360       356           240             240            120            116           36
   216,450.00    5.875     5.625      360       356           240             240            120            116           60
   119,200.00    6.375     6.125      360       356           240             240            120            116           60
   223,920.00    6.375     6.125      360       356           240             240            120            116           60
   502,209.00    6.500     6.250      360       356           240             240            120            116           60
   545,500.00    6.625     6.375      360       356           240             240            120            116           60
   219,787.00    5.990     5.740      360       352           300             300             60             52            0
   354,890.00    6.125     5.875      360       351           300             300             60             51            0
   300,171.00    6.250     6.000      360       350           300             300             60             50            0
   663,537.00    6.375     6.125      360       351           300             300             60             51            0
   951,735.00    6.750     6.500      360       355           300             300             60             55            0
 1,543,935.00    6.909     6.659      360       354           300             300             60             54            0
   256,000.00    7.000     6.750      360       356           300             300             60             56            0
   518,849.94    7.125     6.875      360       353           300             300             60             53            0
   384,000.00    7.250     7.000      360       356           300             300             60             56            0
   971,095.00    7.375     7.125      360       355           300             300             60             55            0
   161,000.00    7.500     7.250      360       353           300             300             60             53            0
   280,000.00    7.750     7.500      360       357           300             300             60             57            0
    66,700.00    9.800     9.550      360       350           300             300             60             50            0
   323,200.00    6.625     6.375      360       356           300             300             60             56           12
   358,400.00    7.125     6.875      360       356           300             300             60             56           12
   368,000.00    7.250     7.000      360       356           300             300             60             56           12
   544,000.00    7.375     7.125      360       356           300             300             60             56           12
   255,200.00    6.875     6.625      360       356           300             300             60             56           24
   636,400.00    6.250     6.000      360       352           300             300             60             52           36
 1,761,711.00    6.500     6.250      360       353           300             300             60             53           36
   390,000.00    6.750     6.500      360       356           300             300             60             56           36
   967,680.00    6.918     6.668      360       353           300             300             60             53           36
   689,755.73    7.000     6.750      360       356           300             300             60             56           36
   272,187.00    7.125     6.875      360       350           300             300             60             50           36
   697,719.00    7.250     7.000      360       355           300             300             60             55           36
   865,955.33    7.375     7.125      360       356           300             300             60             56           36
   575,465.08    7.625     7.375      360       356           300             300             60             56           36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

(MERRILL LYNCH LOGO)       FREE WRITING PROSPECTUS FOR
                           MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
                           AGGREGATE COLLATERAL SUMMARY

Total Current Balance:                         $463,325,392
Total Number Of Loans:                                 1836


                                  Average or
                              Weighted Average (1)       Minimum            Maximum
Current Balance                 $   252,355.88      $    36,290.00      $ 2,122,629.10
Original Balance                $   253,552.65      $    39,900.00      $ 2,150,000.00

Loan Rate                                6.803%              5.250%              9.800%
Servicing Fee                            0.250%              0.250%              0.250%
Net Loan Rate                            6.553%              5.000%              9.550%

Original LTV                             70.66%               6.49%              95.00%
Original CLTV                            76.02%               6.98%             100.00%

Credit Score (3)                           718                 593                 819

Original Term (MOS)                        324                 120                 360
Remaining Term (MOS)                       320                 111                 360
Seasoning (Mos)                              4                   0                  14

IO Original Term (2)                       110                  60                 180
IO Remaining Term (2)                      106                  50                 175

Top State Concentrations (1)         CA(24.02%),FL(12.40%),NJ(9.76%),NY(6.68%),VA(6.47%)

First Pay Date                                             01/01/2006          03/01/2007
Maturity Date                                              05/01/2016          02/01/2037

(1) Based on current balances.
(2) For Interest-Only loans.
(3) For loans with Credit Scores.


                                                                              A1
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Product Type           Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Fixed - 10 Year           19    1,599,969.76            0.35      6.210       724        84,209      52.88     52.98          69.20
Fixed - 15 Year          370   87,150,907.39           18.81      6.651       715       235,543      65.17     70.29          24.84
Fixed - 20 Year           17    2,907,209.86            0.63      6.801       733       171,012      76.27     77.14          71.66
Fixed - 25 Year           11    1,533,663.00            0.33      6.817       736       139,424      75.12     75.18          89.98
Fixed - 30 Year        1,419  370,133,642.41           79.89      6.841       719       260,841      71.96     77.46          35.75
Total:                 1,836  463,325,392.42          100.00      6.803       718       252,356      70.66     76.02          34.22

                                                 % of Aggregate
                                                      Principal
                                       Aggregate        Balance            Weighted      Average   Weighted  Weighted
                       Number of       Principal    Outstanding  Weighted   Average    Principal    Average   Average        Percent
                        Mortgage         Balance      as of the   Average    Credit      Balance   Original  Original           Full
Amortization Type          Loans     Outstanding   Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Interest Only                363  123,107,657.97          26.57     7.018       721      339,140      74.93     85.27          43.43
Principal and Interest     1,473  340,217,734.45          73.43     6.725       717      230,969      69.11     72.67          30.89
Total:                     1,836  463,325,392.42         100.00     6.803       718      252,356      70.66     76.02          34.22

                                                                % of
                                                           Aggregate
                                                           Principal
                                             Aggregate       Balance            Weighted      Average  Weighted  Weighted   Percent
                             Number of       Principal   Outstanding  Weighted   Average    Principal   Average   Average      Full
Cut-off Stated                Mortgage         Balance     as of the   Average    Credit      Balance  Original  Original  Documen-
Principal Balances               Loans     Outstanding  Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV    tation
0.01 to 100,000.00                 269   20,933,856.49          4.52     6.755       724       77,821     68.27     71.42     50.64
100,000.01 to 200,000.00           657   96,182,128.96         20.76     6.819       713      146,396     70.49     74.87     41.68
200,000.01 to 300,000.00           378   92,400,792.80         19.94     6.791       713      244,447     72.16     77.83     37.19
300,000.01 to 400,000.00           227   79,016,191.00         17.05     6.799       710      348,089     72.58     79.26     35.65
400,000.01 to 500,000.00           134   59,505,432.67         12.84     6.817       727      444,070     71.03     76.29     27.30
500,000.01 to 600,000.00            97   52,932,485.04         11.42     6.712       727      545,696     70.38     76.36     27.87
600,000.01 to 700,000.00            31   20,450,230.82          4.41     6.818       734      659,685     71.90     76.67     32.74
700,000.01 to 800,000.00            16   12,152,309.63          2.62     6.946       733      759,519     71.05     77.47     19.15
800,000.01 to 900,000.00            10    8,570,697.01          1.85     6.802       710      857,070     61.27     63.50      9.64
900,000.01 to 1,000,000.00           7    6,827,224.70          1.47     6.817       738      975,318     65.69     72.80     14.62
1,100,000.01 to 1,200,000.00         4    4,678,322.72          1.01     6.813       738    1,169,581     65.60     75.75     74.35
1,200,000.01 to 1,300,000.00         3    3,883,091.48          0.84     6.876       728    1,294,364     54.76     56.43      0.00
1,500,000.01 to 2,000,000.00         2    3,670,000.00          0.79     7.339       720    1,835,000     64.77     69.54      0.00
2,000,000.01 to 2,500,000.00         1    2,122,629.10          0.46     7.000       659    2,122,629     51.19     51.19      0.00
Total:                           1,836  463,325,392.42        100.00     6.803       718      252,356     70.66     76.02     34.22



                                              % of Aggregate
                                                   Principal
                                    Aggregate        Balance            Weighted      Average   Weighted  Weighted
                   Number of        Principal    Outstanding  Weighted   Average    Principal    Average   Average        Percent
Current             Mortgage          Balance      as of the   Average    Credit      Balance   Original  Original           Full
Mortgage Rates         Loans      Outstanding   Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
5.001 to 5.250             1       390,158.36           0.08     5.250       810      390,158      42.81     42.81         100.00
5.251 to 5.500             1       127,059.00           0.03     5.500       717      127,059      80.00    100.00         100.00
5.501 to 5.750            15     3,094,992.80           0.67     5.747       737      206,333      69.84     70.55          63.27
5.751 to 6.000           163    30,669,886.25           6.62     5.968       739      188,159      60.45     62.33          52.44
6.001 to 6.250           171    46,692,602.17          10.08     6.199       730      273,056      58.36     61.51          21.26
6.251 to 6.500           318    80,724,198.35          17.42     6.437       724      253,850      66.34     69.21          35.90
6.501 to 6.750           310    88,533,092.88          19.11     6.692       721      285,591      68.81     74.64          37.79
6.751 to 7.000           305    84,119,659.61          18.16     6.928       719      275,802      72.84     78.95          34.75
7.001 to 7.250           227    52,658,865.25          11.37     7.189       708      231,977      79.20     87.39          39.01
7.251 to 7.500           156    35,322,870.92           7.62     7.430       705      226,429      79.96     88.19          31.90
7.501 to 7.750           105    23,188,358.65           5.00     7.691       696      220,842      82.01     87.75          17.65
7.751 to 8.000            44    12,165,198.58           2.63     7.911       687      276,482      80.38     88.48          14.76
8.001 to 8.250             5     1,067,543.92           0.23     8.158       717      213,509      86.07     95.52           7.65
8.251 to 8.500             8     2,945,934.68           0.64     8.443       662      368,242      81.59     93.21           4.75
8.501 to 8.750             1       109,893.00           0.02     8.625       685      109,893      95.00     95.00         100.00
8.751 to 9.000             2       483,523.00           0.10     8.998       645      241,762      81.54     89.97          15.67
9.001 to 9.250             2       676,000.00           0.15     9.160       671      338,000      80.00     95.00           0.00
9.251 to 9.500             1       288,855.00           0.06     9.375       681      288,855      95.00     95.00         100.00
9.751 to 10.000            1        66,700.00           0.01     9.800       683       66,700      35.90     35.90           0.00
Total:                 1,836   463,325,392.42         100.00     6.803       718      252,356      70.66     76.02          34.22

                                                                              A2
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS

                                              % of Aggregate
                                                   Principal
                                    Aggregate        Balance            Weighted      Average   Weighted  Weighted
                   Number of        Principal    Outstanding  Weighted   Average    Principal    Average   Average        Percent
                    Mortgage          Balance      as of the   Average    Credit      Balance   Original  Original           Full
Remaining Term         Loans      Outstanding   Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
109 to 120                19     1,599,969.76           0.35     6.210       724       84,209      52.88     52.98          69.20
157 to 168                 3     1,038,011.16           0.22     6.354       751      346,004      78.39     81.16          34.08
169 to 180               367    86,112,896.23          18.59     6.655       715      234,640      65.01     70.16          24.72
229 to 240                17     2,907,209.86           0.63     6.801       733      171,012      76.27     77.14          71.66
289 to 300                11     1,533,663.00           0.33     6.817       736      139,424      75.12     75.18          89.98
337 to 348                 2       451,728.24           0.10     6.707       718      225,864      80.95     80.95         100.00
349 to 360             1,417   369,681,914.17          79.79     6.841       719      260,891      71.95     77.45          35.67
Total:                 1,836   463,325,392.42         100.00     6.803       718      252,356      70.66     76.02          34.22

                                                % of Aggregate
                                                     Principal
                                      Aggregate        Balance            Weighted      Average   Weighted  Weighted
Original            Number of         Principal    Outstanding  Weighted   Average    Principal    Average   Average        Percent
Loan-to-Value        Mortgage           Balance      as of the   Average    Credit      Balance   Original  Original           Full
Ratios                  Loans       Outstanding   Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
0.01 to 10.00               1         58,185.00           0.01     5.750       765       58,185       6.49      6.98         100.00
10.01 to 20.00             17      2,388,625.21           0.52     6.348       739      140,507      16.04     16.32          11.45
20.01 to 30.00             47      7,266,902.52           1.57     6.394       743      154,615      25.10     27.95          15.11
30.01 to 40.00             78     15,330,862.09           3.31     6.449       729      196,550      35,49     36.39          18.90
40.01 to 50.00            116     29,266,946.52           6.32     6.479       728      252,301      45.71     46.54          24.28
50.01 to 60.00            203     62,190,731.54          13.42     6.534       715      306,358      56.28     58.81          12.62
60.01 to 70.00            205     62,303,602.70          13.45     6.607       723      303,920      66.30     69.24          26.13
70.01 to 75.00            116     32,269,770.06           6.96     6.705       722      278,188      73.33     76.58          45.18
75.01 to 80.00            762    198,844,716.94          42.92     6.951       716      260,951      79.64     89.52          38.86
80.01 to 85.00             47      9,628,864.57           2.08     7.050       701      204,869      83.82     83.85          39.72
85.01 to 90.00            147     27,865,227.85           6.01     7.154       710      189,559      89.29     89.66          60.37
90.01 to 95.00             97     15,910,957.42           3.43     7.400       716      164,030      94.71     94.81          65.96
Total:                  1,836    463,325,392.42         100.00     6.803       718      252,356      70.66     76.02          34.22


                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                    Number of         Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage           Balance       as of the   Average    Credit      Balance   Original  Original           Full
Credit Scores           Loans       Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
<=0                         3        822,146.99            0.18     7.207         0      274,049      74.49     74.49          78.76
576 to 600                  1        183,451.28            0.04     6.250       593      183,451      58.99     58.99           0.00
601 to 625                 22      4,526,588.17            0.98     7.012       623      205,754      69.32     71.84           9.64
626 to 650                115     29,575,485.05            6.38     7.147       638      257,178      72.43     78.27          11.80
651 to 675                153     38,742,220.07            8.36     6.909       663      253,217      69.32     72.96          10.06
676 to 700                438    108,407,885.19           23.40     6.929       688      247,507      72.37     78.23          34.38
701 to 725                366     82,006,012.82           17.70     6.812       713      224,060      73.11     79.86          40.44
726 to 750                291     75,138,122.88           16.22     6.669       737      258,207      70.21     76.21          39.94
751 to 775                234     63,841,882.49           13.78     6.679       761      272,829      71.07     75.89          34.83
776 to 800                165     46,496,468.82           10.04     6.647       787      281,797      65.03     68.68          39.79
801 to 825                 48     13,585,128.66            2.93     6.455       808      283,024      62.25     65.26          65.41
Total:                  1,836    463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22


                                                                              A3
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS

                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                      Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                       Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original           Full
Geographic Area           Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Alabama                      21    3,085,324.26            0.67     6.771       723      146,920      82.76     85.54          59.88
Alaska                        7    1,381,373.77            0.30     6.971       687      197,339      78.68     81.91          29.79
Arizona                      48   11,059,102.17            2.39     6.764       700      230,398      70.64     73.56          31.98
Arkansas                      7      726,194.74            0.16     7.237       724      103,742      84.47     84.49          63.59
California                  327  111,312,225.63           24.02     6.731       717      340,404      64.42     68.82          13.69
Colorado                     26    5,973,730.72            1.29     7.041       720      229,759      69.53     76.54          13.91
Connecticut                  28    8,231,947.79            1.78     6.868       716      293,998      71.88     75.55          47.58
Delaware                      7    1,594,788.18            0.34     7.150       713      227,827      82.04     88.69          32.95
District of Columbia          7    2,411,292.58            0.52     6.604       716      344,470      65.32     71.58          14.10
Florida                     245   57,473,915.45           12.40     6.822       710      234,587      70.15     75.10          19.83
Georgia                      60   11,128,025.66            2.40     6.736       714      185,467      77.27     85.82          46.52
Hawaii                       11    2,807,491.14            0.61     6.860       728      255,226      69.60     70.65          57.68
Idaho                         3      404,650.06            0.09     6.533       728      134,883      63.07     85.47          55.61
Illinois                     56   10,696,536.06            2.31     7.152       712      191,010      75.06     80.24          23.74
Indiana                      10    1,125,154.40            0.24     6.968       721      112,515      83.07     86.57          82.96
Iowa                          7      709,946.56            0.15     6.824       719      101,421      85.31     85.40          71.02
Kansas                       10    1,271,436.37            0.27     6.705       716      127,144      76.35     78.18          42.45
Kentucky                      3      320,712.08            0.07     6.915       743      106,904      73.72     78.90          57.94
Louisiana                    12    2,069,067.51            0.45     7.145       692      172,422      85.23     96.37          14.66
Maine                        12    2,171,676.78            0.47     6.727       704      180,973      72.97     73.01          46.61
Maryland                     75   21,921,334.88            4.73     6.780       728      292,284      74.29     82.66          64.70
Massachusetts                37   10,258,812.28            2.21     6.839       712      277,265      73.17     77.57          23.82
Michigan                     27    4,329,086.58            0.93     6.791       729      160,337      77.37     82.15          54.53
Minnesota                    16    3,273,428.85            0.71     6.723       742      204,589      77.70     80.11          72.40
Mississippi                   7      860,786.12            0.19     7.063       718      122,969      83.25     86.12          34.61
Missouri                     19    2,521,470.71            0.54     6.966       713      132,709      78.61     85.86          39.25
Montana                       2      237,313.32            0.05     7.447       724      118,657      82.86     82.86           0.00
Nebraska                      7      860,419.39            0.19     7.134       701      122,917      82.99     93.65          39.75
Nevada                       20    5,103,128.96            1.10     6.675       710      255,156      66.32     68.46          40.76
New Hampshire                 8    1,954,238.44            0.42     6.365       716      244,280      68.06     72.69          16.79
New Jersey                  127   45,236,325.27            9.76     6.877       719      356,192      69.19     75.98          43.52
New Mexico                    7    1,453,330.38            0.31     7.063       724      207,619      73.99     81.42          35.89
New York                    101   30,947,989.92            6.68     6.743       720      306,416      66.50     71.49          29.97
North Carolina               44    9,625,875.00            2.08     6.668       730      218,770      74.20     82.88          28.46
North Dakota                  1      149,175.00            0.03     6.500       750      149,175      79.70     79.70           0.00
Ohio                         51    6,863,078.08            1.48     6.803       717      134,570      82.38     83.09          71.18
Oklahoma                     16    1,824,431.21            0.39     7.081       709      114,027      81.99     90.01          63.66
Oregon                        9    1,748,209.05            0.38     6.442       729      194,245      72.78     80.67          54.04
Pennsylvania                 74   12,800,003.13            2.76     6.776       720      172,973      74.98     79.63          57.42
Rhode Island                 11    2,473,794.66            0.53     6.793       722      224,890      73.98     75.74          42.33
South Carolina               23    4,121,329.60            0.89     6.565       724      179,188      66.15     69.34          17.16
South Dakota                  2      253,473.76            0.05     7.810       724      126,737      94.27     94.49          47.68
Tennessee                    17    1,948,038.04            0.42     6.953       711      114,590      81.75     83.73          50.53
Texas                        92   15,762,622.52            3.40     6.877       701      171,333      77.18     84.03          36.81
Utah                          5      977,427.60            0.21     6.972       723      195,486      74.04     88.08          38.08
Vermont                       4      525,102.37            0.11     6.928       765      131,276      60.64     60.78          76.23
Virginia                     82   29,960,700.75            6.47     6.793       743      365,374      73.57     81.71          65.27
Washington                   25    6,662,181.33            1.44     6.715       718      266,487      79.45     82.38          63.76
Wisconsin                    19    2,563,505.31            0.55     7.539       701      134,921      83.09     86.12          64.56
Wyoming                       1      154,188.00            0.03     6.750       681      154,188      66.24     66.48         100.00
Total:                    1,836  463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22

                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                      Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                       Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original           Full
Occupancy Type            Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Primary                   1,475  380,689,890.72           82.16     6.788       717      258,095      71.89     78.03          38.96
Investment                  298   60,979,877.54           13.16     6.895       724      204,630      65.66     67.23          11.63
Second Home                  63   21,655,624.16            4.67     6.798       721      343,740      63.10     65.41          14.48
Total:                    1,836  463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22

                                                                              A4
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS

                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                      Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                       Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original           Full
Property Type             Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Single Family Residence   1,293  316,047,100.40           68.21     6.786       716      244,429      70.95     75.70          36.41
PUD                         241   70,909,190.31           15.30     6.783       723      294,229      71.79     79.78          37.34
2-4 Family                  158   45,311,341.99            9.78     6.970       717      286,781      67.83     72.02          11.19
Condominium                 141   30,171,961.50            6.51     6.775       725      213,986      68.95     76.12          37.43
Townhouse                     2      625,798.22            0.14     6.548       734      312,899      79.01     89.50         100.00
Vacant Land                   1      260,000.00            0.06     7.625       761      260,000      80.00     80.00           0.00
Total:                    1,836  463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22

                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                      Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                       Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original           Full
Loan Purpose              Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Purchase                    600  162,061,810.68           34.98     7.011       725      270,103      77.48     88.20          40.17
Refinance - Rate Term       262   68,584,930.99           14.80     6.737       718      261,775      67.48     71.85          28.16
Refinance - Cashout         974  232,678,650.75           50.22     6.677       713      238,890      66.84     68.76          31.86
Total:                    1,836  463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22

                                                  % of Aggregate
                                                       Principal
                                       Aggregate         Balance            Weighted      Average  Weighted  Weighted
                       Number of       Principal     Outstanding  Weighted   Average    Principal   Average   Average        Percent
                        Mortgage         Balance       as of the   Average    Credit      Balance  Original  Original           Full
Wachovia Documentation     Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
Full                          34    8,549,156.70            1.85     6.596       721      251,446     70.59     79.56         100.00
Limited                        2      279,000.00            0.06     6.375       687      139,500     79.06     92.25           0.00
1 Paystub & 2 W2's            19    4,357,751.82            0.94     6.949       684      229,355     77.78     85.96           0.00
1 Paystub, W2 or 1040          1       54,150.00            0.01     7.125       655       54,150     95.00     95.00           0.00
2Yr 1040 and/or
 Business Records              3    1,512,796.99            0.33     6.802       721      504,266     70.77     72.83           0.00
No Income No Assets           34    9,163,667.50            1.98     6.843       714      269,520     61.27     65.04           0.00
No Income No Assets
 No Employment               127   27,100,275.93            5.85     6.798       718      213,388     57.89     58.68           0.00
No Income Verified
 Assets                       80   25,100,581.58            5.42     6.642       717      313,757     64.72     67.63           0.00
No Ratio                      37   12,355,645.44            2.67     6.972       709      333,936     68.41     71.12           0.00
Stated Income Stated
 Assets                      107   28,309,931.60            6.11     6.665       704      264,579     60.79     64.29           0.00
Stated Income
 Verified Assets             215   59,796,228.59           12.91     6.753       713      278,122     69.48     73.90           0.00
Written Verification
 of Employment                 1      148,236.15            0.03     7.750       770      148,236     90.00     90.00           0.00
Total:                       660  176,727,422.30           38.14     6.748       712      267,769     65.44     69.09           4.84

                                                   % of Aggregate
                                                        Principal
                                        Aggregate         Balance            Weighted      Average  Weighted  Weighted
                         Number of      Principal     Outstanding  Weighted   Average    Principal   Average   Average       Percent
                          Mortgage        Balance       as of the   Average    Credit      Balance  Original  Original          Full
Ameriquest Documentation     Loans    Outstanding    Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV Documentation
Full                           487  84,560,757.34           18.25     6.698       724      173,636     75.54     77.81        100.00
Stated                         239  56,647,048.87           12.23     6.979       718      237,017     76.49     84.15          0.00
Limited                         36   7,199,672.02            1.55     6.521       719      199,991     73.61     75.66          0.00
Reduced                          2     946,867.00            0.20     7.161       689      473,434     80.00    100.00          0.00
Stated Income Stated
 Assets                          4   1,319,370.30            0.28     7.313       707      329,843     80.00    100.00          0.00
Total:                         768 150,673,715.53           32.52     6.803       721      196,190     75.87     80.42         56.12

                                                  % of Aggregate
                                                       Principal
                                       Aggregate         Balance            Weighted      Average  Weighted  Weighted
                       Number of       Principal     Outstanding  Weighted   Average    Principal   Average   Average       Percent
                        Mortgage         Balance       as of the   Average    Credit      Balance  Original  Original          Full
Indymac Documentation      Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV Documentation
Full                          34    7,575,620.43            1.64     6.427       725      222,812     70.32     74.10        100.00
No Documentation              49    9,569,122.40            2.07     6.518       710      195,288     50.05     51.11          0.00
No Income No Assets           13    3,938,627.67            0.85     6.409       704      302,971     60.48     60.48          0.00
No Ratio                      20    9,082,471.53            1.96     6.832       697      454,124     67.09     73.93          0.00
Reduced                       89   29,950,433.49            6.46     7.061       704      336,522     71.27     80.91          0.00
Stated Income Stated
 Assets                        1      134,254.55            0.03     6.375       681      134,255     36.80     36.80          0.00
Total:                       206   60,250,530.07           13.00     6.816       707      292,478     66.37     72.83         12.57

                                                                              A5
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS


                                                      % of Aggregate
                                                           Principal
                                           Aggregate         Balance            Weighted      Average   Weighted  Weighted   Percent
                           Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average      Full
Documentation -             Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original  Documen-
All Others                     Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV    tation
Full                             165   57,860,801.16           12.49     6.855       739      350,672      77.01     87.57    100.00
Stated                             1      263,198.00            0.06     6.875       765      263,198      80.00     95.00      0.00
No Income No Assets                7    5,342,470.00            1.15     7.356       701      763,210      65.40     66.62      0.00
No Income Verified Assets          2    1,058,179.00            0.23     6.950       730      529,090      78.47     93.34      0.00
No Ratio                           2      759,718.36            0.16     7.220       665      379,859      80.00     80.00      0.00
Stated Income Stated
Assets                             8    3,925,050.00            0.85     7.203       703      490,631      72.03     84.08      0.00
Stated Income Verified
Assets                            17    6,464,308.00            1.40     6.921       745      380,253      75.61     87.65      0.00
Total:                           202   75,673,724.52           16.33     6.920       734      374,622      75.87     85.95     76.46

                                                                              A6
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
                            MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
(MERRILL LYNCH LOGO)        GROUP I SUMMARY


Total Current Balance:                                       $88,750,877
Total Number of Loans:                                               389

                                     Average or
                                 Weighted Average (1)         Minimum                 Maximum
Current Balance                    $   228,151.36         $    36,290.00         $ 2,122,629.10
Original Balance                   $   230,895.55         $    39,900.00         $ 2,150,000.00

Loan Rate                                   6.643%                 5.250%                 9.250%
Servicing Fee                               0.250%                 0.250%                 0.250%
Net Loan Rate                               6.393%                 5.000%                 9.000%

Original LTV                                64.95%                  6.49%                 95.00%
Original CLTV                               69.98%                  6.98%                100.00%

Credit Score (3)                              715                    620                    817

Original Term (mos)                           179                    120                    180
Remaining Term (mos)                          174                    111                    180
Seasoning (mos)                                 5                      0                     14

IO Original Term (2)                          107                     60                    180
IO Remaining Term (2)                         102                     51                    175

Top State Concentrations (1)                CA(38.83%),FL(9.84%),NY(9.29%),NJ(6.33%),TX(4.11%)

First Pay Date                                                  01/01/2006               03/01/2007
Maturity Date                                                   05/01/2016               02/01/2022


(1)  Based on current balances.
(2)  For Interest-Only loans.
(3)  For loans with Credit Scores.

                                                                              A7
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 1



                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Product Type            Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Fixed - 10 Year            19    1,599,969.76              1.80     6.210       724       84,209      52.88     52.98          69.20
Fixed - 15 Year           370   87,150,907.39             98.20     6.651       715      235,543      65.17     70.29          24.84
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64


                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Amortization Type       Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Interest Only              56   20,216,740.66             22.78     7.574       692      361,013      77.89     93.04           3.93
Principal and
Interest                  333   68,534,136.49             77.22     6.369       722      205,808      61.13     63.17          32.04
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64


                                                                % of
                                                           Aggregate
                                                           Principal
                                             Aggregate       Balance            Weighted      Average   Weighted  Weighted   Percent
                             Number of       Principal   Outstanding  Weighted   Average    Principal    Average   Average      Full
Cut-off Stated                Mortgage         Balance     as of the   Average    Credit      Balance   Original  Original  Documen-
Principal Balances               Loans     Outstanding  Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV    tation
0.01 to 100,000.00                 107    8,142,832.14          9.17     6.351       728       76,101      57.53     60.19     59.29
100,000.01 to 200,000.00           133   18,946,298.21         21.35     6.480       716      142,453      61.85     64.63     43.81
200,000.01 to 300,000.00            53   12,790,156.54         14.41     6.570       701      241,324      63.12     67.51     27.13
300,000.01 to 400,000.00            33   11,930,049.00         13.44     6.864       705      361,517      70.32     80.02     15.11
400,000.01 to 500,000.00            24   10,771,342.16         12.14     6.876       720      448,806      68.62     77.99      4.36
500,000.01 to 600,000.00            23   12,511,392.24         14.10     6.480       735      543,974      70.52     74.88     22.00
600,000.01 to 700,000.00             8    5,258,854.27          5.93     6.718       729      657,357      65.22     67.80      0.00
700,000.01 to 800,000.00             5    3,864,330.29          4.35     7.135       710      772,866      70.86     79.01      0.00
1,100,000.01 to 1,200,000.00         1    1,129,901.72          1.27     6.750       679    1,129,902      70.00     70.00    100.00
1,200,000.01 to 1,300,000.00         1    1,283,091.48          1.45     6.750       728    1,283,091      40.00     40.00      0.00
2,000,000.01 to 2,500,000.00         1    2,122,629.10          2.39     7.000       659    2,122,629      51.19     51.19      0.00
Total:                             389   88,750,877.15        100.00     6.643       715      228,151      64.95     69.98     25.64


                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
Current              Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Mortgage Rates          Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
5.001 to 5.250              1      390,158.36              0.44     5.250       810      390,158      42.81     42.81         100.00
5.501 to 5.750             12    2,404,522.80              2.71     5.746       739      200,377      68.99     69.90          52.72
5.751 to 6.000            109   15,938,167.19             17.96     5.961       739      146,222      58.50     60.90          58.50
6.001 to 6.250             62   15,559,134.67             17.53     6.197       732      250,954      51.88     54.42          14.81
6.251 to 6.500             63   16,822,206.66             18.95     6.426       715      267,019      65.24     67.02          19.47
6.501 to 6.750             43   11,200,760.99             12.62     6.696       718      260,483      66.78     70.48          30.78
6.751 to 7.000             37    8,860,647.32              9.98     6.942       697      239,477      67.08     70.21          17.97
7.001 to 7.250             10    2,770,079.15              3.12     7.198       661      277,008      79.19     92.69          22.98
7.251 to 7.500             13    2,550,613.77              2.87     7.429       707      196,201      78.02     88.95           8.84
7.501 to 7.750             14    3,091,388.42              3.48     7.692       685      220,813      80.12     98.36           7.69
7.751 to 8.000             15    5,212,922.14              5.87     7.932       688      347,528      80.13     97.70           1.00
8.001 to 8.250              2      608,000.00              0.69     8.125       696      304,000      80.00     96.58           0.00
8.251 to 8.500              6    2,666,275.68              3.00     8.450       658      444,379      80.80     93.63           0.00
9.001 to 9.250              2      676,000.00              0.76     9.160       671      338,000      80.00     95.00           0.00
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64

                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Remaining Term          Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
109 to 120                109    1,599,969.76              1.80     6.210       724       84,209      52.88     52.98          69.20
157 to 168                  3    1,038,011.16              1.17     6.354       751      346,004      78.39     81.16          34.08
169 to 180                367   86,112,896.23             97.03     6.655       715      234,640      65.01     70.16          24.72
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64

                                                                              A8
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 1

                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
Original Loan-       Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
to-Value Ratios         Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
0.01 to 10.00               1       58,185.00              0.07     5.750       765       58,185       6.49      6.98         100.00
10.01 to 20.00              8      811,885.55              0.91     6.264       719      101,486      16.11     16.91          33.69
20.01 to 30.00             28    3,726,180.92              4.20     6.218       742      133,078      24.56     27.90          19.37
30.01 to 40.00             26    4,564,443.80              5.14     6.341       728      175,556      36.61     36.63          14.46
40.01 to 50.00             51   10,683,431.31             12.04     6.246       728      209,479      45.42     45.43          29.44
50.01 to 60.00             53   13,114,053.55             14.78     6.346       708      247,435      55.41     58.09          21.76
60.01 to 70.00             44   12,813,527.82             14.44     6.372       729      291,217      65.61     67.05          23.69
70.01 to 75.00             24    5,616,915.04              6.33     6.385       718      234,038      73.63     73.68          41.71
75.01 to 80.00            117   32,354,023.73             36.45     7.114       703      276,530      79.70     91.41          17.75
80.01 to 85.00              8    1,055,008.04              1.19     6.750       723      131,876      84.00     84.08          75.64
85.01 to 90.00             17    2,528,991.90              2.85     6.717       720      148,764      89.15     89.27          76.98
90.01 to 95.00             12    1,424,230.49              1.60     7.244       719      118,686      93.55     93.59          82.36
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64

                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Credit Scores           Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
<=0                         1      108,705.26              0.12     7.000         0      108,705      70.00     70.00           0.00
601 to 625                  5    1,066,732.58              1.20     6.629       623      213,347      59.52     59.52          17.51
626 to 650                 30    7,987,364.93              9.00     7.342       639      266,245      73.42     86.54          10.66
651 to 675                 45   11,826,512.81             13.33     6.937       663      262,811      64.70     69.81           2.52
676 to 700                 62   14,552,451.16             16.40     6.810       688      234,717      66.65     73.29          24.66
701 to 725                 72   13,606,746.55             15.33     6.566       713      188,983      66.41     71.68          27.58
726 to 750                 72   17,062,238.12             19.22     6.475       737      236,976      63.95     67.68          32.24
751 to 775                 47   11,006,259.82             12.40     6.385       759      234,176      65.12     67.72          31.43
776 to 800                 40    8,114,172.24              9.14     6.296       788      202,854      59.55     62.12          42.43
801 to 825                 15    3,419,693.68              3.85     6.081       810      227,980      51.65     51.68          48.84
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64

                                                                              A9
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP I


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Geographic Area        Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Alabama                    7    1,254,640.71            1.41      6.315       740       179,234      79.62     81.90           78.49
Alaska                     4      618,710.04            0.70      6.401       681       154,678      76.13     83.35           33.32
Arizona                    9    2,154,289.12            2.43      6.836       719       239,365      72.15     78.47           35.05
Arkansas                   2      139,271.00            0.16      6.729       775        69,636      76.67     76.67          100.00
California               105   34,465,985.60           38.83      6.855       712       328,247      64.87     72.41            9.55
Colorado                   7    1,614,061.96            1.82      7.402       717       230,580      74.37     86.55           33.24
Connecticut                7    1,334,015.17            1.50      6.423       744       190,574      57.37     60.79           31.93
District of Columbia       1      207,263.72            0.23      6.250       636       207,264      49.41     49.41            0.00
Florida                   42    8,736,128.42            9.84      6.495       693       208,003      68.16     74.21           11.04
Georgia                    7    1,341,862.73            1.51      6.262       729       191,695      67.45     68.34           66.73
Hawaii                     2      245,849.89            0.28      6.462       719       122,925      51.97     63.79           41.35
Idaho                      2      179,608.09            0.20      5.949       788        89,804      41.85     67.27            0.00
Illinois                   8    1,209,436.28            1.36      6.908       714       151,180      72.00     74.34           64.73
Indiana                    4      395,745.54            0.45      6.751       720        98,936      77.65     87.43           73.86
Iowa                       2      172,128.41            0.19      6.467       719        86,064      83.42     83.63           34.45
Kansas                     3      284,437.23            0.32      6.129       721        94,812      82.35     90.39           63.68
Louisiana                  2      248,950.41            0.28      6.947       712       124,475      88.89     89.16           37.14
Maine                      2      212,781.00            0.24      6.161       763       106,391      85.88     86.10          100.00
Maryland                   9    1,511,995.98            1.70      6.464       730       168,000      65.64     68.30           58.06
Massachusetts              4      812,312.68            0.92      6.058       714       203,078      52.25     65.22           25.67
Michigan                   7      860,583.32            0.97      6.841       742       122,940      76.61     80.30           40.91
Minnesota                  2      323,719.38            0.36      6.143       756       161,860      62.71     62.71          100.00
Mississippi                1       87,052.00            0.10      5.990       778        87,052      59.28     59.56          100.00
Missouri                   2      147,147.00            0.17      5.990       781        73,574      65.42     65.42          100.00
Nevada                     4      980,961.10            1.11      6.260       705       245,240      42.15     42.21           11.25
New Hampshire              5    1,441,981.57            1.62      6.204       726       288,396      65.00     67.02           22.76
New Jersey                15    5,622,322.66            6.33      6.546       688       374,822      54.42     54.43           18.41
New Mexico                 1      208,000.00            0.23      8.125       654       208,000      80.00     90.00            0.00
New York                  32    8,243,215.43            9.29      6.333       743       257,600      54.24     54.94           16.06
North Carolina             6    1,160,009.43            1.31      6.459       711       193,335      76.16     76.16           13.23
Ohio                      13    1,463,171.94            1.65      6.658       703       112,552      74.39     74.52           78.22
Oklahoma                   7      704,851.96            0.79      6.791       741       100,693      77.94     84.96           92.76
Oregon                     4      886,914.05            1.00      6.172       721       221,729      68.09     83.56           22.94
Pennsylvania              18    2,333,736.72            2.63      6.241       750       129,652      62.38     63.74           90.58
South Carolina             3      244,109.00            0.28      6.600       722        81,370      77.83     77.83          100.00
Tennessee                  6      734,541.40            0.83      6.801       739       122,424      74.82     74.84           54.48
Texas                     22    3,645,820.29            4.11      6.544       701       165,719      68.25     70.23           63.53
Virginia                   6    1,582,863.87            1.78      6.659       753       263,811      66.50     68.70           10.99
Washington                 4      769,816.61            0.87      6.859       691       192,454      77.42     88.05           59.93
Wisconsin                  2      170,585.44            0.19      6.658       729        85,293      75.26     83.71          100.00
Total:                   389   88,750,877.15          100.00      6.643       715       228,151      64.95     69.98           25.64


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Occupancy Type         Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Primary                  322   70,412,841.47           79.34      6.626       714       218,673      65.93     71.61           30.46
Investment                52   12,603,184.67           14.20      6.734       730       242,369      61.99     65.63            4.07
Second Home               15    5,734,851.01            6.46      6.660       703       382,323      59.37     59.47           13.76
Total:                   389   88,750,877.15          100.00      6.643       715       228,151      64.95     69.98           25.64


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Property Type          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Single Family Residence  300   65,221,861.76           73.49      6.598       715       217,406      65.04     69.54           30.96
2-4 Family                35    9,805,928.81           11.05      6.910       718       280,169      63.85     69.86            4.78
PUD                       32    8,632,246.98            9.73      6.812       699       269,758      67.61     75.45           15.99
Condominium               22    5,090,839.60            5.74      6.423       743       231,402      61.36     66.57           13.97
Total:                   389   88,750,877.15          100.00      6.643       715       228,151      64.95     69.98           25.64



                                                                             A10

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 1


                                               % of Aggregate
                                                    Principal
                                    Aggregate         Balance             Weighted      Average   Weighted  Weighted
                    Number of       Principal     Outstanding   Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance       as of the    Average    Credit      Balance   Original  Original           Full
Loan Purpose            Loans     Outstanding    Cut-off Date     Coupon     Score  Outstanding        LTV      CLTV  Documentation
Purchase                   73   25,800,674.01           29.07      7.229       704      353,434      73.81     85.90           6.25
Refinance - Rate Term      64   15,877,160.88           17.89      6.509       728      248,081      60.74     62.67          25.04

Refinance - Cashout       252   47,073,042.26           53.04      6.367       718       186,98      61.51     63.71          36.46
Total:                    389   88,750,877.15          100.00      6.643       715      228,151      64.95     69.98          25.64


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Wachovia            Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Documentation          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Full                       1      518,249.73            0.58      6.250     786        518,250       44.44     44.44         100.00
No Income No Assets        1       59,798.04            0.07      6.250     669         59,798       40.82     40.82           0.00
No Income No Assets
 No Employment            13    2,440,928.60            2.75      6.223     727        187,764       34.88     35.05           0.00
No Income Verified
 Assets                    2      858,000.00            0.97      6.238     657        429,000       78.11     87.44           0.00
No Ratio                   2      319,016.63            0.36      7.305     649        159,508       65.87     65.87           0.00
Stated Income
 Stated Assets             8    2,468,346.61            2.78      6.273     736        308,543       57.36     64.22           0.00
Stated Income
 Verified Assets          12    3,139,156.50            3.54      6.380     732        261,596       65.07     65.59           0.00
Total:                    39    9,803,496.11           11.05      6.324     725        251,372       55.54     58.29           5.29



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Ameriquest          Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Documentation          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Full                     116   14,658,141.63           16.52      6.205       741       126,363      66.12     67.21          100.00
Stated                    18    3,036,591.34            3.42      6.552       738       168,700      65.16     69.68            0.00
Limited                   10    1,002,118.00            1.13      6.044       712       100,212      53.77     53.92            0.00
Total:                   144   18,696,850.97           21.07      6.253       739       129,839      65.31     66.90           78.40



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Indymac             Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Documentation          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Full                      34    7,575,620.43            8.54      6.427       725       222,812      70.32     74.10          100.00
No Documentation          49    9,569,122.40           10.78      6.518       710       195,288      50.05     51.11            0.00
No Income No Assets       13    3,938,627.67            4.44      6.409       704       302,971      60.48     60.48            0.00
No Ratio                  20    9,082,471.53           10.23      6.832       697       454,124      67.09     73.93            0.00
Reduced                   89   29,950,433.49           33.75      7.061       704       336,522      71.27     80.91            0.00
Stated Income Stated
 Assets                    1      134,254.55            0.15      6.375       681       134,255      36.80     36.80            0.00
Total:                   206   60,250,530.07           67.89      6.816       707       292,478      66.37     72.83           12.57

                                                                             A11


Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                        FREE WRITING PROSPECTUS FOR
                        MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
(MERRILL LYNCH LOGO)    COLLATERAL SUMMARY
--------------------------------------------------------------------------------




                            SUBGROUP 1.1 (5.5 BUCKET)

Total Current Balance:                       $13,660,671
Total Number of Loans:                          148

                                       Average or
                                 Weighted Average (1)   Minimum         Maximum
Current Balance                        $ 92,302        $ 17,438        $653,622
Original Balance                       $174,941        $ 60,000        $680,000

Loan Rate                                 5.915%          5.250%          6.125%
Servicing Fee                             0.250%          0.250%          0.250%
Net Loan Rate                             5.665%          5.000%          5.875%

Original LTV                              59.10%           6.49%          90.16%
Original CLTV                             61.19%           6.98%         100.00%

Credit Score (3)                            740             624             817

Original Term (mos)                         178             120             180
Remaining Term (mos)                        172             111             180
Seasoning (mos)                               6               0              14


Top State Concentrations (1) CA(21.85%),NY(12.53%),FL(10.38%),NJ(6.59%),
AL(5.15%)

First Pay Date                                        01/01/2006     03/01/2007
Maturity Date                                         05/01/2016     02/01/2022

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 1.1 (5.5 BUCKET)
--------------------------------------------------------------------------------

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
PRODUCT TYPE                        MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
------------                        --------------        -----------   ----------------    ------     -----  -----------       ---
Fixed - 10 Year                                 11         458,399.63               3.36     5.977       735       41,673     51.91
Fixed - 15 Year                                137      13,202,271.30              96.64     5.913       740       96,367     59.35
                                               ---      -------------             ------     -----       ---       ------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===       ======     =====

                                    WEIGHTED
                                     AVERAGE        PERCENT
                                    ORIGINAL           FULL
PRODUCT TYPE                            CLTV  DOCUMENTATION
------------                            ----  -------------
Fixed - 10 Year                        52.06          82.27
Fixed - 15 Year                        61.51          51.56
                                       -----          -----
TOTAL:                                 61.19          52.59
                                       =====          =====

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
AMORTIZATION TYPE                   MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
-----------------                   --------------        -----------   ----------------    ------     -----  -----------       ---
Principal and Interest                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ---      -------------             ------     -----       ---       ------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===       ======     =====

                                    WEIGHTED
                                     AVERAGE        PERCENT
                                    ORIGINAL           FULL
AMORTIZATION TYPE                       CLTV  DOCUMENTATION
-----------------                       ----  -------------
Principal and Interest                 61.19          52.59
                                       -----          -----
TOTAL:                                 61.19          52.59
                                       =====          =====

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
CUTT-OFF STATED PRINCIPAL BALANCES  MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
----------------------------------  --------------        -----------   ----------------    ------     -----  -----------       ---
0.01 to 100,000.00                              55       2,432,749.69              17.81     5.934       746       44,232     50.65
100,000.01 to 200,000.00                        55       4,011,667.56              29.37     5.938       747       72,939     56.23
200,000.01 to 300,000.00                        17       2,160,399.23              15.81     5.944       721      127,082     59.82
300,000.01 to 400,000.00                         9       1,593,431.35              11.66     5.821       756      177,048     53.70
400,000.01 to 500,000.00                         3         465,344.24               3.41     6.054       736      155,115     62.16
500,000.01 to 600,000.00                         8       2,343,457.15              17.15     5.913       736      292,932     72.67
600,000.01 to 700,000.00                         1         653,621.71               4.78     5.750       706      653,622     68.00
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                    WEIGHTED
                                     AVERAGE        PERCENT
                                    ORIGINAL           FULL
CUTT-OFF STATED PRINCIPAL BALANCES      CLTV  DOCUMENTATION
----------------------------------      ----  -------------
0.01 to 100,000.00                     54.11          69.14
100,000.01 to 200,000.00               57.26          67.62
200,000.01 to 300,000.00               59.95          58.83
300,000.01 to 400,000.00               58.41          42.98
400,000.01 to 500,000.00               62.16          52.44
500,000.01 to 600,000.00               76.21          25.15
600,000.01 to 700,000.00               68.00           0.00
                                       -----          -----
TOTAL:                                 61.19          52.59
                                       =====          =====

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
CURRENT MORTGAGE RATES              MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
----------------------              --------------        -----------   ----------------    ------     -----  -----------       ---
5.001 to 5.250                                   1         390,158.36               2.86     5.250       810      390,158     42.81
5.501 to 5.750                                  12       2,404,522.80              17.60     5.746       739      200,377     68.99
5.751 to 6.000                                 109       9,214,807.19              67.46     5.950       740       84,540     58.18
6.001 to 6.250                                  26       1,651,182.58              12.09     6.125       724       63,507     53.67
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                   WEIGHTED
                                    AVERAGE        PERCENT
                                   ORIGINAL           FULL
CURRENT MORTGAGE RATES                 CLTV  DOCUMENTATION
----------------------                 ----  -------------
5.001 to 5.250                        42.81         100.00
5.501 to 5.750                        69.90          52.72
5.751 to 6.000                        60.83          57.23
6.001 to 6.250                        54.89          15.30
                                      -----         ------
TOTAL:                                61.19          52.59
                                      =====         ======

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
REMAINING TERM                      MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
--------------                      --------------        -----------   ----------------    ------     -----  -----------       ---
109 to 120                                      11         458,399.63               3.36     5.977       735       41,673     51.91
157 to 168                                       1         332,476.42               2.43     5.950       766      332,476     70.00
169 to 180                                     136      12,869,794.88              94.21     5.912       739       94,631     59.07
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                   WEIGHTED
                                    AVERAGE        PERCENT
                                   ORIGINAL           FULL
REMAINING TERM                         CLTV  DOCUMENTATION
--------------                         ----  -------------
109 to 120                            52.06          82.27
157 to 168                            75.00           0.00
169 to 180                            61.16          52.89
                                      -----          -----
TOTAL:                                61.19          52.59
                                      =====          =====

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 1.1 (5.5 BUCKET)
--------------------------------------------------------------------------------

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
ORIGINAL LOAN-TO-VALUE RATIOS       MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
-----------------------------       --------------        -----------   ----------------    ------     -----  -----------       ---
0.01 to 10.00                                    1          58,185.00               0.43     5.750       765       58,185      6.49
10.01 to 20.00                                   4         211,940.97               1.55     5.978       758       52,985     13.74
20.01 to 30.00                                  15         769,906.44               5.64     5.965       750       51,327     25.15
30.01 to 40.00                                  16       1,089,081.25               7.97     5.961       733       68,068     35.50
40.01 to 50.00                                  24       2,400,075.42              17.57     5.818       757      100,003     45.21
50.01 to 60.00                                  29       2,393,627.17              17.52     6.008       725       82,539     56.31
60.01 to 70.00                                  19       2,413,764.76              17.67     5.904       733      127,040     66.68
70.01 to 75.00                                  11       1,052,652.02               7.71     5.973       734       95,696     73.60
75.01 to 80.00                                  24       2,741,430.58              20.07     5.890       744      114,226     79.37
80.01 to 85.00                                   1          86,238.36               0.63     5.990       734       86,238     84.16
85.01 to 90.00                                   3         336,115.12               2.46     5.827       720      112,038     88.39
90.01 to 95.00                                   1         107,653.84               0.79     5.750       799      107,654     90.16
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                    WEIGHTED
                                     AVERAGE        PERCENT
                                    ORIGINAL           FULL
ORIGINAL LOAN-TO-VALUE RATIOS           CLTV  DOCUMENTATION
-----------------------------           ----  -------------
0.01 to 10.00                           6.98         100.00
10.01 to 20.00                         13.92          78.14
20.01 to 30.00                         35.95          54.73
30.01 to 40.00                         35.53          29.78
40.01 to 50.00                         45.22          47.34
50.01 to 60.00                         57.94          42.44
60.01 to 70.00                         67.40          37.84
70.01 to 75.00                         73.72          72.69
75.01 to 80.00                         84.60          67.63
80.01 to 85.00                         84.32         100.00
85.01 to 90.00                         88.54         100.00
90.01 to 95.00                         90.16         100.00
                                       -----         ------
TOTAL:                                 61.19          52.59
                                       =====         ======

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
CREDIT SCORES                       MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
-------------                       --------------        -----------   ----------------    ------     -----  -----------       ---
601 to 625                                       1          98,941.21               0.72     5.750       624       98,941     31.25
626 to 650                                       3         183,551.81               1.34     6.125       645       61,184     43.09
651 to 675                                       5         555,313.75               4.07     6.009       659      111,063     55.45
676 to 700                                       9       1,016,271.33               7.44     6.024       693      112,919     58.48
701 to 725                                      37       3,456,436.80              25.30     5.917       712       93,417     61.82
726 to 750                                      33       2,834,426.12              20.75     5.926       738       85,892     63.08
751 to 775                                      27       2,724,821.14              19.95     5.915       761      100,919     63.17
776 to 800                                      24       1,478,654.42              10.82     5.941       787       61,611     53.65
801 to 825                                       9       1,312,254.35               9.61     5.720       810      145,806     47.36
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                    WEIGHTED
                                     AVERAGE        PERCENT
                                    ORIGINAL           FULL
CREDIT SCORES                           CLTV  DOCUMENTATION
-------------                           ----  -------------
601 to 625                             31.25           0.00
626 to 650                             43.09          22.73
651 to 675                             59.05           0.00
676 to 700                             62.20          14.41
701 to 725                             62.37          45.20
726 to 750                             67.40          60.88
751 to 775                             63.85          57.22
776 to 800                             58.23          79.23
801 to 825                             47.40          74.48
                                       -----          -----
TOTAL:                                 61.19          52.59
                                       =====          =====

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 1.1 (5.5 BUCKET)
--------------------------------------------------------------------------------

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
GEOGRAPHIC AREA                     MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
---------------                     --------------        -----------   ----------------    ------     -----  -----------       ---
Alabama                                          3         703,033.58               5.15     5.777       754      234,345     77.73
Arizona                                          3         211,889.60               1.55     5.990       748       70,630     69.22
Arkansas                                         1          18,870.80               0.14     5.990       809       18,871     76.74
California                                      24       2,985,122.14              21.85     5.882       742      124,380     46.50
Colorado                                         4         279,001.84               2.04     5.990       750       69,750     63.05
Connecticut                                      2         164,534.12               1.20     6.028       703       82,267     48.37
Florida                                         13       1,417,364.70              10.38     5.890       702      109,028     59.74
Georgia                                          3         454,187.00               3.32     5.772       752      151,396     68.78
Hawaii                                           1          76,238.25               0.56     5.875       814       76,238     12.21
Idaho                                            2         108,242.04               0.79     5.939       788       54,121     39.43
Illinois                                         4         259,702.04               1.90     5.990       778       64,926     60.05
Iowa                                             1          58,671.60               0.43     5.990       761       58,672     77.33
Kansas                                           2         120,496.03               0.88     5.908       728       60,248     82.88
Maine                                            1          73,556.08               0.54     5.990       745       73,556     85.29
Maryland                                         4         375,450.26               2.75     5.980       733       93,863     57.92
Massachusetts                                    3         311,271.47               2.28     5.956       729      103,757     49.69
Michigan                                         3         173,403.80               1.27     5.836       784       57,801     68.65
Minnesota                                        1         101,413.00               0.74     5.990       716      101,413     77.69
Mississippi                                      1          45,267.04               0.33     5.990       778       45,267     59.28
Missouri                                         2          76,516.44               0.56     5.990       781       38,258     65.42
Nevada                                           3         152,088.04               1.11     5.990       755       50,696     32.25
New Hampshire                                    3         503,128.46               3.68     5.964       757      167,709     68.08
New Jersey                                       8         900,849.71               6.59     5.954       716      112,606     55.12
New York                                        16       1,711,961.26              12.53     5.950       743      106,998     58.44
North Carolina                                   1          56,625.00               0.41     5.875       731       56,625     52.80
Ohio                                             4         184,073.38               1.35     5.966       736       46,018     58.44
Oklahoma                                         2         125,665.02               0.92     5.919       767       62,833     73.46
Oregon                                           3         367,449.53               2.69     5.903       727      122,483     62.21
Pennsylvania                                    12         634,856.37               4.65     5.962       741       52,905     64.38
South Carolina                                   1          33,743.32               0.25     5.990       744       33,743     50.96
Tennessee                                        3         162,308.12               1.19     5.990       755       54,103     68.94
Texas                                           12         695,098.34               5.09     5.890       752       57,925     75.73
Washington                                       2         118,592.55               0.87     6.046       747       59,296     74.74
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                     WEIGHTED
                                      AVERAGE        PERCENT
                                     ORIGINAL           FULL
GEOGRAPHIC AREA                          CLTV  DOCUMENTATION
---------------                          ----  -------------
Alabama                                 77.73         100.00
Arizona                                 69.46         100.00
Arkansas                                76.74         100.00
California                              48.85          36.38
Colorado                                63.24         100.00
Connecticut                             48.37          71.84
Florida                                 61.18          14.84
Georgia                                 68.85          50.17
Hawaii                                  12.42         100.00
Idaho                                   71.08           0.00
Illinois                                60.07         100.00
Iowa                                    77.66           0.00
Kansas                                  97.12         100.00
Maine                                   85.58         100.00
Maryland                                57.99          53.54
Massachusetts                           49.83          34.84
Michigan                                68.65          57.90
Minnesota                               77.69         100.00
Mississippi                             59.56         100.00
Missouri                                65.42         100.00
Nevada                                  32.44          37.74
New Hampshire                           71.53          33.92
New Jersey                              55.17          51.09
New York                                61.20          27.80
North Carolina                          52.80           0.00
Ohio                                    58.50          78.24
Oklahoma                                73.46         100.00
Oregon                                  72.59          48.69
Pennsylvania                            66.90         100.00
South Carolina                          50.96         100.00
Tennessee                               68.99         100.00
Texas                                   78.78          86.80
Washington                              75.00         100.00
                                        -----         ------
TOTAL:                                  61.19          52.59
                                        =====         ======

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
OCCUPANCY TYPE                      MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
--------------                      --------------        -----------   ----------------    ------     -----  -----------       ---
Primary                                        132      11,868,696.78              86.88     5.910       740       89,914     60.09
Investment                                      12       1,383,789.79              10.13     5.980       724      115,316     50.75
Second Home                                      4         408,184.36               2.99     5.851       783      102,046     58.36
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                     WEIGHTED
                                      AVERAGE        PERCENT
                                     ORIGINAL           FULL
OCCUPANCY TYPE                           CLTV  DOCUMENTATION
--------------                           ----  -------------
Primary                                 61.91          58.33
Investment                              55.89           6.87
Second Home                             58.36          40.63
                                        -----          -----
TOTAL:                                  61.19          52.59
                                        =====          =====

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
PROPERTY TYPE                       MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
-------------                       --------------        -----------   ----------------    ------     -----  -----------       ---
Single Family Residence                        127      10,969,579.17              80.30     5.912       739       86,375     59.33
Condominium                                      8         881,753.05               6.45     5.972       770      110,219     54.01
2-4 Family                                       5         960,968.45               7.03     5.915       726      192,194     65.03
PUD                                              8         848,370.26               6.21     5.906       738      106,046     54.60
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                     WEIGHTED
                                      AVERAGE        PERCENT
                                     ORIGINAL           FULL
PROPERTY TYPE                            CLTV  DOCUMENTATION
-------------                            ----  -------------
Single Family Residence                 60.53          60.37
Condominium                             61.97          48.08
2-4 Family                              69.88           0.00
PUD                                     59.05          16.29
                                        -----          -----
TOTAL:                                  61.19          52.59
                                        =====          =====


--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 1.1 (5.5 BUCKET)
--------------------------------------------------------------------------------


                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
LOAN PURPOSE                        MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
------------                        --------------        -----------   ----------------    ------     -----  -----------       ---
Purchase                                         8       1,277,441.67               9.35     5.961       746      159,680     64.55
Refinance - Rate Term                           18       2,423,488.12              17.74     5.780       747      134,638     55.25
Refinance - Cashout                            122       9,959,741.14              72.91     5.942       737       81,637     59.33
                                               ---      -------------             ------     -----       ---      -------     -----
TOTAL:                                         148      13,660,670.93             100.00     5.915       740       92,302     59.10
                                               ===      =============             ======     =====       ===      =======     =====

                                     WEIGHTED
                                      AVERAGE        PERCENT
                                     ORIGINAL           FULL
LOAN PURPOSE                             CLTV  DOCUMENTATION
------------                             ----  -------------
Purchase                                72.07           8.23
Refinance - Rate Term                   55.32          51.02
Refinance - Cashout                     61.22          58.66
                                        -----          -----
TOTAL:                                  61.19          52.59
                                        =====          =====

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
WACHOVIA DOCUMENTATION              MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
----------------------              --------------        -----------   ----------------    ------     -----  -----------       ---
No Income No Assets No Employment                4         224,625.00               1.64     6.062       706       56,156     42.07
No Income Verified Assets                        1         150,000.00               1.10     6.125       655      150,000     80.00
Stated Income Stated Assets                      2         198,250.00               1.45     5.913       745       99,125     45.67
Stated Income Verified Assets                    2         311,797.50               2.28     5.885       791      155,899     53.61
                                                --         ----------               ----     -----       ---      -------     -----
TOTAL:                                           9         884,672.50               6.48     5.977       736       98,297     53.37
                                                ==         ==========               ====     =====       ===      =======     =====

                                     WEIGHTED
                                      AVERAGE        PERCENT
                                     ORIGINAL           FULL
WACHOVIA DOCUMENTATION                   CLTV  DOCUMENTATION
----------------------                   ----  -------------
No Income No Assets No Employment       42.07           0.00
No Income Verified Assets               93.34           0.00
Stated Income Stated Assets             45.67           0.00
Stated Income Verified Assets           53.61           0.00
                                        -----           ----
TOTAL:                                  55.64           0.00
                                        =====           ====

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
AMERIQUEST DOCUMENTATION            MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
------------------------            --------------        -----------   ----------------    ------     -----  -----------       ---
Full                                            83       5,485,403.25              40.15     5.952       747       66,089     60.67
Stated                                           8         511,244.04               3.74     5.983       729       63,906     48.95
Limited                                          9         417,671.22               3.06     5.954       723       46,408     55.73
                                               ---       ------------              -----     -----       ---       ------     -----
TOTAL:                                         100       6,414,318.51              46.95     5.955       744       64,143     59.41
                                               ===       ============              =====     =====       ===       ======     =====

                                      WEIGHTED
                                       AVERAGE        PERCENT
                                      ORIGINAL           FULL
AMERIQUEST DOCUMENTATION                  CLTV  DOCUMENTATION
------------------------                  ----  -------------
Full                                     61.07         100.00
Stated                                   49.05           0.00
Limited                                  55.85           0.00
                                         -----         ------
TOTAL:                                   59.77          85.52
                                         =====         ======

                                                                          % OF AGGREGATE            WEIGHTED      AVERAGE  WEIGHTED
                                                            AGGREGATE  PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL   AVERAGE
                                         NUMBER OF  PRINCIPAL BALANCE  OUTSTANDING AS OF   AVERAGE    CREDIT      BALANCE  ORIGINAL
INDYMAC DOCUMENTATION               MORTGAGE LOANS        OUTSTANDING   THE CUT-OFF DATE    COUPON     SCORE  OUTSTANDING       LTV
---------------------               --------------        -----------   ----------------    ------     -----  -----------       ---
Full                                             9       1,698,706.11              12.44     5.688       775      188,745     63.31
No Documentation                                10       1,041,827.13               7.63     5.987       709      104,183     47.47
No Income No Assets                              5         461,406.03               3.38     5.972       683       92,281     54.58
No Ratio                                         4         951,312.37               6.96     5.862       721      237,828     61.71
Reduced                                         11       2,208,428.28              16.17     5.929       734      200,766     62.52
                                                --       ------------              -----     -----       ---      -------     -----
TOTAL:                                          39       6,361,679.92              46.57     5.867       735      163,120     59.57
                                                ==       ============              =====     =====       ===      =======     =====

                                      WEIGHTED
                                       AVERAGE        PERCENT
                                      ORIGINAL           FULL
INDYMAC DOCUMENTATION                     CLTV  DOCUMENTATION
---------------------                     ----  -------------
Full                                     65.56         100.00
No Documentation                         47.47           0.00
No Income No Assets                      54.58           0.00
No Ratio                                 66.58           0.00
Reduced                                  69.71           0.00
                                         -----         ------
TOTAL:                                   63.39          26.70
                                         =====         ======

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

                        FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]    MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
                        COLLATERAL SUMMARY
--------------------------------------------------------------------------------

                            SUBGROUP 1.2 (6.0 BUCKET)

Total Current Balance:                       $75,090,206
Total Number of Loans:                          376

                              Average or
                               Weighted
                              Average (1)          Minimum             Maximum
                              -----------          -------             -------
Current Balance               $  199,708           $14,599           $2,122,629
Original Balance              $  231,281           $39,900           $2,150,000

Loan Rate                          6.776%            5.800%               9.250%
Servicing Fee                      0.250%            0.250%               0.250%
Net Loan Rate                      6.526%            5.550%               9.000%

Original LTV                       66.01%            11.40%               95.00%
Original CLTV                      71.58%            11.80%              100.00%

Credit Score (3)                     711               620                  817

Original Term (mos)                  179               120                  180
Remaining Term (mos)                 174               111                  180
Seasoning (mos)                        5                 0                   14

IO Original Term (2)                 107                60                  180
IO Remaining Term (2)                102                51                  175

Top State Concentrations (1)  CA(41.92%),FL(9.75%),NY(8.70%),NJ(6.29%),TX(3.93%)

First Pay Date                                  01/01/2006           03/01/2007
Maturity Date                                   05/01/2016           02/01/2022

(1) Based on current balances.
(2) For Interest-Only loans.
(3) For loans with Credit Scores.

--------------------------------------------------------------------------------
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH
ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 1.2 (6.0 BUCKET)

                                    Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                     Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
                      Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Product Type             Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
------------             -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Fixed - 10 Year             19   1,141,570.13               1.52     6.304       719       60,083     53.26     53.35          63.95
Fixed - 15 Year            357  73,948,636.15              98.48     6.783       711      207,139     66.21     71.86          20.07
                           ---  -------------                ---     -----       ---      -------     -----     -----          -----
Total:                     376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73
                           ---  -------------                ---     -----       ---      -------     -----     -----          -----

                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
                     Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Amortization Type       Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
-----------------       -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Interest Only              56  20,216,740.66              26.92     7.574       692      361,013     77.89     93.04           3.93
Principal and
  Interest                320  54,873,465.62              73.08     6.482       718      171,480     61.63     63.67          26.92
                          ---  -------------                ---     -----       ---      -------     -----     -----          -----
Total:                    376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73

                                           Aggregate    % of Aggregate          Weighted     Average Weighted Weighted
                             Number of     Principal Principal Balance Weighted  Average   Principal  Average  Average       Percent
Cutt-off Stated               Mortgage       Balance Outstanding as of  Average   Credit     Balance Original Original          Full
Principal Balances               Loans   Outstanding  the Cut-off Date   Coupon    Score Outstanding      LTV     CLTV Documentation
------------------               -----   -----------  ----------------   ------    ----- -----------      ---     ---- -------------
0.01 to 100,000.00                 103  5,710,082.47              7.60    6.528      720      55,438    60.46    62.79         55.09
100,000.01 to 200,000.00           128 14,934,630.67             19.89    6.625      707     116,677    63.36    66.61         37.41
200,000.01 to 300,000.00            52 10,629,757.32             14.16    6.697      697     204,418    63.79    69.04         20.69
300,000.01 to 400,000.00            32 10,336,617.67             13.77    7.025      698     323,019    72.89    83.35         10.81
400,000.01 to 500,000.00            24 10,305,997.92             13.72    6.913      719     429,417    68.92    78.71          2.19
500,000.01 to 600,000.00            22 10,167,935.10             13.54    6.611      735     462,179    70.03    74.58         21.27
600,000.01 to 700,000.00             7  4,605,232.56              6.13    6.855      732     657,890    64.82    67.77          0.00
700,000.01 to 800,000.00             5  3,864,330.29              5.15    7.135      710     772,866    70.86    79.01          0.00
1,100,000.01 to 1,200,000.00         1  1,129,901.72              1.50    6.750      679   1,129,902    70.00    70.00        100.00
1,200,000.01 to 1,300,000.00         1  1,283,091.48              1.71    6.750      728   1,283,091    40.00    40.00          0.00
2,000,000.01 to 2,500,000.00         1  2,122,629.10              2.83    7.000      65    2,122,629    51.19    51.19          0.00
                                   --- -------------               ---    -----      ---     -------    -----    -----         -----
Total:                             376 75,090,206.28            100.00    6.776      711     199,708    66.01    71.58         20.73

                                           Aggregate    % of Aggregate          Weighted     Average Weighted Weighted
                             Number of     Principal Principal Balance Weighted  Average   Principal  Average  Average       Percent
                              Mortgage       Balance Outstanding as of  Average   Credit     Balance Original Original          Full
Current Mortgage Rates           Loans   Outstanding  the Cut-off Date   Coupon    Score Outstanding      LTV     CLTV Documentation
----------------------           -----   -----------  ----------------   ------    ----- -----------      ---     ---- -------------
5.751 to 6.000                     109  6,723,360.05              8.95    5.976      737      61,682    58.94    61.01         60.25
6.001 to 6.250                      62 13,907,952.11             18.52    6.205      733     224,322    51.67    54.36         14.75
6.251 to 6.500                      63 16,822,206.66             22.40    6.426      715     267,019    65.24    67.02         19.47
6.501 to 6.750                      43 11,200,760.99             14.92    6.696      718     260,483    66.78    70.48         30.78
6.751 to 7.000                      37  8,860,647.32             11.80    6.942      697     239,477    67.08    70.21         17.97
7.001 to 7.250                      10  2,770,079.15              3.69    7.198      661     277,008    79.19    92.69         22.98
7.251 to 7.500                      13  2,550,613.77              3.40    7.429      707     196,201    78.02    88.95          8.84
7.501 to 7.750                      14  3,091,388.42              4.12    7.692      685     220,813    80.12    98.36          7.69
7.751 to 8.000                      15  5,212,922.14              6.94    7.932      688     347,528    80.13    97.70          1.00
8.001 to 8.250                       2    608,000.00              0.81    8.125      696     304,000    80.00    96.58          0.00
8.251 to 8.500                       6  2,666,275.68              3.55    8.450      658     444,379    80.80    93.63          0.00
9.001 to 9.250                       2    676,000.00              0.90    9.160      671     338,000    80.00    95.00          0.00
                                   --- -------------               ---    -----      ---     -------    -----    -----         -----
Total:                             376 75,090,206.28            100.00    6.776      711     199,708    66.01    71.58         20.73

                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
                     Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Remaining Term          Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
--------------          -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
109 to 120                 19   1,141,570.13               1.52     6.304       719       60,083     53.26     53.35          63.95
157 to 168                  3     705,534.74               0.94     6.545       744      235,178     82.34     84.07          50.13
169 to 180                354  73,243,101.41              97.54     6.785       711      206,901     66.05     71.74          19.78
                          ---  -------------                ---     -----       ---      -------     -----     -----          -----
Total:                    376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73


                                                                            A-18
--------------------------------------------------------------------------------
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
Subgroup 1.2 (6.0 Bucket)
--------------------------------------------------------------------------------

                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
Original Loan-       Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
to-Value Ratios         Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
---------------         -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
10.01 to 20.00              8     599,944.58               0.80     6.364       705       74,993     16.94     17.97          17.99
20.01 to 30.00             28   2,956,274.49               3.94     6.284       740      105,581     24.41     25.81          10.16
30.01 to 40.00             25   3,475,362.56               4.63     6.460       727      139,015     36.96     36.98           9.66
40.01 to 50.00             48   8,283,355.90              11.03     6.370       720      172,570     45.48     45.49          24.25
50.01 to 60.00             53  10,720,426.40              14.28     6.421       704      202,272     55.21     58.13          17.14
60.01 to 70.00             42  10,399,763.07              13.85     6.480       728      247,613     65.36     66.97          20.40
70.01 to 75.00             23   4,564,263.03               6.08     6.481       714      198,446     73.64     73.67          34.56
75.01 to 80.00            114  29,612,593.15              39.44     7.227       699      259,760     79.73     92.04          13.14
80.01 to 85.00              8     968,769.68               1.29     6.817       722      121,096     83.98     84.05          73.47
85.01 to 90.00             16   2,192,876.78               2.92     6.853       720      137,055     89.27     89.38          73.45
90.01 to 95.00             11   1,316,576.65               1.75     7.367       712      119,689     93.83     93.87          80.91
                          ---  -------------                ---     -----       ---      -------     -----     -----          -----
Total:                    376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73

                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
                     Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Credit Scores           Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
-------------           -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
<= 0                        1     108,705.26               0.14     7.000         0      108,705     70.00     70.00           0.00
601 to 625                  4     967,791.37               1.29     6.719       623      241,948     62.41     62.41          19.30
626 to 650                 30   7,803,813.13              10.39     7.371       639      260,127     74.13     87.56          10.37
651 to 675                 45  11,271,199.07              15.01     6.983       663      250,471     65.16     70.34           2.65
676 to 700                 62  13,536,179.84              18.03     6.869       687      218,325     67.26     74.12          25.43
701 to 725                 70  10,150,309.77              13.52     6.787       713      145,004     67.98     74.85          21.58
726 to 750                 70  14,227,811.99              18.95     6.584       737      203,254     64.13     67.73          26.54
751 to 775                 42   8,281,438.69              11.03     6.540       758      197,177     65.76     68.99          22.95
776 to 800                 39   6,635,517.82               8.84     6.375       789      170,141     60.87     62.99          34.23
801 to 825                 13   2,107,439.34               2.81     6.306       810      162,111     54.32     54.35          32.87
                          ---  -------------                ---     -----       ---      -------     -----     -----          -----
Total:                    376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73


                                                                            A-19
--------------------------------------------------------------------------------
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
                     Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Geographic Area         Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
---------------         -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Alabama                     6     551,607.13               0.73     7.001       723       91,935     82.03     87.22          51.07
Alaska                      4     618,710.04               0.82     6.401       681      154,678     76.13     83.35          33.32
Arizona                     9   1,942,399.52               2.59     6.928       715      215,822     72.47     79.45          27.97
Arkansas                    2     120,400.20               0.16     6.845       770       60,200     76.65     76.65         100.00
California                104  31,480,863.49              41.92     6.947       709      302,701     66.61     74.64           7.01
Colorado                    7   1,335,060.12               1.78     7.697       710      190,723     76.73     91.43          19.29
Connecticut                 7   1,169,481.05               1.56     6.478       749      167,069     58.63     62.53          26.32
District of
  Columbia                  1     207,263.72               0.28     6.250       636      207,264     49.41     49.41           0.00
Florida                    40   7,318,763.73               9.75     6.612       691      182,969     69.79     76.73          10.30
Georgia                     5     887,675.73               1.18     6.513       718      177,535     66.77     68.08          75.21
Hawaii                      2     169,611.64               0.23     6.725       676       84,806     69.84     86.88          14.98
Idaho                       2      71,366.05               0.10     5.964       788       35,683     45.51     61.51           0.00
Illinois                    8     949,734.24               1.26     7.160       697      118,717     75.27     78.25          55.09
Indiana                     4     395,745.54               0.53     6.751       720       98,936     77.65     87.43          73.86
Iowa                        2     113,456.81               0.15     6.714       697       56,728     86.57     86.72          52.27
Kansas                      3     163,941.20               0.22     6.291       716       54,647     81.95     85.44          36.98
Louisiana                   2     248,950.41               0.33     6.947       712      124,475     88.89     89.16          37.14
Maine                       2     139,224.92               0.19     6.251       772       69,612     86.20     86.37         100.00
Maryland                    9   1,136,545.73               1.51     6.624       729      126,283     68.19     71.70          59.55
Massachusetts               4     501,041.21               0.67     6.122       705      125,260     53.83     74.78          19.98
Michigan                    6     687,179.52               0.92     7.094       731      114,530     78.61     83.24          36.62
Minnesota                   2     222,306.38               0.30     6.213       774      111,153     55.88     55.88         100.00
Mississippi                 1      41,784.96               0.06     5.990       778       41,785     59.28     59.56         100.00
Missouri                    2      70,630.56               0.09     5.990       781       35,315     65.42     65.42         100.00
Nevada                      4     828,873.06               1.10     6.310       696      207,218     43.97     44.00           6.39
New Hampshire               5     938,853.11               1.25     6.333       708      187,771     63.34     64.60          16.78
New Jersey                 14   4,721,472.95               6.29     6.659       682      337,248     54.28     54.29          12.18
New Mexico                  1     208,000.00               0.28     8.125       654      208,000     80.00     90.00           0.00
New York                   31   6,531,254.17               8.70     6.434       743      210,686     53.14     53.30          12.98
North Carolina              6   1,103,384.43               1.47     6.489       710      183,897     77.36     77.36          13.91
Ohio                       13   1,279,098.56               1.70     6.757       698       98,392     76.69     76.82          78.21
Oklahoma                    7     579,186.94               0.77     6.980       735       82,741     78.91     87.45          91.19
Oregon                      3     519,464.53               0.69     6.363       716      173,155     72.24     91.32          4.720
Pennsylvania               18   1,698,880.35               2.26     6.346       753       94,382     61.64     62.56          87.06
South Carolina              3     210,365.68               0.28     6.697       719       70,122     82.14     82.14         100.00
Tennessee                   6     572,233.28               0.76     7.032       735       95,372     76.49     76.50          41.56
Texas                      19   2,950,721.96               3.93     6.698       690      155,301     66.49     68.22          58.04
Virginia                    6   1,582,863.87               2.11     6.659       753      263,811     66.50     68.70          10.99
Washington                  4     651,224.06               0.87     7.007       681      162,806     77.90     90.43          52.63
Wisconsin                   2     170,585.44               0.23     6.658       729       85,293     75.26     83.71         100.00
                          ---  -------------             ------     -----       ---      -------     -----     -----         ------
Total:                    376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73

                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
                     Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Occupancy Type          Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
--------------          -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Occupancy Type
Primary                   310  58,544,144.74              77.97     6.771       709      188,852     67.11     73.58          24.81
Investment                 52  11,219,394.89              14.94     6.826       730      215,758     63.38     66.84           3.73
Second Home                14   5,326,666.65               7.09     6.722       697      380,476     59.44     59.55          11.70
                          ---  -------------             ------     -----       ---      -------     -----     -----         ------
Total:                    376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73

                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
                     Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Property Type           Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
-------------           -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Single Family
  Residence               290  54,252,282.63              72.25     6.737       710      187,077     66.19     71.36          25.01
2-4 Family                 35   8,844,960.36              11.78     7.018       717      252,713     63.72     69.86           5.30
PUD                        29   7,783,876.73              10.37     6.910       694      268,410     69.03     77.23          15.96
Condominium                22   4,209,086.56               5.61     6.517       737      191,322     62.91     67.54           6.83
                          ---  -------------             ------     -----       ---      -------     -----     -----          -----
Total:                    376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73


                                                                            A-20
--------------------------------------------------------------------------------
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 1.2 (6.0 BUCKET)

                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
                     Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Loan Purpose            Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
------------            -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Purchase                   71  24,523,232.35              32.66     7.295       702      345,398     74.30     86.63           6.14
Refinance --
  Rate Term                61  13,453,672.76              17.92     6.640       724      220,552     61.73     64.00          20.36
Refinance --
  Cashout                 244  37,113,301.17              49.42     6.481       712      152,104     62.09     64.38          30.51
                          ---  -------------             ------     -----       ---      -------     -----     -----          -----
Total:                    376  75,090,206.28             100.00     6.776       711      199,708     66.01     71.58          20.73
                          ===  =============             ======     =====       ===      =======     =====     =====          =====


                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
Wachovia             Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Documentation           Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
------------            -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Full                        1     518,249.73               0.69     6.250       786      518,250     44.44     44.44         100.00
No Income
  No Assets                 1      59,798.04               0.08     6.250       669       59,798     40.82     40.82           0.00
No Income
  No Assets
  No Employment            13   2,216,303.60               2.95     6.240       729      170,485     34.16     34.34           0.00
No Income
  Verified Assets           2     708,000.00               0.94     6.262       657      354,000     77.71     86.19           0.00
No Ratio                    2     319,016.63               0.42     7.305       649      159,508     65.87     65.87           0.00
Stated Income
  Stated Assets             7   2,270,096.61               3.02     6.304       735      324,300     58.38     65.84           0.00
Stated Income
  Verified Assets          11   2,827,359.00               3.77     6.434       725      257,033     66.34     66.91           0.00
                           --  -------------              -----     -----       ---      -------     -----     -----          -----
Total:                     37   8,918,823.61              11.88     6.358       724      241,049     55.76     58.56           5.81
                           ==  =============              =====     =====       ===      =======     =====     =====          =====


                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
Ameriquest           Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Documentation           Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
------------            -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Full                      112   9,172,738.38              12.22     6.357       737       81,899     69.38     70.89         100.00
Stated                     18   2,525,347.31               3.36     6.667       740      140,297     68.45     73.86           0.00
Limited                     9     584,446.78               0.78     6.108       703       64,939     52.37     52.55           0.00
                          ---  -------------              -----     -----       ---      -------     -----     -----          -----
Total:                    139  12,282,532.46              16.36     6.409       736       88,364     68.38     70.63          74.68
                          ===  =============              =====     =====       ===      =======     =====     =====         ======


                                   Aggregate     % of Aggregate            Weighted      Average  Weighted  Weighted
                    Number of      Principal  Principal Balance  Weighted   Average    Principal   Average   Average        Percent
Indymac              Mortgage        Balance  Outstanding as of   Average    Credit      Balance  Original  Original           Full
Documentation           Loans    Outstanding   the Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
------------            -----    -----------   ----------------    ------     -----  -----------       ---      ----  -------------
Full                       30   5,876,914.34               7.83     6.640       710      195,897     72.34     76.57         100.00
No Documentation           49   8,527,295.30              11.36     6.583       710      174,026     50.37     51.56           0.00
No Income
  No Assets                12   3,477,221.65               4.63     6.467       707      289,768     61.26     61.26           0.00
No Ratio                   20   8,131,159.15              10.83     6.945       695      406,558     67.72     74.79           0.00
Reduced                    88  27,742,005.22              36.94     7.151       702      315,250     71.96     81.80           0.00
Stated Income
  Stated Assets             1     134,254.55               0.18     6.375       681      134,255      36.8     36.80           0.00
                          ---  -------------              -----     -----       ---      -------     -----     -----          -----
Total:                    200  53,888,850.21              71.77     6.928       703      269,444     67.17     73.95          10.91
                          ===  =============              =====     =====       ===      =======     =====     =====         ======


                                                                            A-21
--------------------------------------------------------------------------------
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

(MERRILL LYNCH LOGO)
FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
GROUP II SUMMARY


Total Current Balance:                                       $374,574,515
Total Number of Loans:                                           1447


                                     Average or
                                Weighted Average (1)           Minimum                     Maximum

Current Balance                     $258,862.83               $41,970.35                $1,920,000.00
Original Balance                    $259,643.60               $42,000.00                $1,920,000.00


Loan Rate                              6.841%                   5.500%                      9.800%
Servicing Fee                          0.250%                   0.250%                      0.250%
Net Loan Rate                          6.591%                   5.250%                      9.550%


Original LTV                           72.01%                   11.70%                      95.00%
Original CLTV                          77.45%                   11.70%                     100.00%

Credit Score (3)                         719                      593                        819

Original Term (mos)                      359                      240                        360
Remaining Term (mos)                     355                      230                        360
Seasoning (mos)                           4                        0                          12


IO Original Term (2)                     111                      60                         120
IO Remaining Term (2)                    107                      50                         120

Top State Concentrations (1)           CA(20.52%),FL(13.01%),NJ(10.58%),VA(7.58%),NY(6.06%)


First Pay Date                                                03/01/2006                  03/01/2007
Maturity Date                                                 04/01/2026                  02/01/2037

(1)  Based on current balances.
(2)  For Interest-Only loans.
(3)  For loans with Credit Scores.





Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.


                                                                             A12

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 2


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Product Type           Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Fixed - 20 Year           17     2,907,209.86           0.78      6.801       733       171,012      76.27     77.14           71.66
Fixed - 25 Year           11     1,533,663.00           0.41      6.817       736       139,424      75.12     75.18           89.98
Fixed - 30 Year        1,419   370,133,642.41          98.81      6.841       719       260,841      71.96     77.46           35.75
Total:                 1,447   374,574,515.27         100.00      6.841       719       258,863      72.01     77.45           36.25

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Amortization Type      Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Interest Only            307  102,890,917.31           27.47      6.909       727       335,150       74.35    83.74           51.19
Principal and
 Interest              1,140  271,683,597.96           72.53      6.815       716       238,319       71.12    75.06           30.59
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863       72.01    77.45           36.25


                                                     % of Aggregate
                                                          Principal
                                           Aggregate        Balance           Weighted      Average Weighted Weighted
                           Number of       Principal    Outstanding  Weighted  Average    Principal  Average  Average        Percent
Cutt-off Stated             Mortgage         Balance      as of the   Average   Credit      Balance Original Original           Full
Principal Balances             Loans     Outstanding   Cut-off Date    Coupon    Score  Outstanding      LTV     CLTV  Documentation
0.01 to 100,000.00               162   12,791,024.35         3.41       7.012       721     78,957      75.10   78.56          45.13
100,000.01 to 200,000.00         524   77,235,830.75        20.62       6.902       712    147,397      72.61   77.39          41.16
200,000.01 to 300,000.00         325   79,610,636.26        21.25       6.826       714    244,956      73.62   79.49          38.81
300,000.01 to 400,000.00         194   67,086,142.00        17.91       6.787       711    345,805      72.99   79.12          39.31
400,000.01 to 500,000.00         110   48,734,090.51        13.01       6.804       729    443,037      71.56   75.92          32.38
500,000.01 to 600,000.00          74   40,421,092.80        10.79       6.784       724    546,231      70.34   76.81          29.68
600,000.01 to 700,000.00          23   15,191,376.55         4.06       6.852       736    660,495      74.21   79.74          44.07
700,000.01 to 800,000.00          11    8,287,979.34         2.21       6.858       744    753,453      71.14   76.75          28.07
800,000.01 to 900,000.00          10    8,570,697.01         2.29       6.802       710    857,070      61.27   63.50           9.64
900,000.01 to 1,000,000.00         7    6,827,224.70         1.82       6.817       738    975,318      65.69   72.80          14.62
1,100,000.01 to 1,200,000.00       3    3,548,421.00         0.95       6.832       757  1,182,807      64.20   77.58          66.18
1,200,000.01 to 1,300,000.00       2    2,600,000.00         0.69       6.938       729  1,300,000      62.05   64.55           0.00
1,500,000.01 to 2,000,000.00       2    3,670,000.00         0.98       7.339       720  1,835,000      64.77   69.54           0.00
Total:                         1,447  374,574,515.27       100.00       6.841       719    258,863      72.01   77.45          36.25



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Current             Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Mortgage Rates         Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
5.251 to 5.500             1      127,059.00            0.03      5.500       717       127,059      80.00    100.00          100.00
5.501 to 5.750             3      690,470.00            0.18      5.750       728       230,157      72.77     72.82          100.00
5.751 to 6.000            54   14,731,719.06            3.93      5.975       739       272,810      62.57     63.89           45.87
6.001 to 6.250           109   31,133,467.50            8.31      6.199       729       285,628      61.60     65.06           24.49
6.251 to 6.500           255   63,901,991.69           17.06      6.439       726       250,596      66.63     69.79           40.22
6.501 to 6.750           267   77,332,331.89           20.65      6.692       722       289,634      69.11     75.24           38.80
6.751 to 7.000           268   75,259,012.29           20.09      6.926       721       280,817      73.52     79.97           36.73
7.001 to 7.250           217   49,888,786.10           13.32      7.189       711       229,902      79.20     87.10           39.90
7.251 to 7.500           143   32,772,257.15            8.75      7.430       705       229,177      80.12     88.13           33.69
7.501 to 7.750            91   20,096,970.23            5.37      7.691       698       220,846      82.30     86.12           19.18
7.751 to 8.000            29    6,952,276.44            1.86      7.895       686       239,734      80.57     81.56           25.08
8.001 to 8.250             3      459,543.92            0.12      8.203       746       153,181      94.11     94.11           17.76
8.251 to 8.500             2      279,659.00            0.07      8.375       698       139,830      89.15     89.15           50.08
8.501 to 8.750             1      109,893.00            0.03      8.625       685       109,893      95.00     95.00          100.00
8.751 to 9.000             2      483,523.00            0.13      8.998       645       241,762      81.54     89.97           15.67
9.251 to 9.500             1      288,855.00            0.08      9.375       681       288,855      95.00     95.00          100.00
9.751 to 10.000            1       66,700.00            0.02      9.800       683        66,700      35.90     35.90            0.00
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01     77.45           36.25

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 2


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Remaining Term         Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
229 to 240                17    2,907,209.86            0.78      6.801       733       171,012      76.27     77.14           71.66
289 to 300                11    1,533,663.00            0.41      6.817       736       139,424      75.12     75.18           89.98
337 to 348                 2      451,728.24            0.12      6.707       718       225,864      80.95     80.95          100.00
349 to 360             1,417  369,681,914.17           98.69      6.841       719       260,891      71.95     77.45           35.67
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01     77.45           36.25

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
Original           Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Loan-to-Value       Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Ratios                 Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
10.01 to 20.00             9    1,576,739.66            0.42      6.391       749       175,193       16.01    16.01           0.00
20.01 to 30.00            19    3,540,721.60            0.95      6.579       744       186,354       25.66    28.00          10.64
30.01 to 40.00            52   10,766,418.29            2.87      6.495       729       207,047       35.01    36.28          20.79
40.01 to 50.00            65   18,583,515.21            4.96      6.612       727       285,900       45.87    47.18          21.32
50.01 to 60.00           150   49,076,677.99           13.10      6.585       717       327,178       56.51    59.00          10.17
60.01 to 70.00           161   49,490,074.88           13.21      6.668       722       307,392       66.48    69.81          26.76
70.01 to 75.00            92   26,652,855.02            7.12      6.772       723       289,705       73.27    77.19          45.91
75.01 to 80.00           645  166,490,693.21           44.45      6.919       718       258,125       79.62    89.16          42.96
80.01 to 85.00            39    8,573,856.53            2.29      7.087       699       219,842       83.80    83.83          35.30
85.01 to 90.00           130   25,336,235.95            6.76      7.197       708       194,894       89.30    89.70          58.71
90.01 to 95.00            85   14,486,726.93            3.87      7.416       716       170,432       94.82    94.93          64.35
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863       72.01    77.45          36.25



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Credit Scores          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
<=0                        2      713,441.73            0.19      7.238         0       356,721      75.17     75.17           90.76
576 to 600                 1      183,451.28            0.05      6.250       593       183,451      58.99     58.99            0.00
601 to 625                17    3,459,855.59            0.92      7.131       623       203,521      72.35     75.64            7.21
626 to 650                85   21,588,120.12            5.76      7.074       638       253,978      72.06     75.21           12.22
651 to 675               108   26,915,707.26            7.19      6.897       663       249,220      71.35     74.34           13.38
676 to 700               376   93,855,434.03           25.06      6.948       688       249,616      73.26     78.99           35.88
701 to 725               294   68,399,266.27           18.26      6.861       713       232,651      74.44     81.49           43.00
726 to 750               219   58,075,884.76           15.50      6.726       737       265,187      72.05     78.72           42.21
751 to 775               187   52,835,622.67           14.11      6.740       762       282,543      72.31     77.60           35.54
776 to 800               125   38,382,296.58           10.25      6.721       786       307,058      66.19     70.07           39.23
801 to 825                33   10,165,434.98            2.71      6.581       807       308,043      65.82     69.82           70.99
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01     77.45           36.25


                                                                             A14

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 2

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Geographic Area        Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Alabama                   14    1,830,683.55            0.49       7.083       711      130,763      84.91     88.03           47.13
Alaska                     3      762,663.73            0.20       7.433       693      254,221      80.74     80.74           26.93
Arizona                   39    8,904,813.05            2.38       6.746       695      228,329      70.27     72.37           31.24
Arkansas                   5      586,923.74            0.16       7.358       712      117,385      86.32     86.35           54.95
California               222   76,846,240.03           20.52       6.675       720      346,154      67.21     67.21           15.54
Colorado                  19    4,359,668.76            1.16       6.907       721      229,456      67.73     72.84            6.76
Connecticut               21    6,897,932.62            1.84       6.954       711      328,473      74.68     78.41           50.61
Delaware                   7    1,594,788.18            0.43       7.150       713      227,827      82.04     88.69           32.95
District of Columbia       6    2,204,028.86            0.59       6.637       724      367,338      66.82     73.66           15.42
Florida                  203   48,737,787.03           13.01       6.881       713      240,088      70.50     75.27           21.40
Georgia                   53    9,786,162.93            2.61       6.801       712      184,645      78.61     88.22           43.75
Hawaii                     9    2,561,641.25            0.68       6.898       729      284,627      71.29     71.31           59.25
Idaho                      1      225,041.97            0.06       7.000       680      225,042      80.00    100.00          100.00
Illinois                  48    9,487,099.78            2.53       7.183       712      197,648      75.45     80.99           18.51
Indiana                    6      729,408.86            0.19       7.086       722      121,568      86.01     86.10           87.90
Iowa                       5      537,818.15            0.14       6.938       719      107,564      85.92     85.97           82.72
Kansas                     7      986,999.14            0.26       6.871       715      141,000      74.62     74.66           36.33
Kentucky                   3      320,712.08            0.09       6.915       743      106,904      73.72     78.90           57.94
Louisiana                 10    1,820,117.10            0.49       7.173       689      182,012      84.73     97.35           11.58
Maine                     10    1,958,895.78            0.52       6.788       698      195,890      71.57     71.59           40.81
Maryland                  66   20,409,338.90            5.45       6.803       728      309,232      74.93     83.73           65.19
Massachusetts             33    9,446,499.60            2.52       6.906       711      286,258      74.97     78.63           23.66
Michigan                  20    3,468,503.26            0.93       6.779       726      173,425      77.56     82.61           57.91
Minnesota                 14    2,949,709.47            0.79       6.786       740      210,694      79.35     82.02           69.37
Mississippi                6      773,734.12            0.21       7.184       711      128,956      85.94     89.11           27.26
Missouri                  17    2,374,323.71            0.63       7.026       709      139,666      79.42     87.13           35.48
Montana                    2      237,313.32            0.06       7.447       724      118,657      82.86     82.86            0.00
Nebraska                   7      860,419.39            0.23       7.134       701      122,917      82.99     93.65           39.75
Nevada                    16    4,122,167.86            1.10       6.774       712      257,635      72.07     74.71           47.78
New Hampshire              3      512,256.87            0.14       6.817       689      170,752      76.67     88.66            0.00
New Jersey               112   39,614,002.61           10.58       6.924       724      353,696      71.29     79.04           47.08
New Mexico                 6    1,245,330.38            0.33       6.885       735      207,555      72.99     79.99           41.88
New York                  69   22,704,774.49            6.06       6.892       712      329,055      70.95     77.50           35.01
North Carolina            38    8,465,865.57            2.26       6.697       733      222,786      73.93     83.80           30.55
North Dakota               1      149,175.00            0.04       6.500       750      149,175      79.70     79.70            0.00
Ohio                      38    5,399,906.14            1.44       6.843       721      142,103      84.54     85.41           69.28
Oklahoma                   9    1,119,579.25            0.30       7.264       690      124,398      84.54     93.19           45.33
Oregon                     5      861,295.00            0.23       6.719       737      172,259      77.62     77.69           86.07
Pennsylvania              56   10,466,266.41            2.79       6.896       714      186,898      77.79     83.18           50.02
Rhode Island              11    2,473,794.66            0.66       6.793       722      224,890      73.98     75.74           42.33
South Carolina            20    3,877,220.60            1.04       6.563       724      193,861      65.42     68.80           11.94
South Dakota               2      253,473.76            0.07       7.810       724      126,737      94.27     94.49           47.68
Tennessee                 11    1,213,496.64            0.32       7.045       694      110,318      85.95     89.10           48.14
Texas                     70   12,116,802.23            3.23       6.977       701      173,097      79.87     88.18           28.78
Utah                       5      977,427.60            0.26       6.972       723      195,486      74.04     88.08           38.08
Vermont                    4      525,102.37            0.14       6.928       765      131,276      60.64     60.78           76.23
Virginia                  76   28,377,836.88            7.58       6.800       742      373,393      73.96     82.43           68.30
Washington                21    5,892,364.72            1.57       6.696       721      280,589      79.71     81.64           64.26
Wisconsin                 17    2,392,919.87            0.64       7.602       699      140,760      83.65     86.29           62.03
Wyoming                    1      154,188.00            0.04       6.750       681      154,188      66.24     66.48          100.00
Total:                 1,447  374,574,515.27          100.00       6.841       719      258,863      72.01     77.45           36.25


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted   Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average    Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original   Original           Full
Occupancy Type         Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV       CLTV  Documentation
Primary                1,153  310,277,049.25           82.83      6.825       718       269,104      79.24      79.48          40.89
Investment               246   48,376,692.87           12.92      6.937       723       196,653      66.61      67.65          13.60
Second Home               48   15,920,773.15            4.25      6.847       727       331,683      64.45      67.56          14.74
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01      77.45          36.25


                                                                             A15

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 2

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Property Type          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Single Family
  Residence              993  250,825,238.64           66.96      6.834        717      252,593      72.49     77.31           37.83
PUD                      209   62,276,943.33           16.63      6.779        727      297,976      72.36     80.38           40.30
2-4 Family               123   35,505,413.18            9.48      6.987        717      288,662      68.93     72.62           12.96
Condominium              119   25,081,121.90            6.70      6.847        721      210,766      70.49     78.06           42.19
Townhouse                  2      625,798.22            0.17      6.548        734      312,899      79.01     89.50          100.00
Vacant Land                1      260,000.00            0.07      7.625        761      260,000      80.00     80.00            0.00
Total:                 1,447  374,574,515.27          100.00      6.841        719      258,863      72.01     77.45           36.25

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Loan Purpose           Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Purchase
Refinance -              527  136,261,136.67           36.38      6.969       730       258,560      78.18     88.63          46.59
  Rate Term              198   52,707,770.11           14.07      6.806       715       266,201      69.51     74.62          29.11
Refinance -
  Cashout                722  185,605,608.49           49.55      6.756       712       257,071      68.20     70.04          30.69
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01     77.45          36.25


                                                 % of Aggregate
                                                      Principal
                                        Aggregate       Balance            Weighted      Average   Weighted  Weighted
                         Number of      Principal   Outstanding  Weighted   Average    Principal    Average   Average        Percent
Wachovia                  Mortgage        Balance     as of the   Average    Credit      Balance   Original  Original           Full
Documentation                Loans    Outstanding  Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Full                            33   8,030,906.97          2.14     6.618       716      243,361      72.28     81.82         100.00
Limited                          2     279,000.00          0.07     6.375       687      139,500      79.06     92.25           0.00
1 Paystub & 2 W2's              19   4,357,751.82          1.16     6.949       684      229,355      77.78     85.96           0.00
1 Paystub, W2 or 1040            1      54,150.00          0.01     7.125       655       54,150      95.00     95.00           0.00
2Yr 1040 and/or Business
   Records                       3   1,512,796.99          0.40     6.802       721      504,266      70.77     72.83           0.00
No Income No Assets             33   9,103,869.46          2.43     6.847       715      275,875      61.40     65.20           0.00
No Income No Assets No
   Employment                  114  24,659,347.33          6.58     6.855       717      216,310      60.17     61.01           0.00
No Income Verified
  Assets                        78  24,242,581.58          6.47     6.656       720      310,802      64.25     66.93           0.00
No Ratio                        35  12,036,628.81          3.21     6.963       710      343,904      68.47     71.26           0.00
Stated Income
  Stated Assets                 99  25,841,584.99          6.90     6.703       701      261,026      61.11     64.29           0.00
Stated Income
  Verified Assets              203  56,657,072.09         15.13     6.774       712      279,099      69.72     74.36           0.00
Written Verification of
  Employment                     1     148,236.15          0.04     7.750       750      148,236      90.00     90.00           0.00
Total:                         621 166,923,926.19         44.56     6.773       712      268,799      66.02     69.73           4.81


                                               % of Aggregate
                                                    Principal
                                    Aggregate         Balance             Weighted       Average   Weighted  Weighted
                    Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Ameriquest           Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Documentation           Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Full                      371   69,902,615.71           18.66      6.801       721       188,417      77.52     80.03         100.00
Stated                    221   53,610,457.53           14.31      7.003       717       242,581      77.13     84.97           0.00
Limited                    26    6,197,554.02            1.65      6.598       720       238,367      76.82     79.17           0.00
Reduced                     2      946,867.00            0.25      7.161       689       473,434      80.00    100.00           0.00
Stated Income Stated
  Assets                    4    1,319,370.30            0.35      7.313       707       329,843      80.00    100.00           0.00
Total:                    624  131,976,864.56           35.23      6.881       719       211,501      77.37     82.34          52.97

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average         Percent
Documentation -     Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original            Full
All Others             Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV   Documentation
Full                     165   57,860,801.16           15.45      6.855       739       350,672      77.01     87.57          100.00
Stated                     1      263,198.00            0.07      6.875       765       263,198      80.00     95.00            0.00
No Income
  No Assets                7    5,342,470.00            1.43      7.356       701       763,210      65.40     66.62            0.00
No Income
  Verified Assets          2    1,058,179.00            0.28      6.950       730       529,090      78.47     93.34            0.00
No Ratio                   2      759,718.36            0.20      7.220       665       379,859      80.00     80.00            0.00
Stated Income
  Stated Assets            8    3,925,050.00            1.05      7.203       703       490,631      72.03     84.08            0.00
Stated Income
  Verified
  Assets                  17    6,464,308.00            1.73      6.921       745       380,253      75.61     87.65            0.00
Total:                   202   75,673,724.52           20.20      6.920       734       374,622      75.87     85.95           76.46



                                                                             A16

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
                            MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
[MERRILL LYNCH LOGO]        COLLATERAL SUMMARY
--------------------------------------------------------------------------------

                            SUBGROUP 2.1 (6.0 BUCKET)

Total Current Balance:                                               $62,178,600
Total Number of Loans:                                                   299

                                                   Average or
                                               Weighted Average (1)   Minimum         Maximum
Current Balance                                     $207,955          $22,000      $1,000,000
Original Balance                                    $260,688          $44,000      $1,000,000

Loan Rate                                            6.184%            5.500%        6.375%
Servicing Fee                                        0.250%            0.250%        0.250%
Net Loan Rate                                        5.934%            5.250%        6.125%

Original LTV                                         62.77%            11.70%        95.00%
Original CLTV                                        65.36%            11.70%       100.00%

Credit Score (3)                                      731               593           815

Original Term (mos)                                   359               240           360
Remaining Term (mos)                                  355               233           360
Seasoning (mos)                                        4                 0             12

IO Original Term (2)                                  108               60            120
IO Remaining Term (2)                                 104               50            120

Top State Concentrations (1)                   CA(33.25%),FL(10.87%),NJ(7.80%),NY(5.86%),MD(5.73%)

First Pay Date                                                      03/01/2006    03/01/2007
Maturity Date                                                       07/01/2026    02/01/2037

(1) Based on current balances.
(2) For Interest-Only loans.
(3) For loans with Credit Scores.

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 2.1 (6.0 BUCKET)
--------------------------------------------------------------------------------

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Product Type                        Mortgage Loans        Outstanding   the Cut-off Date    Coupon
------------                        --------------        -----------   ----------------    ------
Fixed - 20 Year                                  2         275,934.50               0.44     6.375
Fixed - 25 Year                                  4         321,152.50               0.52     6.277
Fixed - 30 Year                                293      61,581,512.64              99.04     6.182
                                               ---      -------------             ------     -----
Total:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============             ======     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Product Type                           Score  Outstanding       LTV      CLTV  Documentation
------------                           -----  -----------       ---      ----  -------------
Fixed - 20 Year                          797      137,967     79.04     79.04            100
Fixed - 25 Year                          761       80,288     66.94     66.94          76.07
Fixed - 30 Year                          731      210,176     62.68     65.29          33.77
                                         ---      -------     -----     -----          -----
Total:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====          =====

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Amortization Type                   Mortgage Loans        Outstanding   the Cut-off Date    Coupon
-----------------                   --------------        -----------   ----------------    ------
Interest Only                                   37       9,301,430.30              14.96     6.221
Principal and Interest                         262      52,877,169.34              85.04     6.177
                                               ---      -------------             ------     -----
Total:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============             ======     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Amortization Type                      Score  Outstanding       LTV      CLTV  Documentation
-----------------                      -----  -----------       ---      ----  -------------
Interest Only                            722      251,390     65.05     69.78          34.44
Principal and Interest                   733      201,821     62.37     64.58          34.25
                                         ---      -------     -----     -----          -----
Total:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====          =====

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Cutt-off Stated Principal Balances  Mortgage Loans        Outstanding   the Cut-off Date    Coupon
----------------------------------  --------------        -----------   ----------------    ------
0.01 to 100,000.00                              31       1,881,306.93               3.03     6.207
100,000.01 to 200,000.00                        94      10,429,849.88              16.77     6.184
200,000.01 to 300,000.00                        77      15,046,740.45              24.20     6.191
300,000.01 to 400,000.00                        47      13,234,180.37              21.28     6.177
400,000.01 to 500,000.00                        27       9,260,075.39              14.89     6.203
500,000.01 to 600,000.00                        16       6,892,750.60              11.09     6.172
600,000.01 to 700,000.00                         3       1,964,650.00               3.16     6.040
700,000.01 to 800,000.00                         1         743,900.00               1.20     6.250
800,000.01 to 900,000.00                         2       1,725,146.04               2.77     6.250
900,000.01 to 1,000,000.00                       1       1,000,000.00               1.61     6.125
                                                 -       ------------             ------     -----
Total:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============             ======     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Cutt-off Stated Principal Balances     Score  Outstanding       LTV      CLTV  Documentation
----------------------------------     -----  -----------       ---      ----  -------------
0.01 to 100,000.00                       748       60,687     61.12     63.16          44.56
100,000.01 to 200,000.00                 724      110,956     58.70     61.54          47.08
200,000.01 to 300,000.00                 723      195,412     62.07     64.87          29.77
300,000.01 to 400,000.00                 725      281,578     64.66     67.22          33.01
400,000.01 to 500,000.00                 729      342,966     64.80     66.16          31.49
500,000.01 to 600,000.00                 749      430,797     63.87     66.30          34.50
600,000.01 to 700,000.00                 766      654,883     69.07     76.39          34.69
700,000.01 to 800,000.00                 766      743,900     80.00     89.99         100.00
800,000.01 to 900,000.00                 735      862,573     55.12     55.12           0.00
900,000.01 to 1,000,000.00               772    1,000,000     55.56     55.56           0.00
                                         ---    ---------     -----     -----              -
Total:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====         ======

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Current Mortgage Rates              Mortgage Loans        Outstanding   the Cut-off Date    Coupon
----------------------              --------------        -----------   ----------------    ------
5.251 to 5.500                                   1         127,059.00               0.20     5.500
5.501 to 5.750                                   3         690,470.00               1.11     5.750
5.751 to 6.000                                  54      14,731,719.06              23.69     5.975
6.001 to 6.250                                 109      31,133,467.50              50.07     6.199
6.251 to 6.500                                 132      15,495,884.08              24.92     6.375
                                               ---      -------------             ------     -----
Total:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============             ======     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Current Mortgage Rates                 Score  Outstanding       LTV      CLTV  Documentation
----------------------                 -----  -----------       ---      ----  -------------
5.251 to 5.500                           717      127,059     80.00    100.00         100.00
5.501 to 5.750                           728      230,157     72.77     72.82         100.00
5.751 to 6.000                           739      272,810     62.57     63.89          45.87
6.001 to 6.250                           729      285,628     61.60     65.06          24.49
6.251 to 6.500                           728      117,393     64.74     66.74          39.48
                                         ---      -------     -----    ------         ------
Total:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====    ======         ======

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Remaining Term                      Mortgage Loans        Outstanding   the Cut-off Date    Coupon
--------------                      --------------        -----------   ----------------    ------
229 to 240                                       2         275,934.50               0.44     6.375
289 to 300                                       4         321,152.50               0.52     6.277
337 to 348                                       1         174,017.24               0.28      6.00
349 to 360                                     292      61,407,495.40              98.76     6.183
                                               ---      -------------             ------     -----
Total:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============             ======     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Remaining Term                         Score  Outstanding       LTV      CLTV  Documentation
--------------                         -----  -----------       ---      ----  -------------
229 to 240                               797      137,967     79.04     79.04         100.00
289 to 300                               761       80,288     66.94     66.94          76.07
337 to 348                               760      174,017     76.52     76.52         100.00
349 to 360                               731      210,300     62.64     65.25          33.58
                                         ---      -------     -----     -----         ------
Total:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====         ======

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
                            MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
[MERRILL LYNCH LOGO]        COLLATERAL SUMMARY
--------------------------------------------------------------------------------

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Original Loan-to-value Ratios       Mortgage Loans        Outstanding   the Cut-off Date    Coupon
-----------------------------       --------------        -----------   ----------------    ------
10.01 to 20.00                                   6         769,398.47               1.24     6.156
20.01 to 30.00                                   9       1,248,623.82               2.01     6.154
30.01 to 40.00                                  23       4,561,039.88               7.34     6.196
40.01 to 50.00                                  23       4,543,174.98               7.31     6.163
50.01 to 60.00                                  70      17,254,815.53              27.75     6.168
60.01 to 70.00                                  51      11,591,625.57              18.64     6.210
70.01 to 75.00                                  18       3,640,601.04               5.86     6.150
75.01 to 80.00                                  89      16,340,835.97              26.28     6.204
80.01 to 85.00                                   1         417,455.00               0.67     5.990
85.01 to 90.00                                   4         957,791.50               1.54     6.055
90.01 to 95.00                                   5         853,237.89               1.37     6.236
                                               ---      -------------            -------     -----
TOTAL:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============             ======     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Original Loan-to-value Ratios          Score  Outstanding       Ltv      Cltv  Documentation
-----------------------------          -----  -----------       ---      ----  -------------
10.01 to 20.00                           715      128,233     16.62     16.62           0.00
20.01 to 30.00                           743      138,736     26.66     26.66           8.91
30.01 to 40.00                           727      198,306     34.67     36.41          14.97
40.01 to 50.00                           729      197,529     45.36     45.39          25.95
50.01 to 60.00                           724      246,497     55.63     57.56          14.28
60.01 to 70.00                           732      227,287     66.58     69.68          22.00
70.01 to 75.00                           741      202,256     72.79     72.87          78.23
75.01 to 80.00                           739      183,605     79.23     84.31          64.95
80.01 to 85.00                           719      417,455     84.00     84.00           0.00
85.01 to 90.00                           711      239,448     89.13      89.2          56.46
90.01 to 95.00                           731      170,648     95.00     95.00          38.31
                                         ---      -------     -----     -----          -----
TOTAL:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====          =====

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Credit Scores                       Mortgage Loans        Outstanding   the Cut-off Date    Coupon
-------------                       --------------        -----------   ----------------    ------
576 to 600                                       1         183,451.28               0.30     6.250
601 to 625                                       4         818,125.27               1.32     6.259
626 to 650                                      10       2,225,254.36               3.58     6.177
651 to 675                                      21       3,381,243.66               5.44     6.272
676 to 700                                      47      10,222,062.29              16.44     6.220
701 to 725                                      54       8,778,389.37              14.12     6.176
726 to 750                                      62      13,025,137.50              20.95     6.143
751 to 775                                      52      12,990,227.71              20.89     6.167
776 to 800                                      37       7,494,527.31              12.05     6.213
801 to 825                                      11       3,060,180.90               4.92     6.139
                                               ---      -------------             ------     -----
TOTAL:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============             ======     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Credit Scores                          Score  Outstanding       Ltv      Cltv  Documentation
-------------                          -----  -----------       ---      ----  -------------
576 to 600                               593      183,451     58.99     58.99           0.00
601 to 625                               624      204,531     60.10     60.10           0.00
626 to 650                               643      222,525     55.72     57.68           0.00
651 to 675                               665      161,012     57.63     58.09          17.27
676 to 700                               688      217,491     60.48     65.24          19.01
701 to 725                               715      162,563     66.11     70.63          50.72
726 to 750                               737      210,083     64.25     66.98          51.76
751 to 775                               762      249,812     64.13     65.89          22.82
776 to 800                               785      202,555     59.83     60.23          27.42
801 to 825                               805      278,198     67.73     69.41          84.15
                                         ---      -------     -----     -----          -----
TOTAL:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====          =====

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 2.1 (6.0 BUCKET)
--------------------------------------------------------------------------------

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Geographic Area                     Mortgage Loans        Outstanding   the Cut-off Date    Coupon
---------------                     --------------        -----------   ----------------    ------
Arizona                                         11       2,156,707.13               3.47     6.232
California                                      84      20,675,522.12              33.25     6.188
Colorado                                         3         283,179.57               0.46     6.267
Connecticut                                      2         328,549.00               0.53     6.079
Delaware                                         1         213,700.00               0.34     6.250
District of Columbia                             2         419,920.00               0.68     6.274
Florida                                         36       6,756,050.81              10.87     6.226
Georgia                                         13       1,042,563.43               1.68     6.247
Hawaii                                           3         397,018.75               0.64     6.161
Illinois                                         6       1,049,892.23               1.69     6.157
Indiana                                          1          35,085.00               0.06     6.375
Iowa                                             1          51,345.50               0.08     6.375
Maine                                            3         443,172.00               0.71     6.044
Maryland                                        13       3,564,718.63               5.73     6.082
Massachusetts                                    7       1,762,673.21               2.83     6.216
Michigan                                         5       1,091,125.50               1.75     6.200
Minnesota                                        4       1,061,929.00               1.71     6.068
Missouri                                         1         213,397.32               0.34     6.250
Nevada                                           3         344,585.00               0.55     6.225
New Jersey                                      16       4,847,646.36               7.80     6.161
New Mexico                                       2         521,533.84               0.84     6.166
New York                                        14       3,644,564.23               5.86     6.100
North Carolina                                  13       1,984,542.93               3.19     6.142
Ohio                                             9       1,130,780.50               1.82     6.223
Oklahoma                                         1          34,803.00               0.06     6.375
Pennsylvania                                    11       1,566,859.27               2.52     6.266
Rhode Island                                     2         249,759.00               0.40     6.375
South Carolina                                   7       1,900,374.89               3.06     6.214
Tennessee                                        1          45,608.50               0.07     6.375
Texas                                           10         989,443.60               1.59     6.253
Vermont                                          1          50,018.50               0.08     6.375
Virginia                                         7       1,978,209.84               3.18     6.210
Washington                                       6       1,343,321.00               2.16     6.151
                                                 -       ------------               ----     -----
TOTAL:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============                ===     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Geographic Area                        Score  Outstanding       LTV      CLTV  Documentation
---------------                        -----  -----------       ---      ----  -------------
Arizona                                  715      196,064     60.21     60.25          27.62
California                               723      246,137     53.83     54.86          11.26
Colorado                                 798       94,393     48.32     48.32           0.00
Connecticut                              685      164,275     64.96     65.15         100.00
Delaware                                 774      213,700     77.71     77.71           0.00
District of Columbia                     679      209,960     72.58     88.77          80.95
Florida                                  730      187,668     59.61     62.33          17.29
Georgia                                  724       80,197     75.44     84.66          46.29
Hawaii                                   788      132,340     45.29     45.41          53.92
Illinois                                 741      174,982     63.42     65.47          29.08
Indiana                                  718       35,085     71.21     71.42         100.00
Iowa                                     734       51,346     74.82     74.82         100.00
Maine                                    733      147,724     68.16     68.23          85.90
Maryland                                 722      274,209     69.04     76.58          31.22
Massachusetts                            768      251,810     70.60     70.60          33.61
Michigan                                 749      218,225     73.74     73.76          45.27
Minnesota                                783      265,482     73.54     73.57         100.00
Missouri                                 704      213,397     80.00    100.00           0.00
Nevada                                   723      114,862     60.43     60.43          59.95
New Jersey                               745      302,978     74.96     79.53          73.64
New Mexico                               777      260,767     63.26     63.26         100.00
New York                                 745      260,326     61.97     62.32          61.24
North Carolina                           720      152,657     67.69     75.75          16.58
Ohio                                     721      125,642     81.48     83.52          84.77
Oklahoma                                 741       34,803     48.95     48.95         100.00
Pennsylvania                             730      142,442     74.86     76.09          64.76
Rhode Island                             718      124,880     66.78     66.78         100.00
South Carolina                           705      271,482     54.00     55.14           0.00
Tennessee                                703       45,609     80.00    100.00           0.00
Texas                                    711       98,944     79.98     92.75          61.01
Vermont                                  759       50,019     80.00     80.00         100.00
Virginia                                 770      282,601     70.45     76.34          61.47
Washington                               731      223,887     70.99     71.05          62.55
                                         ---      -------     -----     -----          -----
TOTAL:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====          =====

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Occupancy Type                      Mortgage Loans        Outstanding   the Cut-off Date    Coupon
--------------                      --------------        -----------   ----------------    ------
Primary                                        246      54,259,769.83              87.26     6.183
Investment                                      42       6,296,520.80              10.13     6.182
Second Home                                     11       1,622,309.01               2.61     6.218
                                                --       ------------               ----     -----
TOTAL:                                         299      62,178,599.64             100.00     6.184
                                               ===      =============                ===     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Occupancy Type                         Score  Outstanding       LTV      CLTV  Documentation
--------------                         -----  -----------       ---      ----  -------------
Primary                                  730      220,568     63.72     66.55          36.04
Investment                               736      149,917     54.94     55.45          19.13
Second Home                              749      147,483     61.35     63.92          34.46
                                         ---      -------     -----     -----          -----
TOTAL:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====          =====

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Property Type                       Mortgage Loans        Outstanding   the Cut-off Date    Coupon
-------------                       --------------        -----------   ----------------    ------
Single Family Residence                        216      43,653,039.70              70.21     6.188
PUD                                             47      11,150,937.11              17.93     6.201
2-4 Family                                      16       3,786,473.46               6.09     6.147
Condominium                                     20       3,588,149.38               5.77     6.108
                                                --       ------------               ----     -----
TOTAL:                                         299      62,178,599.64                100     6.184
                                               ===      =============                ===     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Property Type                          Score  Outstanding       LTV      CLTV  Documentation
-------------                          -----  -----------       ---      ----  -------------
Single Family Residence                  730      202,097     63.10     64.50          33.52
PUD                                      732      237,254     61.93     69.39          33.12
2-4 Family                               729      236,655     60.32     61.90          27.98
Condominium                              738      179,407     63.92     66.88          53.80
                                         ---      -------     -----     -----           ----
TOTAL:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====          =====

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
Subgroup 2.1 (6.0 Bucket)
--------------------------------------------------------------------------------

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Loan Purpose                        Mortgage Loans        Outstanding   the Cut-off Date    Coupon
------------                        --------------        -----------   ----------------    ------
Purchase                                        54       9,720,578.37              15.63     6.225
Refinance - Rate Term                           54      11,327,494.17              18.22     6.194
Refinance - Cashout                            191      41,130,527.10              66.15     6.171
                                               ---      -------------              -----     -----
Total:                                         299      62,178,599.64                100     6.184
                                               ===      =============                ===     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Loan Purpose                           Score  Outstanding       LTV      CLTV  Documentation
------------                           -----  -----------       ---      ----  -------------
Purchase                                 744      180,011     75.28     83.45          63.47
Refinance - Rate Term                    736      209,768     60.73     63.17          20.61
Refinance - Cashout                      727      215,343     60.37     61.68          31.15
                                         ---      -------     -----     -----          -----
Total:                                   731      207,955     62.77     65.36          34.28
                                         ===      =======     =====     =====          =====

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Wachovia Documentation              Mortgage Loans        Outstanding   the Cut-off Date    Coupon
----------------------              --------------        -----------   ----------------    ------
Full                                             8       1,854,807.21               2.98     6.112
Limited                                          2         139,500.00               0.22     6.375
1 Paystub & 2 W2's                               2         497,161.84                0.8     6.035
2Yr 1040 and/or Business Records                 1         194,785.94               0.31     6.375
No Income No Assets                              6       1,095,751.12               1.76     6.144
No Income No Assets No Employment               28       4,757,649.58               7.65     6.242
No Income Verified Assets                       26       6,472,341.81              10.41     6.175
No Ratio                                         4       1,374,384.03               2.21     6.156
Stated Income Stated Assets                     31       6,549,367.37              10.53     6.238
Stated Income Verified Assets                   51      11,197,304.89              18.01     6.204
                                                --      -------------              -----     -----
Total:                                         159      34,133,053.78               54.9     6.201
                                               ===      =============               ====     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Wachovia Documentation                 Score  Outstanding       LTV      CLTV  Documentation
----------------------                 -----  -----------       ---      ----  -------------
Full                                     750      231,851      62.9     69.98            100
Limited                                  687       69,750     79.06     92.25              0
1 Paystub & 2 W2's                       644      248,581     71.97     77.57              0
2Yr 1040 and/or Business Records         649      194,786     55.71     63.71              0
No Income No Assets                      752      182,625     45.98     45.98              0
No Income No Assets No Employment        719      169,916     53.97     54.94              0
No Income Verified Assets                731      248,936      52.2     54.32              0
No Ratio                                 731      343,596     59.28     63.27              0
Stated Income Stated Assets              698      211,270      55.1     56.66              0
Stated Income Verified Assets            731      219,555      58.2     60.47              0
                                         ---      -------      ----     -----              -
Total:                                   723      214,673     56.06     58.36           5.43
                                         ===      =======     =====     =====           ====

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Ameriquest Documentation            Mortgage Loans        Outstanding   the Cut-off Date    Coupon
------------------------            --------------        -----------   ----------------    ------
Full                                            91      14,839,140.92              23.87     6.134
Stated                                          24       5,970,642.07                9.6     6.145
Limited                                          8       2,400,427.78               3.86     6.152
                                                 -       ------------               ----     -----
Total:                                         123      23,210,210.77              37.33     6.139
                                               ===      =============              =====     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Ameriquest Documentation               Score  Outstanding       LTV      CLTV  Documentation
------------------------               -----  -----------       ---      ----  -------------
Full                                     739      163,067     70.42     71.84            100
Stated                                   746      248,777     68.49     68.68              0
Limited                                  730      300,053     68.98     74.99              0
                                         ---      -------     -----     -----              -
Total:                                   740      188,701     69.77     71.35          63.93
                                         ===      =======     =====     =====          =====

                                                                          % of Aggregate
                                                            Aggregate  Principal Balance  Weighted
                                         Number of  Principal Balance  Outstanding as of   Average
Documentation - All Others          Mortgage Loans        Outstanding   the Cut-off Date    Coupon
--------------------------          --------------        -----------   ----------------    ------
Full                                            16       4,622,485.59               7.43     6.273
Stated Income Verified Assets                    1         212,849.50               0.34     6.375
                                                 -         ----------               ----     -----
Total:                                          17       4,835,335.09               7.78     6.277
                                                ==       ============               ====     =====

                                    Weighted      Average  Weighted  Weighted
                                     Average    Principal   Average   Average        Percent
                                      Credit      Balance  Original  Original           Full
Documentation - All Others             Score  Outstanding       LTV      CLTV  Documentation
--------------------------             -----  -----------       ---      ----  -------------
Full                                     747      288,905     76.49     86.28            100
Stated Income Verified Assets            753      212,850     77.97     77.97              0
                                         ---      -------     -----     -----              -
Total:                                   747      284,431     76.56     85.91           95.60
                                         ===      =======     =====     =====           ====

--------------------------------------------------------------------------------
  Recipients should read the information contained in the `Important Notices' section following the cover page of this Free Writing Prospectus.

                        FREE WRITING PROSPECTUS FOR
                        MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
(MERRILL LYNCH LOGO)    COLLATERAL SUMMARY
--------------------------------------------------------------------------------

                           SUBGROUP 2.2 (6.25 BUCKET)

Total Current Balance:                               $312,395,916
Total Number of Loans:                                    1280

                                           Average or
                                            Weighted
                                           Average (1)        Minimum        Maximum
Current Balance                             $244,059          $22,000      $1,920,000
Original Balance                            $256,894          $42,000      $1,920,000

Loan Rate                                    6.971%            6.375%        9.800%
Servicing Fee                                0.250%            0.250%        0.250%
Net Loan Rate                                6.721%            6.125%        9.550%

Original LTV                                 73.85%            13.43%        95.00%
Original CLTV                                79.85%            13.43%        100.00%

Credit Score (3)                               716              620            819

Original Term (mos)                            359              240            360
Remaining Term (mos)                           355              230            360
Seasoning (mos)                                 4                0             12

IO Original Term (2)                           111               60            120
IO Remaining Term (2)                          107               50            120

Top State Concentrations (1)            CA(17.98%),FL(13.44%),NJ(11.13%),VA(8.45%),NY(6.10%)

First Pay Date                                               03/01/2006    03/01/2007
Maturity Date                                                04/01/2026    02/01/2037

(1) Based on current balances.
(2) For Interest-Only loans.
(3) For loans with Credit Scores.


--------------------------------------------------------------------------------
  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 2.2 (6.25 BUCKET)
--------------------------------------------------------------------------------

                                                             % of Aggregate               Weighted        Average     Weighted
                                             Aggregate    Principal Balance    Weighted    Average      Principal      Average
                         Number of   Principal Balance    Outstanding as of     Average     Credit        Balance     Original
Product Type        Mortgage Loans         Outstanding     the Cut-off Date      Coupon      Score    Outstanding          LTV
------------        --------------         -----------     ----------------      ------      -----    -----------          ---
Fixed - 20 Year                 17        2,631,275.36                 0.84       6.846        726        154,781        75.98
Fixed - 25 Year                 10        1,212,510.50                 0.39       6.960        730        121,251        77.28
Fixed - 30 Year              1,253      308,552,129.78                98.77       6.972        716        246,251        73.82
                             -----      --------------               ------       -----        ---        -------        -----
Total:                       1,280      312,395,915.64               100.00       6.971        716        244,059        73.85
                             -----      --------------               ------       -----        ---        -------        -----

                      Weighted
                       Average           Percent
                      Original              Full
Product Type              CLTV     Documentation
------------              ----     -------------
Fixed - 20 Year          76.94             68.69
Fixed - 25 Year          77.36             93.66
Fixed - 30 Year          79.89             36.15
        --               -----             -----
Total:                   79.85             36.65
                         -----             -----

                                                                  % of Aggregate                Weighted        Average     Weighted
                                                  Aggregate    Principal Balance    Weighted     Average      Principal      Average
                              Number of   Principal Balance    Outstanding as of     Average      Credit        Balance     Original
Amortization Type        Mortgage Loans         Outstanding     the Cut-off Date      Coupon       Score    Outstanding          LTV
-----------------        --------------         -----------     ----------------      ------       -----    -----------          ---
Interest Only                       286       93,589,487.02                29.96       6.977         728        327,236        75.28
Principal and Interest              994      218,806,428.62                70.04       6.969         711        220,127        73.24
                                  -----      --------------               ------       -----         ---        -------        -----
Total:                            1,280      312,395,915.64               100.00       6.971         716        244,059        73.85
                                  -----      --------------               ------       -----         ---        -------        -----

                              Weighted
                               Average          Percent
                              Original             Full
Amortization Type                 CLTV    Documentation
-----------------                 ----    -------------
Interest Only                    85.13            52.86
Principal and Interest           77.60            29.71
                                 -----            -----
Total:                           79.85            36.65
                                 -----            -----

                                                                                  % of Aggregate                  Weighted
                                                                 Aggregate     Principal Balance     Weighted      Average
                                           Number of     Principal Balance     Outstanding as of      Average       Credit
Cutt-off Stated Principal Balances    Mortgage Loans           Outstanding      the Cut-off Date       Coupon        Score
----------------------------------    --------------           -----------      ----------------       ------        -----
0.01 to 100,000.00                               147         10,909,717.43                  3.49        7.151          716
100,000.01 to 200,000.00                         477         66,805,980.87                 21.39        7.014          710
200,000.01 to 300,000.00                         280         64,563,895.82                 20.67        6.974          712
300,000.01 to 400,000.00                         165         53,851,961.64                 17.24        6.937          707
400,000.01 to 500,000.00                          95         39,474,015.13                 12.64        6.945          728
500,000.01 to 600,000.00                          65         33,528,342.21                 10.73        6.910          719
600,000.01 to 700,000.00                          20         13,226,726.55                  4.23        6.973          732
700,000.01 to 800,000.00                          10          7,544,079.34                  2.41        6.918          741
800,000.01 to 900,000.00                           8          6,845,550.97                  2.19        6.941          704
900,000.01 to 1,000,000.00                         6          5,827,224.70                  1.87        6.936          732
1,100,000.01 to 1,200,000.00                       3          3,548,421.00                  1.14        6.832          757
1,200,000.01 to 1,300,000.00                       2          2,600,000.00                  0.83        6.938          729
1,500,000.01 to 2,000,000.00                       2          3,670,000.00                  1.17        7.339          720
                                               -----          ------------                ------        -----          ---
Total:                                         1,280        312,395,915.64                100.00        6.971          716
                                               -----        --------------                ------        -----          ---

                                          Average     Weighted     Weighted
                                        Principal      Average      Average          Percent
                                          Balance     Original     Original             Full
Cutt-off Stated Principal Balances    Outstanding          LTV         CLTV    Documentation
----------------------------------    -----------          ---         ----    -------------
0.01 to 100,000.00                         74,216        77.51        81.22            45.23
100,000.01 to 200,000.00                  140,054        74.78        79.86            40.23
200,000.01 to 300,000.00                  230,585        76.31        82.89            40.91
300,000.01 to 400,000.00                  326,376        75.03        82.05            40.85
400,000.01 to 500,000.00                  415,516        73.15        78.21            32.58
500,000.01 to 600,000.00                  515,821        71.66        78.98            28.69
600,000.01 to 700,000.00                  661,336        74.98        80.24            45.46
700,000.01 to 800,000.00                  754,408        70.26        75.44            20.98
800,000.01 to 900,000.00                  855,694        62.82        65.61            12.07
900,000.01 to 1,000,000.00                971,204        67.43        75.76            17.13
1,100,000.01 to 1,200,000.00            1,182,807        64.20        77.58            66.18
1,200,000.01 to 1,300,000.00            1,300,000        62.05        64.55             0.00
1,500,000.01 to 2,000,000.00            1,835,000        64.77        69.54             0.00
                                        ---------        -----        -----            -----
Total:                                    244,059        73.85        79.85            36.65
                                        ---------        -----        -----            -----

                                                                    % of Aggregate                  Weighted         Average
                                                    Aggregate    Principal Balance     Weighted      Average       Principal
                               Number of    Principal Balance    Outstanding as of      Average       Credit         Balance
Current Mortgage Rates    Mortgage Loans          Outstanding     the Cut-off Date       Coupon        Score     Outstanding
----------------------    --------------          -----------     ----------------       ------        -----     -----------
6.251 to 6.500                       255        48,406,107.62                15.50        6.460          725         189,828
6.501 to 6.750                       267        77,332,331.89                24.75        6.692          722         289,634
6.751 to 7.000                       268        75,259,012.29                24.09        6.926          721         280,817
7.001 to 7.250                       217        49,888,786.10                15.97        7.189          711         229,902
7.251 to 7.500                       143        32,772,257.15                10.49        7.430          705         229,177
7.501 to 7.750                        91        20,096,970.23                 6.43        7.691          698         220,846
7.751 to 8.000                        29         6,952,276.44                 2.23        7.895          686         239,734
8.001 to 8.250                         3           459,543.92                 0.15        8.203          746         153,181
8.251 to 8.500                         2           279,659.00                 0.09        8.375          698         139,830
8.501 to 8.750                         1           109,893.00                 0.04        8.625          685         109,893
8.751 to 9.000                         2           483,523.00                 0.15        8.998          645         241,762
9.251 to 9.500                         1           288,855.00                 0.09        9.375          681         288,855
9.751 to 10.000                        1            66,700.00                 0.02        9.800          683          66,700
                                   -----       --------------               ------        -----          ---         -------
Total:                             1,280       312,395,915.64               100.00        6.971          716         244,059
                                   -----       --------------               ------        -----          ---         -------

                         Weighted       Weighted
                          Average        Average         Percent
                         Original       Original            Full
Current Mortgage Rates        LTV           CLTV   Documentation
----------------------        ---           ----   -------------
6.251 to 6.500              67.24          70.77           40.46
6.501 to 6.750              69.11          75.24           38.80
6.751 to 7.000              73.52          79.97           36.73
7.001 to 7.250              79.20          87.10           39.90
7.251 to 7.500              80.12          88.13           33.69
7.501 to 7.750               82.3          86.12           19.18
7.751 to 8.000              80.57          81.56           25.08
8.001 to 8.250              94.11          94.11           17.76
8.251 to 8.500              89.15          89.15           50.08
8.501 to 8.750              95.00          95.00          100.00
8.751 to 9.000              81.54          89.97           15.67
9.251 to 9.500              95.00          95.00          100.00
9.751 to 10.000             35.90          35.90            0.00
                            -----          -----           -----
Total:                      73.85          79.85           36.65
                            -----          -----          ------

--------------------------------------------------------------------------------
  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 2.2 (6.25 BUCKET)
--------------------------------------------------------------------------------

                                                             % of Aggregate                 Weighted         Average    Weighted
                                             Aggregate    Principal Balance    Weighted      Average       Principal     Average
                        Number of    Principal Balance    Outstanding as of     Average       Credit         Balance    Original
Remaining Term     Mortgage Loans          Outstanding     the Cut-off Date      Coupon        Score     Outstanding         LTV
--------------     --------------          -----------     ----------------      ------        -----     -----------         ---
229 to 240                     17         2,631,275.36                 0.84       6.846          726         154,781       75.98
289 to 300                     10         1,212,510.50                 0.39       6.960          730         121,251       77.28
337 to 348                      1           277,711.00                 0.09       7.150          692         277,711       83.73
349 to 360                  1,252       308,274,418.78                98.68       6.972          716         246,226       73.81
                            -----       --------------               ------       -----          ---         -------       -----
Total:                      1,280       312,395,915.64               100.00       6.971          716         244,059       73.85
                            -----       --------------               ------       -----          ---         -------       -----

                   Weighted
                    Average            Percent
                   Original               Full
Remaining Term         CLTV      Documentation
--------------         ----      -------------
229 to 240            76.94              68.69
289 to 300            77.36              93.66
337 to 348            83.73             100.00
349 to 360            79.88              36.09
                      -----              -----
Total:                79.85              36.65
                      -----              -----

                                                                          % of Aggregate                 Weighted         Average
                                                           Aggregate   Principal Balance     Weighted     Average       Principal
                                      Number of    Principal Balance   Outstanding as of      Average      Credit         Balance
Original Loan-to-Value Ratios    Mortgage Loans          Outstanding    the Cut-off Date       Coupon       Score     Outstanding
-----------------------------    --------------          -----------    ----------------       ------       -----     -----------
10.01 to 20.00                                4           807,341.19                0.26        6.616         781         201,835
20.01 to 30.00                               14         2,292,097.78                0.73        6.811         745         163,721
30.01 to 40.00                               38         6,205,378.42                1.99        6.714         730         163,299
40.01 to 50.00                               49        14,040,340.23                4.49        6.758         726         286,538
50.01 to 60.00                              107        31,821,862.46               10.19        6.810         714         297,401
60.01 to 70.00                              134        37,898,449.31               12.13        6.808         719         282,824
70.01 to 75.00                               84        23,012,253.99                7.37        6.870         720         273,955
75.01 to 80.00                              602       150,149,857.24               48.06        6.997         716         249,418
80.01 to 85.00                               38         8,156,401.53                2.61        7.143         698         214,642
85.01 to 90.00                              127        24,378,444.45                7.80        7.242         708         191,956
90.01 to 95.00                               83        13,633,489.05                4.36        7.489         715         164,259
                                          -----       --------------              ------        -----         ---         -------
Total:                                    1,280       312,395,915.64              100.00        6.971         716         244,059
                                          -----       --------------              ------        -----         ---         -------

                                 Weighted     Weighted
                                  Average      Average           Percent
                                 Original     Original              Full
Original Loan-to-Value Ratios         LTV         CLTV     Documentation
-----------------------------         ---         ----     -------------
10.01 to 20.00                      15.43        15.43              0.00
20.01 to 30.00                      25.12        28.72             11.58
30.01 to 40.00                      35.26        36.19             25.07
40.01 to 50.00                      46.04        47.77             19.82
50.01 to 60.00                      57.00        59.78              7.95
60.01 to 70.00                      66.46        69.85             28.22
70.01 to 75.00                      73.34        77.87             40.80
75.01 to 80.00                      79.67        89.68             40.56
80.01 to 85.00                      83.78        83.82             37.10
85.01 to 90.00                      89.31        89.72             58.80
90.01 to 95.00                      94.81        94.92             65.98
                                    -----        -----             -----
Total:                              73.85        79.85             36.65
                                    -----        -----             -----

                                                             % of Aggregate                  Weighted         Average      Weighted
                                            Aggregate     Principal Balance     Weighted      Average       Principal       Average
                       Number of    Principal Balance     Outstanding as of      Average       Credit         Balance      Original
Credit Scores     Mortgage Loans          Outstanding      the Cut-off Date       Coupon        Score     Outstanding           LTV
-------------     --------------          -----------      ----------------       ------        -----     -----------           ---
<= 0                           2           713,441.73                  0.23        7.238            0         356,721         75.17
601 to 625                    14         2,641,730.32                  0.85        7.401          623         188,695         76.14
626 to 650                    78        19,362,865.76                  6.20        7.177          637         248,242         73.94
651 to 675                   100        23,534,463.60                  7.53        6.987          663         235,345         73.32
676 to 700                   351        83,633,371.74                 26.77        7.037          688         238,272         74.82
701 to 725                   265        59,620,876.90                 19.09        6.961          712         224,984         75.67
726 to 750                   184        45,050,747.27                 14.42        6.895          737         244,841         74.31
751 to 775                   157        39,845,394.96                 12.75        6.927          762         253,792         74.98
776 to 800                   102        30,887,769.28                  9.89        6.845          786         302,821         67.74
801 to 825                    27         7,105,254.09                  2.27        6.772          808         263,158         64.99
                           -----       --------------                ------        -----          ---         -------         -----
Total:                     1,280       312,395,915.64                100.00        6.971          716         244,059         73.85
                           -----       --------------                ------        -----          ---         -------         -----

                    Weighted
                     Average           Percent
                    Original              Full
Credit Scores           CLTV     Documentation
-------------           ----     -------------
<= 0                   75.17             90.76
601 to 625             80.45              9.45
626 to 650             77.23             13.63
651 to 675             76.68             12.82
676 to 700             80.68             37.95
701 to 725             83.09             41.87
726 to 750             82.11             39.44
751 to 775             81.42             39.69
776 to 800             72.46             42.10
801 to 825             70.00             65.32
                       -----             -----
Total:                 79.85             36.65
                       -----             -----

--------------------------------------------------------------------------------
  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 2.2 (6.25 BUCKET)
--------------------------------------------------------------------------------

                                                                    % of Aggregate                  Weighted         Average
                                                    Aggregate    Principal Balance     Weighted      Average       Principal
                               Number of    Principal Balance    Outstanding as of      Average       Credit         Balance
Geographic Area           Mortgage Loans          Outstanding     the Cut-off Date       Coupon        Score     Outstanding
---------------           --------------          -----------     ----------------       ------        -----     -----------
Alabama                               14         1,830,683.55                 0.59        7.083          711         130,763
Alaska                                 3           762,663.73                 0.24        7.433          693         254,221
Arizona                               34         6,748,105.92                 2.16        6.911          689         198,474
Arkansas                               5           586,923.74                 0.19        7.358          712         117,385
California                           168        56,170,717.92                17.98        6.854          719         334,350
Colorado                              17         4,076,489.19                 1.30        6.952          716         239,793
Connecticut                           20         6,569,383.62                 2.10        6.998          712         328,469
Delaware                               6         1,381,088.18                 0.44        7.290          703         230,181
District of Columbia                   5         1,784,108.86                 0.57        6.723          735         356,822
Florida                              186        41,981,736.22                13.44        6.986          710         225,708
Georgia                               51         8,743,599.50                 2.80        6.867          710         171,443
Hawaii                                 7         2,164,622.50                 0.69        7.033          718         309,232
Idaho                                  1           225,041.97                 0.07        7.000          680         225,042
Illinois                              44         8,437,207.56                 2.70        7.311          708         191,755
Indiana                                6           694,323.86                 0.22        7.122          722         115,721
Iowa                                   5           486,472.65                 0.16        6.998          717          97,295
Kansas                                 7           986,999.14                 0.32        6.871          715         141,000
Kentucky                               3           320,712.08                 0.10        6.915          743         106,904
Louisiana                             10         1,820,117.10                 0.58        7.173          689         182,012
Maine                                  8         1,515,723.78                 0.49        7.006          687         189,465
Maryland                              58        16,844,620.27                 5.39        6.956          729         290,424
Massachusetts                         29         7,683,826.39                 2.46        7.065          698         264,960
Michigan                              17         2,377,377.76                 0.76        7.044          715         139,846
Minnesota                             11         1,887,780.47                 0.60        7.191          716         171,616
Mississippi                            6           773,734.12                 0.25        7.184          711         128,956
Missouri                              16         2,160,926.39                 0.69        7.103          709         135,058
Montana                                2           237,313.32                 0.08        7.447          724         118,657
Nebraska                               7           860,419.39                 0.28        7.134          701         122,917
Nevada                                15         3,777,582.86                 1.21        6.824          711         251,839
New Hampshire                          3           512,256.87                 0.16        6.817          689         170,752
New Jersey                           100        34,766,356.25                11.13        7.031          721         347,664
New Mexico                             4           723,796.54                 0.23        7.403          706         180,949
New York                              59        19,060,210.26                 6.10        7.043          706         323,054
North Carolina                        31         6,481,322.64                 2.07        6.867          737         209,075
North Dakota                           1           149,175.00                 0.05        6.500          750         149,175
Ohio                                  32         4,269,125.64                 1.37        7.007          721         133,410
Oklahoma                               9         1,084,776.25                 0.35        7.293          688         120,531
Oregon                                 5           861,295.00                 0.28        6.719          737         172,259
Pennsylvania                          52         8,899,407.15                 2.85        7.006          711         171,142
Rhode Island                          11         2,224,035.66                 0.71        6.840          723         202,185
South Carolina                        16         1,976,845.72                 0.63        6.899          744         123,553
South Dakota                           2           253,473.76                 0.08        7.810          724         126,737
Tennessee                             11         1,167,888.14                 0.37        7.071          694         106,172
Texas                                 66        11,127,358.63                 3.56        7.041          700         168,596
Utah                                   5           977,427.60                 0.31        6.972          723         195,486
Vermont                                4           475,083.87                 0.15        6.986          766         118,771
Virginia                              72        26,399,627.05                 8.45        6.845          740         366,661
Washington                            18         4,549,043.72                 1.46        6.857          718         252,725
Wisconsin                             17         2,392,919.87                 0.77        7.602          699         140,760
Wyoming                                1           154,188.00                 0.05        6.750          681         154,188
                                   -----       --------------               ------        -----          ---         -------
Total:                             1,280       312,395,915.64               100.00        6.971          716         244,059
                                   -----       --------------               ------        -----          ---         -------

                           Weighted       Weighted
                            Average        Average           Percent
                           Original       Original              Full
Geographic Area                 LTV           CLTV     Documentation
---------------                 ---           ----     -------------
Alabama                       84.91          88.03             47.13
Alaska                        80.74          80.74             26.93
Arizona                       73.49          76.25             32.40
Arkansas                      86.32          86.35             54.95
California                    68.03          71.76             17.12
Colorado                      69.08          74.54              7.23
Connecticut                   75.17          79.07             48.14
Delaware                      82.70          90.39             38.05
District of Columbia          65.47          70.11              0.00
Florida                       72.26          77.35             22.06
Georgia                       78.99          88.64             43.44
Hawaii                        76.06          76.06             60.23
Idaho                         80.00         100.00            100.00
Illinois                      76.95          82.92             17.19
Indiana                       86.76          86.84             87.29
Iowa                          87.09          87.15             80.90
Kansas                        74.62          74.66             36.33
Kentucky                      73.72          78.90             57.94
Louisiana                     84.73          97.35             11.58
Maine                         72.57          72.57             27.63
Maryland                      76.18          85.24             72.38
Massachusetts                 75.97          80.48             21.38
Michigan                      79.31          86.67             63.71
Minnesota                     82.61          86.77             52.14
Mississippi                   85.94          89.11             27.26
Missouri                      79.37          85.86             38.99
Montana                       82.86          82.86              0.00
Nebraska                      82.99          93.65             39.75
Nevada                        73.14          76.01             46.67
New Hampshire                 76.67          88.66              0.00
New Jersey                    70.77          78.97             43.38
New Mexico                    80.00          92.04              0.00
New York                      72.66          80.40             30.00
North Carolina                75.84          86.26             34.82
North Dakota                  79.70          79.70              0.00
Ohio                          85.35          85.92             65.17
Oklahoma                      85.68          94.61             43.58
Oregon                        77.62          77.69             86.07
Pennsylvania                  78.31          84.43             47.43
Rhode Island                  74.79          76.74             35.85
South Carolina                76.39          81.94             23.43
South Dakota                  94.27          94.49             47.68
Tennessee                     86.18          88.68             50.02
Texas                         79.86          87.78             25.91
Utah                          74.04          88.08             38.08
Vermont                       58.60          58.76             73.73
Virginia                      74.22          82.89             68.81
Washington                    82.29          84.76             64.77
Wisconsin                     83.65          86.29             62.03
Wyoming                       66.24          66.48            100.00
                              -----          -----             -----
Total:                        73.85          79.85             36.65
                              -----          -----             -----

                                                             % of Aggregate                Weighted         Average    Weighted
                                             Aggregate    Principal Balance    Weighted     Average       Principal     Average
                        Number of    Principal Balance    Outstanding as of     Average      Credit         Balance    Original
Occupancy Type     Mortgage Loans          Outstanding     the Cut-off Date      Coupon       Score     Outstanding         LTV
--------------     --------------          -----------     ----------------      ------       -----     -----------         ---
Primary                     1,009       256,017,279.42                81.95       6.961         715         253,734       75.26
Investment                    227        42,080,172.08                13.47       7.050         721         185,375       68.36
Second Home                    44        14,298,464.14                 4.58       6.919         724         324,965       64.80
                            -----       --------------               ------       -----         ---         -------       -----
Total:                      1,280       312,395,915.64               100.00       6.971         716         244,059       73.85
                            -----       --------------               ------       -----         ---         -------       -----

                     Weighted
                      Average           Percent
                     Original              Full
Occupancy Type           CLTV     Documentation
--------------           ----     -------------
Primary                 82.22             41.92
Investment              69.47             12.77
Second Home             67.97             12.50
                        -----             -----
Total:                  79.85             36.65
                        -----             -----

--------------------------------------------------------------------------------
  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
SUBGROUP 2.2 (6.25 BUCKET)
--------------------------------------------------------------------------------


                                                                    % of Aggregate                Weighted         Average
                                                    Aggregate    Principal Balance    Weighted     Average       Principal
                                Number of   Principal Balance    Outstanding as of     Average      Credit         Balance
Property Type              Mortgage Loans         Outstanding     the Cut-off Date      Coupon       Score     Outstanding
-------------              --------------         -----------     ----------------      ------       -----     -----------
Single Family Residence               873      207,432,198.95                 66.4       6.971         714         237,608
PUD                                   185       51,126,006.23                16.37       6.906         725         276,357
2-4 Family                            112       31,718,939.73                10.15       7.087         716         283,205
Condominium                           108       21,492,972.52                 6.88        6.97         719         199,009
Townhouse                               2          625,798.22                  0.2       6.548         734         312,899
                                    -----      --------------               ------       -----         ---         -------
Total:                              1,280      312,395,915.64               100.00       6.971         716         244,059
                                    -----      --------------               ------       -----         ---         -------

                           Weighted     Weighted
                            Average      Average           Percent
                           Original     Original              Full
Property Type                   LTV         CLTV     Documentation
-------------                   ---         ----     -------------
Single Family Residence       74.47        80.01             38.69
PUD                           74.64        82.77             41.87
2-4 Family                    69.95         73.9             11.17
Condominium                   71.59        79.93             40.25
Townhouse                     79.01         89.5               100
                              -----        -----             -----
Total:                        73.85        79.85             36.65
                              -----        -----             -----

                                                                   % of Aggregate                 Weighted         Average
                                                   Aggregate    Principal Balance     Weighted     Average       Principal
                             Number of     Principal Balance    Outstanding as of      Average      Credit         Balance
Loan Purpose            Mortgage Loans           Outstanding     the Cut-off Date       Coupon       Score     Outstanding
------------            --------------           -----------     ----------------       ------       -----     -----------
Purchase                           504        126,540,558.31                40.51        7.026         728         251,073
Refinance - Rate Term              165         41,380,275.94                13.25        6.974         709         250,790
Refinance - Cashout                611        144,475,081.39                46.25        6.922         708         236,457
                                 -----        --------------               ------        -----         ---         -------
Total:                           1,280        312,395,915.64               100.00        6.971         716         244,059
                                 -----        --------------               ------        -----         ---         -------

                          Weighted      Weighted
                           Average       Average           Percent
                          Original      Original              Full
Loan Purpose                   LTV          CLTV     Documentation
------------                   ---          ----     -------------
Purchase                      78.4         89.03             45.29
Refinance - Rate Term        71.91         77.75             31.43
Refinance - Cashout          70.42         72.42             30.56
                             -----         -----             -----
Total:                       73.85         79.85             36.65
                             -----         -----             -----

                                                                                 % of Aggregate                   Weighted
                                                                Aggregate     Principal Balance      Weighted      Average
                                          Number of     Principal Balance     Outstanding as of       Average       Credit
Wachovia Documentation               Mortgage Loans           Outstanding      the Cut-off Date        Coupon        Score
----------------------               --------------           -----------      ----------------        ------        -----
Full                                             29          6,176,099.76                  1.98          6.77          705
Limited                                           2            139,500.00                  0.04         6.375          687
1 Paystub & 2 W2's                               17          3,860,589.98                  1.24         7.067          690
1 Paystub, W2 or 1040                             1             54,150.00                  0.02         7.125          655
2Yr 1040 and/or Business Records                  3          1,318,011.05                  0.42         6.865          732
No Income No Assets                              28          8,008,118.34                  2.56         6.943          710
No Income No Assets No Employment                99         19,901,697.75                  6.37         7.001          716
No Income Verified Assets                        64         17,770,239.77                  5.69         6.831          715
No Ratio                                         32         10,662,244.78                  3.41         7.067          708
Stated Income Stated Assets                      82         19,292,217.63                  6.18          6.86          702
Stated Income Verified Assets                   174         45,459,767.21                 14.55         6.914          708
Written Verification of Employment                1            148,236.15                  0.05          7.75          770
                                                ---        --------------                 -----          ----          ---
Total:                                          532        132,790,872.41                 42.51          6.92          709
                                                ---        --------------                 -----          ----          ---

                                           Average    Weighted     Weighted
                                         Principal     Average      Average          Percent
                                           Balance    Original     Original             Full
Wachovia Documentation                 Outstanding         LTV         CLTV    Documentation
----------------------                 -----------         ---         ----    -------------
Full                                       212,969        75.1        85.38              100
Limited                                     69,750       79.06        92.25                0
1 Paystub & 2 W2's                         227,094       78.53        87.04                0
1 Paystub, W2 or 1040                       54,150          95           95                0
2Yr 1040 and/or Business Records           439,337          73        74.18                0
No Income No Assets                        286,004       63.51        67.83                0
No Income No Assets No Employment          201,027       61.65        62.46                0
No Income Verified Assets                  277,660       68.64        71.52                0
No Ratio                                   333,195       69.66        72.29                0
Stated Income Stated Assets                235,271       63.16        66.89                0
Stated Income Verified Assets              261,263       72.56        77.78                0
Written Verification of Employment         148,236          90           90                0
                                           -------       -----        -----             ----
Total:                                     249,607       68.59        72.65             4.65
                                           -------       -----        -----             ----

                                                                         % of Aggregate                 Weighted         Average
                                                       Aggregate      Principal Balance    Weighted      Average       Principal
                                   Number of   Principal Balance      Outstanding as of     Average       Credit         Balance
Ameriquest Documentation      Mortgage Loans         Outstanding       the Cut-off Date      Coupon        Score     Outstanding
------------------------      --------------         -----------       ----------------      ------        -----     -----------
Full                                     322       55,063,474.79                  17.63        6.98          716         171,005
Stated                                   204       47,639,815.46                  15.25        7.11          713         233,529
Limited                                   21        3,797,126.24                   1.22       6.879          714         180,816
Reduced                                    2          946,867.00                    0.3       7.161          689         473,434
Stated Income Stated Assets                4        1,319,370.30                   0.42       7.313          707         329,843
                                         ---      --------------                  -----       -----          ---         -------
Total:                                   553      108,766,653.79                  34.82       7.039          714         196,685
                                         ---      --------------                  -----       -----          ---         -------

                                Weighted     Weighted
                                 Average      Average            Percent
                                Original     Original               Full
Ameriquest Documentation             LTV         CLTV      Documentation
------------------------             ---         ----      -------------
Full                               79.43        82.23                100
Stated                             78.21        87.01                  0
Limited                            81.77        81.81                  0
Reduced                               80          100                  0
Stated Income Stated Assets           80          100                  0
                                   -----        -----              -----
Total:                             78.99        84.68              50.63
                                   -----        -----              -----

                                                                               % of Aggregate                  Weighted
                                                              Aggregate     Principal Balance     Weighted      Average
                                      Number of       Principal Balance     Outstanding as of      Average       Credit
Documentation - All Others       Mortgage Loans             Outstanding      the Cut-off Date       Coupon        Score
--------------------------       --------------             -----------      ----------------       ------        -----
Full                                        158           53,238,315.58                 17.04        6.906          738
Stated                                        1              263,198.00                  0.08        6.875          765
No Income No Assets                           7            5,342,470.00                  1.71        7.356          701
No Income Verified Assets                     2            1,058,179.00                  0.34         6.95          730
No Ratio                                      2              759,718.36                  0.24         7.22          665
Stated Income Stated Assets                   8            3,925,050.00                  1.26        7.203          703
Stated Income Verified Assets                17            6,251,458.50                     2         6.94          744
                                            ---           -------------                 -----        -----          ---
Total:                                      195           70,838,389.44                 22.68        6.963          733
                                            ---           -------------                 -----        -----          ---

                                     Average     Weighted     Weighted
                                   Principal      Average      Average          Percent
                                     Balance     Original     Original             Full
Documentation - All Others       Outstanding          LTV         CLTV    Documentation
--------------------------       -----------          ---         ----    -------------
Full                                 336,951        77.05        87.68              100
Stated                               263,198           80           95                0
No Income No Assets                  763,210         65.4        66.62                0
No Income Verified Assets            529,090        78.47        93.34                0
No Ratio                             379,859           80           80                0
Stated Income Stated Assets          490,631        72.03        84.08                0
Stated Income Verified Assets        367,733        75.53        87.98                0
                                     -------        -----        -----            -----
Total:                               363,274        75.82        85.95            75.15
                                     -------        -----        -----            -----

--------------------------------------------------------------------------------
  Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-130545

FREE WRITING PROSPECTUS SUPPLEMENT
Dated February 20, 2007

                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST,
                                 SERIES 2007-F1

                       MORTGAGE PASS-THROUGH CERTIFICATES

MERRILL LYNCH MORTGAGE     MERRILL LYNCH MORTGAGE    MERRILL LYNCH ALTERNATIVE
 LENDING, INC. SPONSOR   INVESTORS, INC. DEPOSITOR        NOTE ASSET TRUST,
                                                           SERIES 2007-A1
                                                           ISSUING ENTITY

                                   ----------

THE ISSUING ENTITY

The Merrill Lynch Alternative Note Asset Trust, Series 2007-F1 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets of the issuing entity will consist of fixed rate prime mortgage loans secured by first liens on one- to four-family residential properties that were acquired by Merrill Lynch Mortgage Lending, Inc. from Wachovia Mortgage Corporation, Ameriquest Mortgage Company, IndyMac Bank, F.S.B. and various other originators. The mortgage loans will be serviced by PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation, IndyMac Bank, F.S.B. and various other servicers.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the mortgage loans secured by the assets in the Merrill Lynch Alternative Note Asset Trust, Series 2007-F1. Investing in these certificates involves risks. You should not purchase these certificates unless you fully understand their risks and structure. See "Risk Factors" in this free writing prospectus supplement and page 1 of the attached prospectus. Neither these certificates nor the assets of the issuing entity will be obligations of Merrill Lynch Pierce, Fenner & Smith Incorporated, PHH Mortgage Corporation, Wachovia Mortgage Corporation, Wilshire Credit Corporation, IndyMac Bank, F.S.B., any other servicer, HSBC Bank USA, National Association, Wells Fargo Bank, N.A. or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Principal and interest will be payable monthly, as described herein and in the related prospectus supplement. The first distribution date will be March 26, 2007. Credit enhancement for the offered certificates includes shifting interest, limited cross-collateralization and subordination.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-248-3580.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS

Summary...................................................................     1
Risk Factors..............................................................     7
Description of the Mortgage Pool..........................................    17
   General  ..............................................................    17
Assignment of the Mortgage Loans..........................................    17
The Transaction Parties...................................................    19
   The Issuing Entity.....................................................    19
   The Depositor..........................................................    19
   The Originators........................................................    20
   The Sponsor............................................................    28
   The Servicers..........................................................    29
   The Trustee............................................................    43
   The Master Servicer and Securities Administrator.......................    44
Affiliations and Relationships............................................    45
Administration of the Issuing Entity......................................    45
   Servicing and Administrative Responsibilities..........................    46
Fees and Expenses of the Issuing Entity...................................    48
Description of the Certificates...........................................    48
   General  ..............................................................    48
   Book-Entry Certificates................................................    48
   Payments on Mortgage Loans; Accounts...................................    53
   Available Distribution Amount..........................................    53
   Distributions of Interest..............................................    54
   Distributions of Principal.............................................    55
Priority of Distributions.................................................    57
   Subordination of the Payment of the Subordinate Certificates...........    61
   Allocation of Realized Losses..........................................    61
   Reports to Certificateholders..........................................    62
   Voting Rights..........................................................    64
Servicing of the Mortgage Loans....................                           64
   Servicing and Collection Procedures.......                                 64
   Servicing Compensation and Payment of Expenses.........................    65
Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage
   Loans..................................................................    66
Advances..................................................................    66
Evidence as to Compliance.................................................    66
The Pooling and Servicing Agreement.......................................    67
   General  ..............................................................    67
   Assignment of Mortgage Loans...........................................    67
   Amendment..............................................................    68
   Optional Termination...................................................    68
   Events of Default......................................................    68
   Indemnification and Limitation of Liability............................    69
Yield, Prepayment and Weighted Average Life...............................    69
General  .................................................................    69
   Subordination of the Offered Subordinate Certificates..................    72
   Weighted Average Life..................................................    72
Federal Income Tax Consequences...........................................    72
   The Residual Certificate...............................................    73
   Tax Return Disclosure Requirements.....................................    74
ERISA Matters.............................................................    74
Legal Matters.............................................................    78
Annex A...................................................................     1

                                     SUMMARY

          This summary highlights selected information from this free writing prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying materials.

PARTIES

ISSUING ENTITY

The name of the issuing entity is Merrill Lynch Alternative Note Asset Trust, Series 2007-F1. The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.

ORIGINATORS

Wachovia Mortgage Corporation, a North Carolina corporation whose address is 401 South Tryon Street, Suite 2200, Charlotte, North Carolina 28202, Ameriquest Mortgage Company, a Delaware corporation whose address is 1100 Town and Country Road, Orange, California 92868, IndyMac Bank, F.S.B., a federal savings bank whose address is 888 East Walnut Street, Pasadena, California 91101-7211, and various other banks, savings and loans and other mortgage lending institutions (collectively, the "Originators").

See "The Transaction Parties - The Originator" in this free writing prospectus supplement.

SPONSOR

Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336, will sell all of its interest in the mortgage loans to the depositor on the closing date. The sponsor is an affiliate of Merrill Lynch Mortgage Investors, Inc., the depositor, Wilshire Credit Corporation, a servicer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties - The Sponsor" and "Affiliations and Relationships" in this free writing prospectus supplement.

DEPOSITOR

On the closing date, Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will assign all of its interest in the mortgage loans to the trustee for the benefit of the certificateholders. The depositor is an affiliate of Merrill Lynch Mortgage Lending, Inc., the sponsor, Wilshire Credit Corporation, a servicer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties - The Depositor" and "Affiliations and Relationships" in this free writing prospectus supplement and "The Depositor" in the attached prospectus.

TRUSTEE

HSBC Bank USA, National Association, a national banking association whose address is 452 Fifth Avenue, New York, New York 10018 and whose telephone number is (212) 525-1367, will act as trustee of the issuing entity under the pooling and servicing agreement.

See "The Transaction Parties --The Trustee" in this free writing prospectus supplement.

MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and whose telephone number is
(410) 884-

2000, will be the master servicer and securities administrator.

See "The Transaction Parties - The Master Servicer and Securities Administrator" in this free writing prospectus supplement.

SERVICERS

PHH Mortgage Corporation, a New Jersey corporation whose address is 3000 Leadenhall Rd, Mt. Laurel, New Jersey 08054, Wilshire Credit Corporation, a Nevada Corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005, Wachovia Mortgage Corporation, a North Carolina corporation whose address is 401 South Tryon Street, Suite 2200, Charlotte, North Carolina 28202, IndyMac Bank, F.S.B., a federal savings bank whose address is 888 East Walnut Street, Pasadena, California 91101-7211, and various other servicers (collectively, the "Servicers").

See "The Transaction Parties - The Servicers" and "Servicing of the Mortgage Loans" in this free writing prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                   (FLOW CHART)

IMPORTANT DATES

CUT-OFF DATE

The cut-off date will be March 1, 2007.

CLOSING DATE

The closing date will be on or about March 23, 2007.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in March 2007. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

With respect to certain of the certificates, the last business day preceding a distribution date, unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month preceding the month of a distribution date. With respect to certain of the certificates, the record date will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan.

THE MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST, SERIES 2007-F1 CERTIFICATES

The Merrill Lynch Alternative Note Asset Trust, Series 2007-F1 certificates represent ownership interests in the issuing entity, the assets of which will consist of first lien, fixed rate prime residential mortgage loans.

The issuing entity will issue the certificates under a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. Any collections on the mortgage loans will be used to pay fees to the servicer, the securities administrator and the master servicer and to make interest or principal payments on the certificates.

All principal collections will be paid to one or more classes of the certificates (other than the interest-only certificates), based on the outstanding certificate principal balances and the remaining principal amount of the mortgage loans.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the mortgage pool, each class of offered certificates (other than any principal-only certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the applicable accrual period.

For each distribution date, the accrual period applicable to the certificates will be the calendar month prior to the month in which such distribution date occurs. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

See "Description of the Certificates--Distributions of Interest" in this free writing prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the offered certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans or advanced by the servicer and available to make distributions on the certificates. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments and unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this free writing prospectus supplement.

Interest-only certificates will not be entitled to any payments of principal.

Generally, the senior certificates will receive principal payments on each distribution date based on principal collections from the related mortgage loans for the related due period. Generally, unless certain performance triggers are satisfied, the subordinate certificates will not receive unscheduled principal distributions from collections on the mortgage loans until the distribution date in March, 2012. From and after that distribution date, provided that certain tests are met, the subordinate certificates will receive increasing portions of unscheduled principal distributions over time.

See "Description of the Certificates--Distributions of Principal" in this free writing prospectus supplement and "Description of the Securities--Distributions of Principal of the Securities" in the prospectus.

PRIORITY OF DISTRIBUTIONS

Distributions on the certificates will be made on each distribution date from available principal and interest collections received in the related due period from the mortgage pool and other available funds, in the following order of priority.

1. From interest accrued on the related mortgage loans and received or advanced in the related due period to accrued and unpaid interest at the related certificate interest rates on the senior certificates (other than the principal-only certificates).

2. From principal collections received or advanced in the related due period from the related mortgage loans to principal of the senior certificates (other than the interest-only certificates), until the aggregate principal balance of each such class has been reduced to zero.

3. From aggregate interest and principal collections received or advanced in the related due period from the mortgage pool (after giving effect to distributions in 1 and 2 above), first, to accrued and unpaid interest on the subordinate certificates, sequentially, and second, to principal of the subordinate certificates, sequentially.

4. To the residual certificates, any remaining amount.

See "Description of the Certificates--Priority of Distributions" and "--Allocation of Realized Losses" in this free writing prospectus supplement.

OPTIONAL TERMINATION

Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans, the securities administrator will attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the master servicer, or if the master servicer chooses not to, the servicers, may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

LIMITED RECOURSE

          The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise.

CREDIT ENHANCEMENT

          The payment structure of this transaction will include subordination, shifting interest and loss allocation features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority and entitled to receive payments have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinate classes will be the first to forego payment.

Shifting Interest. In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans will be allocated to the senior certificates during the first five years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will result in an accelerated amortization of the senior certificates as a whole and, in the absence of realized losses in respect of the mortgage loans, an increase in the percentage interest of the principal balance of the mortgage loans evidenced by the subordinate certificates.

Application of Realized Losses. If the mortgage loans experience losses, then the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the applicable subordination of the subordinate certificates is insufficient to absorb losses on the mortgage loans, then the senior certificates will be allocated such losses and may never receive all of their principal payments.

See "Description of the Certificates--Priority of Distributions" and "--Allocation of Realized Losses" in this free writing prospectus supplement.

FEES AND EXPENSES

Before payments are made on the certificates, the servicers, the mortgage insurance providers and the master servicer will be paid a monthly fee.

See "Administration of the Issuing Entity - Fees and Expenses of the Issuing Entity" in this free writing prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

The servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans serviced by the related servicer on the immediately preceding determination date. The servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the servicers make advances that are nonrecoverable from future payments and collections on the related mortgage loan, the servicers will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates that results from a mortgagor prepaying a mortgage loan in whole or in part. However, the amount of such payments will be limited with respect to any distribution date to the servicing fee payable to the servicer for the related due period.

TAX STATUS

The securities administrator will elect to treat all or a part of the assets of the issuing entity as comprising one or more REMICs in a tiered structure for federal income tax purposes. Each of the certificates, other than the residual class of certificates, will represent ownership of one or more "regular interests" in a REMIC and may also represent certain contractual rights and obligations.

To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting.

See "Material Federal Income Tax Consequences" in the prospectus.

The residual class of certificates will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual class of certificates will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual class of certificates will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual class of certificates will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual class of certificates may be significantly lower than would be the case if the residual class of certificates were taxed as a debt instrument, or may be negative.

Additionally, the residual class of certificates will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual class of certificates may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates.

See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

BENEFIT PLAN CONSIDERATIONS

Generally, all of the offered certificates (other than the residual certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended. The residual certificate will not be eligible for acquisition by any such plan or account.

See "ERISA Matters" in this free writing prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

LEGAL INVESTMENT

Generally, the senior classes of certificates and any subordinate classes of certificates that are rated in one of the two highest ratings categories by one or more rating agencies will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

                                  RISK FACTORS

          INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. ALL STATISTICAL INFORMATION REFERRED TO IN THIS
SECTION IS BASED ON THE MORTGAGE POOL AS CONSTITUTED AS OF THE CUT-OFF DATE.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

          The rate of principal distributions on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related mortgage pool, in the case of the senior certificates or the combined mortgage pools, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

          -    the amortization schedules of the mortgage loans; and

          - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

               -    refinancing by borrowers;

               -    liquidations of defaulted loans by a servicer; and

               - repurchases of mortgage loans by the originator as a result of defective documentation or breaches of representations and warranties.

          In addition, the servicers may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal payments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

          In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the exercise of the optional clean-up call.

          Some of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

          - If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

          - If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

          - If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

          - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

          - The priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.

          The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. In particular, the interest-only certificates will be highly sensitive to the rate and timing of principal payments. If you purchase the interest-only certificates, you should fully consider the risk that a rapid rate of principal payments on the mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might fail to recoup your initial investment. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

          Some of the mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of five, ten or fifteen years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to such mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

          Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully-amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five, ten or fifteen years of the term of the mortgage loan as a disincentive to prepayment.

          If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

          As of the cut-off date, the principal balances of certain of the mortgage loans were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of the mortgage loans.

LIMITED RECOURSE

          Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the originators, the sponsor, the servicers, the securities administrator, the master servicer, the trustee, or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

          The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this free writing prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

          The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal.

          See "Description of the Certificates--Priority of Distributions" and "--Allocation of Realized Losses" in this free writing prospectus supplement.

THERE ARE RISKS OF NON-PAYMENT OF INSURED AMOUNTS UNDER THE LENDER-PAID MORTGAGE INSURANCE POLICY

          Approximately 0.21% of the mortgage loans are covered under a lender-paid mortgage insurance policy. Failure to pay such premiums on such policies may result in cancellation of the mortgage insurance policies or failure of the insurer to pay amounts otherwise due with respect to defaulted mortgage loans covered under such policies. Furthermore, there can be no assurance that any filed claims will be filed properly, which may adversely affect the recovery of insurance proceeds on the related mortgage loan. This may have an adverse effect on your certificates. The mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans. For example, losses on any mortgage loan covered by a lender-paid mortgage insurance policy are covered only up to such policy's limits. In addition, the mortgage insurance policies will not cover some losses resulting from fraud or certain other losses resulting from irregularities in the way a mortgage loan was originated or serviced, or certain other losses described in the mortgage insurance policies. Any such lack of coverage may reduce the payments you would otherwise receive on your certificates. In addition, despite having a contractual obligation to pay claims covered by the mortgage insurance policies, in the event of the bankruptcy or insolvency of a mortgage insurer, we cannot assure you that such mortgage insurer would be able to pay such claims. This may have an adverse effect on your certificates.

ANY INTEREST RATE CORRIDOR CONTRACT IS SUBJECT TO COUNTERPARTY AND PREPAYMENT
RISK

        To the extent that any class of certificates receives the benefit of an interest rate corridor contract, any payments owed to the holders of such certificates will be subject to the credit risk of the interest rate corridor counterparty. Although there will be a mechanism in place to facilitate replacement of any interest rate corridor contracts upon the default or credit impairment of the counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the securities administrator to obtain a suitable replacement interest rate corridor contract. Furthermore, if the mortgage loans related to any certificate receiving the benefit of an interest rate corridor contract prepay at a rate that is slower than the assumed rate of prepayments in the notional schedule under such interest rate corridor contract, any payments due under such interest rate corridor contract may be insufficient to cover interest owed on such certificate.


DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

CASH FLOW CONSIDERATIONS AND RISKS

          The related mortgage loans, the related mortgaged property and additional collateral and other assets of the issuing entity are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

          The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the rate or likelihood of prepayments. Furthermore, the ratings do not address whether investors in the interest-only certificates will recoup their initial investment.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

          The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation, IndyMac Bank, F.S.B. or one of the other servicers, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation, IndyMac Bank, F.S.B. or one of the other servicers (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

          The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

          - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

          - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

          - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

          - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

          You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and under the heading "Risk Factors" in the prospectus.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

          The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

          The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

          - limit the ability of the servicer to collect principal, interest and servicing advances on the mortgage loans,

          -    provide the borrowers with a right to rescind the mortgage loans,

          - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

          - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

          The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

          LIMIT ON LIQUIDITY OF CERTIFICATES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

          DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

          The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR CERTIFICATES

          Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

          In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any securities backed by those loans.

          The mortgage loans in the trust do not include subprime mortgage loans or mortgage loans with a negative amortization feature. Regardless, these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES OR NOTES.

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

SIMULTANEOUS SECOND LIEN RISK

          With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originators may have originated a second lien mortgage loan on the same property that is not included in the assets of the issuing entity. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicers may declare a default on the second lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originators, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the applicable originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

          Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

          Investors should be aware that FICO scores are based on past payment history of the borrower. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. The

FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although FICO Scores are based solely on the information at the particular credit repository, FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

DELINQUENCIES DUE TO SERVICING TRANSFER

          It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the pooling and servicing agreement and the related servicing agreement as a result of, among other things, (i) the occurrence of unremedied events of default in the servicer's performance under the related servicing agreement or (ii) the exercise by the seller of its right to terminate a servicer without cause upon written notice as described in the servicing agreement. As of January 1, 2007, it is expected that the servicing of the mortgage loans currently serviced by Wilshire Credit Corporation and PHH Mortgage Corporation will be transferred to one or more other servicers.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

          Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

          See "Certain Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

          The transfer of the mortgage loans from the sponsor to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the sponsor will render an opinion on the closing date that in the event of the bankruptcy of the sponsor, the mortgage loans and other assets of the issuing entity would not be considered part of the sponsor's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

          The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers are not required to advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

          The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicers to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

          The sponsor does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

          See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

LIMITED OBLIGATIONS

          The assets of the issuing entity are the sole source of payments on the certificates. The certificates are not the obligations of any other entity. None of the sponsor, the depositor, the underwriter, the master servicer, the securities administrator, the trustee, the servicers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

HIGH COST LOANS

          None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

          Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicer may subordinate the lien of the mortgage to these covenants which may adversely affect the value of the mortgage.

                        DESCRIPTION OF THE MORTGAGE POOL

          The terms described in this free writing prospectus supplement relate solely to the MANA 2007-F1 certificates and the related pool of mortgage loans.

GENERAL

          The assets of the Issuing Entity consist of conventional, fixed rate mortgage loans (collectively, the "MORTGAGE LOANS" and each a "MORTGAGE LOAN") secured by first liens on one- to four-family residential properties, including condominiums, planned unit developments and townhouses (each, a "MORTGAGED PROPERTY").

          None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will be assigned to the issuing entity by the depositor, which in turn will acquire them from the sponsor pursuant to a mortgage loan purchase agreement (the "MORTGAGE LOAN PURCHASE AGREEMENT") between the depositor and the sponsor. All of the Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified herein.

          The Master Servicer will monitor the Servicers pursuant to the pooling and servicing agreement, by and among the depositor, the securities administrator, the master servicer and the trustee (the "POOLING AND SERVICING AGREEMENT").

          All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). Due to the provisions for monthly advances by the servicer, scheduled payments made by the borrowers either earlier or later than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Some of the Mortgage Loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.

ASSIGNMENT OF THE MORTGAGE LOANS

          Under the Mortgage Loan Purchase Agreement, the sponsor will sell the Mortgage Loans to the depositor. Pursuant to the Mortgage Loan Purchase Agreement, the sponsor will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. The sponsor also will represent that each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable predatory or abusive lending laws. In addition, the originator has made or assigned, as of the date of (or as provided in) the loan purchase agreement between the originator and the sponsor, certain representations and warranties concerning the Mortgage Loans. Such representations and warranties will be assigned by the depositor to the issuing entity. Subject to the limitations described below, the sponsor will be obligated as described herein to purchase or substitute a similar Mortgage Loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of such Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the certificateholders in such

Mortgage Loan (a "DEFECTIVE MORTGAGE LOAN"). See "Description of the Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus (the "PROSPECTUS").

          Pursuant to the Pooling and Servicing Agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity all of its rights to the Mortgage Loans and its rights under the Mortgage Loan Purchase Agreement (including the right to enforce the sponsor's purchase obligations). The obligations of the sponsor with respect to the certificates are limited to the sponsor's obligations to purchase or substitute for Defective Mortgage Loans.

          In connection with such transfer and assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee or its custodian, among other things, the original promissory note (the "MORTGAGE NOTE") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "MORTGAGE") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than mortgage notes not available on the closing date, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor) (collectively, the "MORTGAGE FILE"). Assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, delivered at the request and at the expense of the depositor on the closing date, such recording is not required to protect the trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the depositor.

          The trustee or its custodian will review each mortgage file within 270 days of the closing date (or promptly after the trustee's or its custodian's receipt of any document permitted to be delivered after the closing date) and will hold such mortgage files in trust for the benefit of the certificateholders. If at the end of such 270-day period, any document in a mortgage file is found to be missing or defective in a material respect and the sponsor does not cure such omission or defect within 90 days after its receipt of notice from the trustee or its custodian, then the sponsor is obligated to purchase the related Defective Mortgage Loan from the issuing entity at a price equal to the sum of (a) 100% of the stated principal balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase and (c) any unreimbursed monthly advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase a Defective Mortgage Loan as provided above, the sponsor may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the mortgage pool and substitute in its place one or more Mortgage Loans of like kind (such loan, a "REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any of the REMICs or result in a prohibited transaction tax under the code.

          Any Replacement Mortgage Loan generally will, on the date of substitution, as confirmed by a certificate delivered by the sponsor to the trustee or its custodian, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess (and not less than 90%) of the stated principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account not later than the succeeding determination date and held for distribution to the certificateholders on the related distribution date), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan,
(iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the cut-off date balance of the mortgage pool have become Deleted Mortgage

Loans, not more than two percentage points more than that of the Deleted Mortgage Loan, (iv) have an effective loan-to-value ratio not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
(vi) not permit conversion of the related mortgage rate to a permanent fixed mortgage rate, (vii) have the same or higher credit score, (viii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan, (ix) be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the code and (x) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee or its custodian for omission of, or a material defect in, a mortgage file.

                             THE TRANSACTION PARTIES

THE ISSUING ENTITY

          Merrill Lynch Alternative Note Asset Trust, Series 2007-F1 (the "ISSUING ENTITY") is a common law trust formed under the laws of the State of New York under the Pooling and Servicing Agreement. After its formation, the Issuing Entity will not engage in any activity other than:

     - acquiring and holding the Mortgage Loans and the other assets of the Issuing Entity and proceeds from those Mortgage Loans;

     -    issuing the certificates;

     -    making payments on the certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

THE DEPOSITOR

          The Depositor is Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR"), a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357. The Depositor is an affiliate of the Sponsor, Wilshire Credit Corporation, a servicer, and the Underwriter.

          The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement (the "FREE WRITING PROSPECTUS SUPPLEMENT"). The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

          The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

THE ORIGINATORS

Wachovia Mortgage Corporation

          Wachovia Mortgage Corporation ("Wachovia"), a North Carolina corporation, is a subsidiary of Wachovia Mortgage Corporation ("Wachovia Bank"), which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation. Wachovia and its predecessors have originated mortgage loans since 1964. Wachovia is a nationwide mortgage lender with corporate offices located in Charlotte, North Carolina. In 1964, First Union Corporation ("First Union") acquired Raleigh, North Carolina-based Cameron-Brown Company, a national mortgage banking and insurance firm. In 2002, in connection with the First Union-Wachovia Corporation merger, the mortgage unit of Wachovia Bank was folded into First Union Mortgage Corporation, which then changed its name to Wachovia Mortgage Corporation. In 2004, Wachovia acquired SouthTrust Mortgage Corporation ("STMC") and STMC's prime operations were folded into Wachovia. Wachovia operations include a traditional retail mortgage lending channel ("Retail Lending"), a third party lending channel (including broker and correspondent originations) ("Third Party Lending"), and a direct to consumer lending channel ("Direct Lending"), including internet and corporate relocation programs. Wachovia originates conforming and nonconforming residential mortgage loans as well as home equity loans. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated by Wachovia for each of the different "asset types" set forth in the table:

                         2002                              2003                     2004                     2005
                -------------------------   ------------------------  ----------------------  ------------------------
                            AGGREGATE                  AGGREGATE                AGGREGATE                AGGREGATE
                            ORIGINAL                   ORIGINAL                 ORIGINAL                 ORIGINAL
                            PRINCIPAL                  PRINCIPAL       NO.      PRINCIPAL      NO.       PRINCIPAL
                 No. OF     BALANCE OF      NO. OF     BALANCE OF      OF      BALANCE OF      OF       BALANCE OF
  ASSET TYPE     LOANS        LOANS         LOANS        LOANS        LOANS       LOANS       LOANS        LOANS
  ----------     -------  ---------------   -------  ---------------  ------  --------------  ------  ----------------
PRIME
FIXED-RATE
LOANS            106,600  $15,949,151,114  112,733  $18,078,507,949   60,620  $9,985,186,412  71,891   $13,556,078,594

PRIME
ADJUSTABLE-RATE
LOANS            17,867    $5,659,300,909   12,745  $ 4,081,784,003   13,668  $4,647,773,851  17,221   $ 6,448,502,837


                              2006
                     -----------------------
                                AGGREGATE
                                ORIGINAL
                      NO.       PRINCIPAL
                      OF       BALANCE OF
  ASSET TYPE         LOANS        LOANS
  ----------         ------  ----------------
PRIME
FIXED-RATE
LOANS                66,400  $12,931,405,311

PRIME
ADJUSTABLE-RATE
LOANS                13,907  $ 6,095,531,207


          Wachovia originates, processes, underwrites, and closes conforming and non-conforming, conventional, FHA and VA loans through its Retail Lending and Direct Lending channels. In addition, Wachovia originates conventional conforming and non-conforming loans as well as government and equity loans through its Third Party Lending channel.

          Wachovia is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

          Production Sources

          Wachovia originates Jumbo A Fixed Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loans through Retail Lending (including Private Banking), Third Party Lending (Wholesale and Correspondent) and Direct Lending (Relocation, Employee loans, Wachovia Securities, Banker

Channel and Internet). Retail Lending operates within the footprint of Wachovia Bank, while Third Party Lending and Direct Lending encompass all fifty states.

          Underwriting Standards

          Prime Products

          Wachovia manually underwrites every Jumbo A Fixed Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loan and generally follows Fannie Mae guidelines. Wachovia uses Custom Desktop Underwriter to supplement the underwriting of the Jumbo A Fixed Rate and the Jumbo LIBOR ARM loans to ensure the consistent and objective application of risk evaluation; however, income/asset documentation, credit requirements, collateral documentation must be met for each product. Third Party Lending is allowed to use Desktop Underwriter income documentation allowances for the Jumbo A Fixed Rate and Jumbo LIBOR ARM loans. Correspondent loans originated by correspondents with delegated underwriting authority are not re-underwritten prior to purchase; however, loan files are checked for critical documents. Loans originated by correspondents without delegated underwriting authority are underwritten by Wachovia underwriters as well as mortgage insurance company contract underwriters. Retail Lending and Direct Lending loans are underwritten in six centralized service centers primarily by full-time underwriters employed by Wachovia; however, in times of increased volume, contract underwriters from Wachovia approved mortgage insurers are used to underwrite overflow. Wholesale underwriting is performed in centralized service centers located throughout the United States by both full-time and mortgage insurance company contract underwriters who are located both on-site and off-site in the respective mortgage insurance company's facility. Condominiums, PUD's, leaseholds and trusts are reviewed and approved by Specialized Underwriting. The Collateral Review Team, consisting of trained appraisers, is available to assist underwriters with reviews of appraisals on more difficult properties. The Investor Relations team supports underwriters by requesting single loan variances from investors and assisting all production channels with underwriting clarification and oversite. The online Products and Underwriting manual is available to every employee and is updated twice monthly.

          Wachovia's non-conforming (jumbo) guidelines are provided to its whole loan investors on an ongoing basis for review and acceptability. Loans are documented generally in accordance with Fannie Mae guidelines. Jumbo LIBOR ARM loans require one full appraisal report (Fannie Mae Forms 1004, 1025 or 1073) for loan amounts up to $1,000,000 and two full appraisal reports for loan amounts greater than $1,000,000. Jumbo A Fixed Rate loans require one full and one desk review for loan amounts greater than $1,000,000 when the property is a primary residence or second home. Investment properties and co-ops require two full appraisal reports for loan amounts greater than $650,000. The borrower's capacity to repay, creditworthiness, source of funds for down payment and the adequacy of the collateral securing the mortgage are evaluated per guidelines stated within the Wachovia Mortgage Corporation online Products and Underwriting Manual. The Jumbo A Fixed Rate and Jumbo LIBOR ARM loans are subject to the following requirements/restrictions:

     - Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

     - FICO score floor of 620 (640 for ARM loans) with increases based on occupancy, loan amount, transaction type, interest only and documentation features.

     - Limits the amount of cash out based on occupancy, Loan-To-Value and loan size.

          There is a stated income feature allowed on 1-4 unit owner occupied and 1-unit second home properties for purchase money and rate/term refinance transactions on Jumbo A Fixed Rate loans. A minimum FICO of 700 is required. Borrower must have verified liquid assets of the lesser of 50% of stated annual income or $100,000.

          There is a no ratio feature allowed on single family owner occupied and second home properties for purchase money and rate/term refinance transactions on Jumbo LIBOR ARM loans. A minimum FICO of 680 is required.

          The Jumbo Alt A Fixed/ARM product is subject to the following requirements/restrictions:

     - Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

     - FICO score floor of 620, but may be adjusted upward for low documentation or higher risk features.

     - Full/alternative documentation, as well as Stated Income, No Ratio and NINA features.

          Secondary financing is available through the General Banking Group ("GBG") as well as the Wachovia Mortgage Equity division.

          Exception loans which are originated outside of stated guidelines are available to customers with demonstrated Wachovia relationships and/or strong compensating factors. Exception loans must be approved by exception officers within Wachovia, GBG or the Wealth Management group.

          Collateral Evaluation/Appraisers

          All jumbo loan products originated through Wachovia require the full Uniform Residential Appraisal Report (Fannie Mae Form 1004 for single-family properties or Fannie Mae Form 1025 for 2-4 family properties or Fannie Mae Form 1073 for all condominiums). The Uniform Residential Appraisal Report (Fannie Mae Form 1004B), Certification and Statement of Limiting Conditions is required on all appraisals as well.

          Appraisal reports must be ordered by Wachovia. For loans originated by approved Third Party Lending brokers and correspondents the appraisers do not need to be on the Wachovia approved list; however, they must be licensed in the state where they operate. In addition, they may not be on the Wachovia exclusionary list. Appraisals provided by the borrower or any other interested third party other than Wachovia approved brokers and correspondents are not acceptable. Appraisals cannot be greater than 120 days old at closing. Any appraisal older than 120 days must be supported by an update of value by the appraiser or by a new appraisal.

          Underwriters review appraisals in accordance with stated guidelines. Appraisal guidelines for jumbo loans are generally very similar to appraisal guidelines for conforming loans, i.e., standard Fannie Mae/Freddie Mac guidelines.

          Appraisals must be ordered from an appraiser who is approved by Wachovia. Underwriters must ensure that the appraisal has been provided by an appraiser on the approved appraiser list and that the appraiser does not appear on either the Wachovia Mortgage Corporation Watch or Suspended Appraiser List.

Ameriquest

          General

          Approximately 32.52% of the mortgage loans were acquired by the Sponsor from Ameriquest Mortgage Company ("AMERIQUEST").

          The information set forth below under this heading "--Ameriquest" has been provided by Ameriquest.

          The Mortgage Loans acquired by the Sponsor from Ameriquest were originated by Argent Mortgage Company, L.L.C. ("ARGENT"), Ameriquest or the affiliates of Argent or Ameriquest (collectively, the "Ameriquest Loan Sellers").

          The Mortgage Loans originated by the Ameriquest Loan Sellers were originated generally in accordance with guidelines (the "AMERIQUEST UNDERWRITING GUIDELINES") established by the Ameriquest Loan Sellers with one of the following income documentation types: "Full Documentation", "Limited Documentation" or "Stated Income." The Ameriquest Underwriting Guidelines are primarily intended to evaluate: (1) the applicant's credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, the Ameriquest Loan Sellers may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the risk categories described below, warrants an exception to the requirements set forth in the Ameriquest Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

          The Ameriquest Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (1) the applicant's credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Ameriquest Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Ameriquest Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

          All of the mortgage loans originated by the Ameriquest Loan Sellers are based on loan application packages submitted directly or indirectly by a loan applicant to the Ameriquest Loan Sellers. Each loan application package has an application completed by the applicant that includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The Ameriquest Loan Sellers also obtain (or the broker submits) a credit report on each applicant from a credit reporting company. The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments. If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

          During the underwriting process, each Ameriquest Loan Seller reviews and verifies the loan applicant's sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Ameriquest Underwriting Guidelines. The Ameriquest Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and
(ii) a review of such appraisal, which review may be conducted by a representative of the Ameriquest Loan Sellers or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Ameriquest Underwriting Guidelines permit loans with combined loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section). The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

          Income Documentation Types

          Full Documentation. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year's income documentation (i.e., tax returns and/or W-2 forms and/or written verification of employment) for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated by Ameriquest) or bank statements for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated Ameriquest). The documentation required is specific to the applicant's sources of income. The applicant's employment and/or business licenses are generally verified.

          Limited Documentation. The Limited Documentation residential loan program is generally based on bank statements from the past 6 months (with respect to mortgage loans originated by Argent) or 12 months (with respect to mortgage loans originated by Ameriquest) supported by additional documentation provided by the applicant or current year to date documentation. The applicant's employment and/or business licenses are generally verified.

          Stated Income. The Stated Income residential loan program requires the applicant's employment and income sources to be stated on the application. The applicant's income as stated must be reasonable for the related occupation in the loan underwriter's discretion. However, the applicant's income as stated on the application is not independently verified.

          Property Requirements

          Properties that are to secure mortgage loans have a valuation obtained by an appraisal performed by a qualified and licensed appraiser who is a staff appraiser or an independent appraiser who is in good standing with the related Ameriquest Loan Seller's in-house appraisal department. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Ameriquest Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the applicable Ameriquest Loan Seller or a fee appraiser before the mortgage loan is funded. The Ameriquest Loan Sellers require that all mortgage loans have title insurance. The Ameriquest Loan Sellers also require that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

          Any dwelling unit built on a permanent chassis (including mobile homes) and attached to a permanent foundation system is a "manufactured home" for purposes of the related Ameriquest Loan Seller's guidelines. Any of the following factors would make a manufactured home ineligible under the related Ameriquest Loan Seller's guidelines: manufactured homes located in a mobile home park or on leasehold land; manufactured homes built prior to 1977; manufactured homes with additions; manufactured homes not classified as real property; manufactured homes that have a foundation not acceptable to HUD standards; single wide mobile homes; and manufactured homes located in the following states: Delaware, Hawaii, Maryland, New Jersey, New York, Oklahoma, Rhode Island and Texas. Other factory-built housing, such as modular, prefabricated, panelized, or sectional housing is not considered a "manufactured home" under the related Ameriquest Loan Seller's guidelines.

          Risk Categories

          Under the Ameriquest Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in risk categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Ameriquest Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such risk categories.

          The Ameriquest Underwriting Guidelines have the following risk categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

           RISK CATEGORIES - ARGENT MORTGAGE COMPANY, L.L.C.(1)(2)(3)

                         I             II             III             IV              V
                   ------------   ------------   --------------   ----------   ----------------
Mortgage History       None          3 x 30          1 x 60         1 x 90         1 x 120
(Last 12 Months)                                                                  or greater

                        AND            AND             AND            OR
 Bankruptcy or     none in last   none in last    none in last    in last 12
  Foreclosure        36 months      24 months       12 months       months     Not currently in

   FICO Score                                    Maximum LTV(4)

      680             100%(5)          95%             90%            80%            75%
      650             100%(5)          95%             90%            80%            75%
      620             100%(5)          95%             90%            80%            70%
      600             100%(5)          95%             90%            80%            70%
      580             100%(5)          95%             90%            75%            70%
      550              90%             90%             90%            75%            70%
      525              85%             85%             80%            75%            70%
      500              80%             80%             80%            75%            70%

  Maximum Debt
    Ratio(6)           50%             50%             50%            50%            55%

Other Credit(7)     max $5,000     max $5,000      max $5,000     max $5,000   max $5,000 open
                    open major     open major      open major     open major   major derogatory
                    derogatory     derogatory      derogatory     derogatory        credit
                      credit         credit         credit         credit

(1) Loans between $500,000 and $850,000 are available for all income documentation types. In addition, the underwriting guidelines provide for lower maximum LTV's depending on loan size; no bankruptcies in the last 36 months and mortgaged properties that are owner occupied. Rural properties and manufactured homes are excluded. Loans between $850,001 and $1,000,000 with a maximum LTV of 85% are available for borrowers who meet the following conditions: (i) full and limited documentation types; (ii) mortgaged properties that are owner occupied; (iii) a mortgage history of no worse than 3x30; and (iv) no bankruptcies in the last 24 months. These loans are not available in all states.

(2) Interest-only loans are available for all income documentation types, with a maximum LTV ratio of 95%. Interest-only loans are available with an interest-only period of 5 years. In addition to the program specific guidelines, the interest only guidelines require: a minimum FICO score of 580; a mortgage history of 3x30; no bankruptcies in the last 24 months; and mortgaged properties that are owner occupied. Mortgaged properties that are secured by manufactured homes are excluded.

(3) Stepped-rate loans are available for all income documentation types. Stepped-rate loans require: a minimum FICO score of 500; a mortgage history of 1x60; no bankruptcies in the last 12 months; no rural properties; no interest-only periods and a maximum loan amount of $1,250,000.

(4) The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics: non-owner occupancy and second homes. LTV may be reduced up to 10% for each of the following characteristics: 3-4 unit properties, manufactured homes, rural locations, and no mortgage or rental history.

(5) LTV if originated under the 100% Advantage Program (allows qualified applicants the ability to borrow up to 100% LTV on a first-lien) or CLTV if originated under the 80/20 Combo Advantage Program (first lien and second lien mortgage loan closed simultaneously to allow applicants to borrow up to 100% combined CLTV). Also requires no bankruptcy or foreclosure in the last 24 months. Minimum FICO score of 600 for loans originated under the 80/20 Combo Advantage Program.

(6) Debt ratios may be increased if the LTV ratio is decreased. LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 100% but greater than 75% may have a 50% debt ratio.

(7) Open major derogatory credit may be increased (up to a maximum of $5,000) if the LTV ratio is decreased.

                RISK CATEGORIES - AMERIQUEST MORTGAGE COMPANY(1)

                               RISK CATEGORIES (1)

Mortgage History
(Last 12 Months)   no lates   1 x 30   3 x 30   1 x 60   1 x 90   1 x 120
----------------   --------   ------   ------   ------   ------   -------
FICO Score                              Credit Grade
   710+               8A        4A       2A        A        C        C
 680 - 709            7A        4A       2A        A        C        C
 660 - 679            6A        3A       2A        A        C        C
 640 - 659            5A        3A       2A        A        C        C
 620 - 639            4A        2A        A        A        C        C
 600 - 619            3A        2A        A        B        C        C
 580 - 599            2A         A        A        B        C        D
 550 - 579             A         A        A        B        C        D
 520 - 549             B         B        B        C        D        D
 500 - 519             C         C        C        D        D        D

Bankruptcy or Foreclosure   8A - 3A: 36 months
                            2A - A: 24 months
                            B: 12 months
                            C: Not current
                            D: Dismissed/discharged prior
                               to closing

Maximum Debt Ratio          8A - D: 55%

(1) Interest-only loans may be subject to additional and differing requirements, including: a maximum debt ratio of 50%; no non-owner occupied properties; no rural properties; no bankruptcies in the last 36 months; a maximum LTV ratio of 90%; a minimum FICO score of 600; and a minimum credit risk of 3A.

                           LOAN-TO-VALUE LIMITS (1)(2)

                                   LTV LIMITS

CREDIT GRADE            LIMIT
------------            -----
7A - 8A                  95%
A - 6A                   90%
C - B                    80%
D                        70%

LOAN SIZE               LIMIT
---------               -----
$0-$59,999               80%*
$60,000-$79,999          90%
$80,000-$417,000         95%
$417,001-$750,000        90%
$750,001 and up          85%

OCCUPANCY               LIMIT
---------               -----
Non-Owner                90%
Owner Occupied           95%
Second Home              85%

PROPERTY TYPE           LIMIT
-------------           -----
SFR                      95%
PUD                      95%
2-4 Units                90%
Condo                    95%

DOCUMENT TYPE           LIMIT
-------------           -----
Full Documentation       95%
Limited Documentation    90%
Stated Income            90%

*    Loan amounts of $0-$59,999 are for Michigan only

The maximum LTV referenced is for mortgagors providing Full Documentation or Limited Documentation. Reductions to LTV are as follows:

     5% for properties located in rural locations and 5% for debt ratios in excess of 50%. In addition, borrowers may, in certain circumstances, be able to increase their credit grade by 5% by providing 2 or 6 months of reserves.

Under the 80/20 Purchase Program, a first and second lien are closed simultaneously to allow applicants to borrow up to 100% combined CLTV.

          Regulatory Matters Concerning Ameriquest

          On January 23, 2006, ACC Capital Holdings Corporation ("ACCCHC"), the parent company of Ameriquest Mortgage Company, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.) and Town and Country Credit Corporation (collectively, the "AFFILIATES") and of Argent Mortgage Company, L.L.C., announced that it had entered into a settlement agreement with forty-nine states and the District of Columbia (the "STATES"). The settlement was reached after representatives of the financial regulatory agencies and/or attorney general's offices of many of the States raised concerns relating to the lending policies of the Affiliates; for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. ACCCHC has agreed on behalf of itself and the Affiliates to supplement several of its business practices and to submit itself to independent monitoring. Under the terms of the settlement agreement, ACCCHC agreed to pay $295 million toward restitution to borrowers and $30 million to cover the States' legal costs and other expenses. In June 2005, ACCCHC recorded a provision of $325 million in its financial statements to reflect the expected settlement.

          The Ameriquest Loan Sellers

          All of the mortgage loans acquired by the Sponsor from Ameriquest were originated by Ameriquest Loan Sellers. Argent has been originating mortgage loans since January 2003. Prior to

January 2003, wholesale mortgage loans were originated through Ameriquest. Ameriquest has been originating mortgage loans since 1979.

          The following tables summarize the Ameriquest Loan Sellers originated one- to four-family residential mortgage loan origination and whole loan sales and securitization activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the Ameriquest Loan Sellers from other loan originators.

                               RETAIL ORIGINATIONS

                                                                        Nine Months
                                                                           Ending
                                     Year Ended December 31,           September 30,
                             ---------------------------------------   -------------
                                 2003          2004          2005           2006
                             -----------   -----------   -----------   -------------
                                              (DOLLARS IN THOUSANDS)
Originations .............   $20,554,463   $35,438,393   $29,523,896     $5,777,956
Whole Loan Sales
   And Securitizations ...   $21,019,463   $32,601,896   $31,213,853     $8,191,226

                             WHOLESALE ORIGINATIONS

                                                                        Nine Months
                                                                           Ending
                                     Year Ended December 31,           September 30,
                             ---------------------------------------   -------------
                                 2003          2004          2005           2006
                             -----------   -----------   -----------   -------------
                                              (DOLLARS IN THOUSANDS)
Originations .............   $21,140,156   $47,319,352   $45,935,261    $18,927,213
Whole Loan Sales
   And Securitizations ...   $16,461,828   $45,864,688   $43,303,444    $20,123,836

THE SPONSOR

          The Sponsor is a Merrill Lynch Mortgage Lending, Inc., a Delaware corporation ("MLML" or the "SPONSOR"). MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter (the "UNDERWRITER"). MLML is also an affiliate of the Depositor and Wilshire Credit Corporation, a servicer, and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, 10th Floor, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first- and second-lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

          Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

          The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

          MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicers comply with industry standards or otherwise monitor the servicers on an ongoing basis.

          MLML has been the sponsor of securitizations backed by residential mortgage loans, including Alt-A mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued where the collateral was adjustable rate Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties sponsored by MLML since 2003.

       APPROXIMATE INITIAL PRINCIPAL
YEAR       BALANCE OF SECURITIES
----   -----------------------------
2003           $2,758,067,156
2004           $1,929,417,127
2005           $7,267,763,609
2006           $5,183,918,531

          As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization. In coordination with the Underwriter, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

THE SERVICERS

General

          There are several Servicers who service the mortgage loans under the terms of their respective Servicing Agreements: PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation, IndyMac Bank, F.S.B. and various others. Only PHH Mortgage Corporation, Wilshire Credit Corporation, Wachovia Mortgage Corporation and IndyMac Bank, F.S.B. service mortgage loans constituting more than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, and only PHH Mortgage Corporation, Wilshire Credit Corporation and Wachovia Mortgage Corporation services mortgage loans constituting more than 20% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

PHH Mortgage Corporation

          PHH Mortgage Corporation ("PHH Mortgage"), a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation ("PHH"). PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage's business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

          On January 31, 2005, PHH completed the previously announced spin-off from Cendant Corporation. Shares of PHH common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

          PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

          A description of the duties of PHH Mortgage under the applicable Servicing Agreement, including PHH Mortgage's process for handling delinquencies, losses, bankruptcies and recoveries, may be found under "Administration of the Issuing Entity" and "Servicing of the Mortgage Loans" in this free writing prospectus supplement.

          PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan servicing portfolio as of the periods ended indicated below.

                                                                 DECEMBER 31, 2004
                                       DECEMBER 31, 2003   (DOLLAR AMOUNTS IN MILLIONS)     DECEMBER 31, 2005
                                      ------------------   ----------------------------   --------------------
LOAN TYPE                              UNITS     DOLLARS         UNITS     DOLLARS          UNITS      DOLLARS
---------                             -------   --------        -------   --------        ---------   --------
Conventional(1) ...................   783,434   $126,996        793,813   $133,816          896,745   $146,236
Government(2) .....................    87,420      8,908         77,591      7,978           66,501      6,851
Home Equity Lines of Credit .......    68,219      2,715         90,568      3,922           97,849      4,215
                                      -------   --------        -------   --------        ---------   --------
Total Residential Mortgage Loans ..   939,073   $138,619        961,972   $145,716        1,061,095   $157,302
                                      =======   ========        =======   ========        =========   ========

----------
(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

          PHH Mortgage has a collections department that it uses to determine the root cause or causes ("hardships"), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either "short-term" or "long-term", and based on the length of the hardship, the collections department's representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage's Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage's collections department's system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower's attitude toward the delinquency and gains an understanding of the mortgagor's hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower's income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

          Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC ("First American"). Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage's premises and First American's premises. First American's operations are located in Dallas, Texas.

          On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. ("ICT"). Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation ("WEST"). Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage's total monthly inbound customer service calls. ICT's operations are located in Amherst, New York. WEST's operations are located in Spokane, Washington.

          In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage's first lien mortgage loan portfolio and approximately 82% of PHH Mortgage's home equity portfolio payments are processed via the ARC method on a monthly basis.

          Except as described above, there have been no other material changes to PHH Mortgage's servicing policies or procedures.

          PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

          The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

          The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

          Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

          Recent Developments

          PHH filed its Annual Report on Form 10-K for the year ended December 31, 2005 (the "2005 Form 10-K") on November 22, 2006. In a press release (the "Press Release") that was attached as an exhibit to a Current Report on Form 8-K that PHH filed on November 22, 2006, PHH reported that the 2005 Form 10-K filing concluded the two remaining accounting issues disclosed in its previous Form 8-K filings of March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21,
2006, August 16, 2006, September 26, 2006, September 28, 2006, and October 30, 2006.

          In the Press Release, PHH reported that its independent registered public accounting firm's audit report, with respect to its 2005 audited annual financial statements, contained an explanatory paragraph stating that the uncertainty about its ability to comply with certain of its financial agreement covenants relating to the timely filing of its financial statements raised substantial doubt about its ability to continue as a going concern. PHH reported that it believed that its previous success in obtaining necessary waivers from its lenders will continue.

          In the October 30, 2006 Form 8-K, PHH reported that it was unable to provide an expected date for the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

          In a Current Report on Form 8-K that PHH filed on July 24, 2006, it reported that it entered into an unsecured $750 million Credit Agreement (the "Credit Agreement"), dated as of July 21, 2006, among PHH, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein (the "Lenders"); and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders. The Credit Agreement provides $750 million of capacity solely for the repayment of the unsecured medium term notes (the "MTNs") issued under PHH's public notes indenture. PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of its MTNs. PHH reported that because it has failed to deliver the financial statements required under the public notes indenture related to the MTNs, it intended to launch a tender offer and consent solicitation in order either to retire the outstanding MTNs or obtain the requisite consents from the holders of the MTNs to waive compliance with the covenant requiring delivery of its financial statements. PHH reported that there were no borrowings outstanding under the Credit Agreement as of July 21, 2006.

          In a Current Report on Form 8-K that PHH filed on August 16, 2006, it reported that on August 16, 2006 it commenced a cash tender offer and consent solicitation (the "Offer") to the holders (the "Noteholders") of the MTNs. PHH reported that if the Offer is successful, it would do one or a combination of the following: (i) retire the outstanding MTNs from tendering Noteholders, or
(ii) obtain consent (the "Consent") from the holders of at least a majority in principal amount of the outstanding MTNs to (a) amend certain provisions of the Indenture governing the MTNs, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A. (as successor trustee for Bank One Trust Company, N.A.) (as amended and supplemented to August 16, 2006, the "2000 Indenture") regarding, among other things, the requirement to file with the SEC and the trustee the annual reports, quarterly reports and other documents (the "SEC Reports") required under the Exchange Act, and (b) waive certain defaults and potential events of default under the 2000 Indenture. Noteholders who tender their MTNs will be deemed to have provided their Consent. PHH reported that it had not received a notice of default, from the Noteholders or the trustee under the 2000 Indenture, but if it receives such a notice and the default or defaults are not cured within 90 days of the notice, the Noteholders would be entitled to cause the principal amount and accrued and unpaid interest on the MTNs to become immediately due and payable.

          PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the MTNs, and it continues to believe it has adequate liquidity to fund its operating cash needs.

          PHH reported that its revolving credit facilities and various other Financing Agreements require, among other things that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time), its financial statements or the financial statements of its mortgage services segment. PHH reported that it has discussed the accounting matters disclosed in its previously-filed Forms 8-K with its principal lenders.

          PHH reported that Bishop's Gate, a consolidated special purpose entity, is a party to a Base Indenture dated December 11, 1998 (the "Bishop's Gate Indenture") between The Bank of New York, as indenture trustee (the "BG Trustee"), and Bishop's Gate, under which Bishop's Gate Residential Mortgage Loan Medium Term Notes, Variable Rate Notes, Series 1999-1, Due 2006 and Variable Rate Notes, Series 2001-2, Due 2008 (collectively, the "Notes") in the aggregate outstanding principal amount of $800 million were issued. PHH reported that Bishop's Gate had received all of the required approvals and executed a Supplemental Indenture waiving any event of default arising as a result of the failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements as required. PHH reported that this waiver will be effective provided that such financial statements are delivered to the BG Trustee and the rating agencies by the Extended Deadlines. PHH also reported that a waiver of any default under Bishop's Gate's Amended and Restated Liquidity Agreement (the "Liquidity Agreement"), dated as of December 11, 1998, as further amended and restated as of December 2, 2003, among Bishop's Gate, certain banks listed therein and JPMorgan Chase Bank, as Agent for failure to deliver the required financial statements by the Extended Deadline was also executed. PHH reported that Bishop's Gate maintains committed capacity of approximately $2.3 billion to fund eligible mortgage loans.

          PHH reported on October 30, 2006 that PHH Mortgage amended its committed mortgage repurchase facility (the "Facility") by executing the Fifth Amended and Restated Master Repurchase Agreement (the "Repurchase Agreement") and the Servicing Agreement (together with the Repurchase Agreement, the "Amended Agreements"), each dated as of October 30, 2006 and among Sheffield Receivables Corporation, as conduit principal, Barclays Bank PLC, as administrative agent, PHH Mortgage, as seller and servicer, and PHH, as guarantor. PHH reported that the Facility is used to finance mortgage loans held for sale by PHH Mortgage.

          PHH reported that the Amended Agreements increase the capacity of the Facility from $500 million to $750 million, expand the eligibility of underlying mortgage loan collateral, and modify certain other covenants and terms. In addition, PHH reported that the Facility has been modified to conform to the revised bankruptcy remoteness rules with regard to repurchase facilities adopted by the Internal Revenue Service in October 2005. PHH reported that the Facility has a one-year term expiring on October 29, 2007 that is renewable on an annual basis, subject to agreement by the parties. PHH reported that the assets collateralizing this Facility are not available to pay PHH's general obligations.

          PHH reported on August 16, 2006 that in March and April, 2006, several class actions were filed against it, its Chief Executive Officer and its former Chief Financial Officer in the U.S. District Court for the District of New Jersey. PHH reported that the plaintiffs purport to represent a class consisting of persons who purchased PHH's common stock between May 12, 2005 and March 1, 2006 (the "Class Period"). PHH reported that the plaintiffs alleged among other things, that the defendants violated the Exchange Act by failing to make complete and accurate disclosures concerning reported deferred tax assets and net income during the Class Period.

          PHH reported that also in March and April, 2006, two derivative actions were filed in the U.S. District Court for the District of New Jersey against it, its former Chief Financial Officer and each member of its Board of Directors. PHH reported that one of these derivative actions has since been voluntarily dismissed by the plaintiff. PHH reported that the remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as to reported deferred tax assets and net income as the class actions described above as well as based on an alleged overstatement of goodwill. PHH reported that it intends to vigorously defend against these actions, but, due to the inherent uncertainties of litigation and because these actions are at a preliminary stage, it cannot predict the outcome of these matters at this time.

          In a Current Report on Form 8-K that PHH filed on August 30, 2006, it reported that it had received the requisite consents related to the Offer and extended the deadline for Noteholders to deliver their consent to 5:00 p.m., New York City time, on September 13, 2006.

          In a Current Report on Form 8-K that PHH filed on September 1, 2006, it reported that on August 31, 2006, PHH and J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as Trustee (the "PHH Trustee"), entered into Supplemental Indenture No. 4 (the "Supplement") to the 2000 Indenture, as amended or supplemented to August 31, 2006 (the "Amended 2000 Indenture").

          The Supplement provides that during the period beginning August 31, 2006 and ending on the Covenant Reversion Date (as defined below), a failure to comply with the requirements to (i) file with the SEC, and deliver to the PHH Trustee, the SEC Reports and (ii) deliver to the PHH Trustee a written statement regarding compliance with PHH's obligations under the Amended 2000 Indenture and a description of any known defaults under the Amended 2000 Indenture (clauses
(i) and (ii) together, the "Requirements") will not constitute a default or event of default under the Amended 2000 Indenture. Failure to comply with the Requirements as of the Covenant Reversion Date will constitute a default under the Amended 2000 Indenture. The Supplement also provides that all defaults that shall have occurred prior to August 31, 2006 relating to PHH's failure to comply with the Requirements are waived. The "Covenant Reversion Date" means the earliest of 5:30 p.m., New York City time, on (i) the business day following PHH's failure to pay the initial consent fee and consideration for tendered securities, if due, in accordance with the Offer, and the related Letter of Transmittal, each as may be amended and supplemented from time to time (the "Offer Documents"), (ii) the business day following PHH's failure to pay the additional consent fee, if due, in accordance with the Offer Documents and (iii) December 31, 2006.

          PHH reported on September 26, 2006 that on September 14, 2006 it concluded the Offer and that it had announced that it received consents on behalf of approximately $585 million and tenders on behalf of approximately $416 million of the aggregate principal amount of the $1.081 billion of the MTNs (together representing approximately 93% of the outstanding principal amount thereof).

          In a Current Report on Form 8-K that PHH filed on December 27, 2006, PHH reported, as previously disclosed, that it had previously obtained waivers and continues to seek additional waivers extending the deadlines for the delivery of certain of its consolidated financial statements and the financial statements of its subsidiaries, and other documents related to such financial statements, to certain lenders, trustees and other third parties in connection with certain of its financing, servicing, hedging and related agreements and instruments (collectively, the "Financing Arrangements").

          PHH reported that on December 21, 2006, it obtained additional waivers (collectively, the "Extended Waivers"), waiving certain potential breaches of covenants and extending the deadlines for the delivery of financial statements for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, and March 31, 2007, and for the year ended December 31, 2006, with respect to the following Financing Arrangements:

          - The $1.3 billion Five-Year Amended and Restated Competitive Advance and Revolving Credit Agreement dated January 6, 2006 (the "Revolving Credit Agreement"), among PHH, the lenders named therein and JPMorgan Chase Bank, National Association ("JPMorgan"), as Administrative Agent;

          -    The Credit Agreement;

          - The $500 million Revolving Credit Agreement dated April 6, 2006, among PHH, the lenders named therein and JPMorgan, as Administrative Agent;

          - The Amended and Restated Series 2006-2 Indenture Supplement dated as of December 1, 2006, to the Base Indenture dated as of March 7, 2006, among PHH's wholly owned subsidiary, Chesapeake Funding LLC, as Issuer, PHH's wholly owned subsidiary, PHH Vehicle Management Services LLC, as Administrator, JPMorgan, as Administrative Agent, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and The Bank of New York, as Indenture Trustee; and

          -    The Amended Agreements.

          PHH reported that under the Extended Waivers, the deadlines for delivery of the financial statements are as follows: (a) for the quarters ended March 31, 2006 and June 30, 2006, no later than March 30, 2007; (b) for the quarter ended September 30, 2006, no later than the earlier of (i) April 30, 2007 or (ii) one business day prior to the date on which the principal amount of any of PHH's outstanding public notes shall become due and payable as a result of certain potential events of default relating to the failure to deliver financial statements under the terms of the 2000 Indenture; and (c) for the year ended December 31, 2006 and the quarter ended March 31, 2007, no later than June 29, 2007.

          PHH reported that on December 26, 2006, Supplemental Indenture No. 2 ("Supplemental Indenture No. 2") to the Bishop's Gate Indenture became effective. PHH reported that Supplemental Indenture No. 2 waives certain potential breaches of covenants and extends the deadlines for delivery of its financial statements under the Bishop's Gate Indenture. PHH reported that a related extension of its previously obtained waiver (the "Extended Liquidity Waiver") under the Liquidity Agreement was also executed, waiving certain potential events of default and consenting to the entry by Bishop's Gate into Supplemental Indenture No. 2. PHH reported that under the combination of Supplemental Indenture No. 2, the Extended Liquidity Waiver and the waiver described above under the Revolving Credit Agreement, the deadlines for delivery of its financial statements under the Bishop's Gate Indenture and the Liquidity Agreement are as follows: (a) for the quarters ended March 31, 2006 and June 30, 2006, no later than March 30, 2007; (b) for the quarter ended September 30, 2006, no later than the earlier of (i) April 30, 2007 or (ii) one business day prior to the date on which the principal amount of any of PHH's outstanding public notes shall become due and payable as a result of certain potential events of default relating to the failure to deliver financial statements under the terms of the 2000 Indenture; and (c) for the year ended December 31, 2006 and the quarter ended March 31, 2007, no later than June 29, 2007.

          Under certain of PHH's Financing Arrangements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. If PHH receives notice and is unable to cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some debt could be accelerated, and PHH's ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of PHH's Financing Arrangements would trigger cross-default provisions under certain of PHH's other Financing Arrangements. PHH reported that it also obtained certain waivers and may need to seek additional waivers extending the date for delivery of the financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that it will continue to seek similar waivers as may be necessary in the future.

          PHH reported that there can be no assurance that any required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it had already obtained, would extend for a sufficient period of time to avoid an acceleration event, an event of default or other restrictions on its business operations. PHH reported that the failure to obtain waivers could be material and adverse to its business, liquidity and financial condition.

          PHH disclosed the developments discussed above in Form 8-K reports that it filed with the SEC on March 1, March 13, March 17, April 6, April 27, May 11, June 12, July 21, July 24, August 16, August 30, September 1, September 26, September 28, September 29, October 30, November 22, 2006, and December 27, 2006, respectively. You can find these reports, as well as the 2005 Form 10-K, on the SEC website at www.sec.gov. The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the applicable Servicing Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the certificates. These Form 8-K reports and the 2005 Form 10-K shall not be deemed to be incorporated by reference into this free writing prospectus supplement or the depositor's registration statement.

Wilshire Credit Corporation

          Wilshire Credit Corporation will act as a Servicer of the Mortgage Loans and its obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service the Mortgage Loans in accordance with the applicable Servicing Agreement.

          The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

          Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

          Wilshire is primarily engaged in the non-prime loan servicing business. As of December 31, 2006, Wilshire was servicing approximately $31.9 billion aggregate principal amount of loans and charge off assets. As of December 31, 2006, Wilshire had approximately 756 employees.

          Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

          The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                       APPROXIMATE
                                                       OUTSTANDING
                                         NUMBER OF      PRINCIPAL
TYPE OF ASSET       AS OF DECEMBER 31,     LOANS       BALANCE ($)
-------------       ------------------   ---------   --------------
Subordinate Liens          2000            45,216       597,060,211
Sub-Prime                  2000             8,140       303,111,697

Subordinate Liens          2001            68,123     1,794,771,239
Sub-Prime                  2001            12,045       584,972,781

Subordinate Liens          2002            75,505     2,296,472,104
Sub-Prime                  2002             8,820       365,199,943

Subordinate Liens          2003            67,505     2,638,073,436
Sub-Prime                  2003            18,520     2,137,893,258

Subordinate Liens          2004           120,517     4,998,592,582
Sub-Prime                  2004            23,070     3,779,048,540

Subordinate Liens          2005           143,679     6,253,293,420
Sub-Prime                  2005            80,585    14,302,067,780

Subordinate Liens    December 31, 2006    108,889     5,048,123,442
Sub-Prime            December 31, 2006    135,778    25,061,144,599

          Wilshire has implemented the following processes to service loans.

          Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

               - Extended daily hours of operation to accommodate a diverse geographic portfolio.

               -    A bilingual 24-hour VRU.

               - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

               - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

               - Customer service desk reference and other web-based materials for easy reference.

               - A dedicated support group to handle research tasks to maximize call center efficiency.

               - An Executive Response Team to respond to regulatory inquiries and attorney letters.

               - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

          Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

          Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

          Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

          Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

          Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five
(45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

               - Periodic contact attempts every five (5) days with a 30-day "door knock"

               -    Updated broker price opinion (BPO) every six (6) months.

               - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

               - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

               -    No charges for forbearance agreements.

          A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

          Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

               - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

               - Assets are assigned based on investor and geographic considerations.

               - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

               - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

               - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

               - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

               -    Repairs are considered on a cost-benefit basis.

               - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

               - Marketing is facilitated by property listing on internet site.

          Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

               - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

               - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

               - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

               - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

          The applicable Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

          Wilshire is required to make advances to the extent described herein. See "Servicing of the Mortgage Loans--Advances." Wilshire has not failed to make a required advance in connection with any mortgage-backed securitization.

          Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

          Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

Wilshire's Delinquency and Foreclosure Statistics

          Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                                      WILSHIRE LOAN DELINQUENCY EXPERIENCE
                         ----------------------------------------------------------------------------------------------
                                     AS OF DECEMBER 31, 2004                         AS OF DECEMBER 31, 2005
                         ----------------------------------------------  ----------------------------------------------
                                                               PERCENT                                         PERCENT
                                                     PERCENT      BY                                 PERCENT      BY
                          NUMBER      PRINCIPAL      BY NO.   PRINCIPAL   NUMBER      PRINCIPAL      BY NO.   PRINCIPAL
                         OF LOANS      BALANCE      OF LOANS   BALANCE   OF LOANS      BALANCE      OF LOANS   BALANCE
                         --------  ---------------  --------  ---------  --------  ---------------  --------  ---------
Period of
   Delinquency*
   30-59 Days .........     3,369  $   243,643,389     2.06%     2.39%      6,490  $   615,760,035     2.73%     2.82%
   60-89 Days .........     1,606  $   113,054,726     0.98%     1.11%      3,003  $   270,191,716     1.26%     1.24%
   90 Days or more ....    12,207  $   533,986,181     7.45%     5.25%     10,269  $   678,125,561     4.32%     3.11%
                          -------  ---------------   ------    ------     -------  ---------------   ------    ------
Total Delinquent
   Loans ..............    17,182  $   890,684,297    10.49%     8.75%     19,762  $ 1,564,077,311     8.31%     7.17%
                          =======  ===============   ======    ======     =======  ===============   ======    ======
Current ...............   144,170  $ 9,017,124,348    88.01%    88.61%    215,248  $19,881,372,967    90.50%    91.18%
Loans in Foreclosure ..     2,466  $   268,528,404     1.51%     2.64%      2,839  $   358,655,069     1.19%     1.64%
                          -------  ---------------   ------    ------     -------  ---------------   ------    ------
Total .................   163,818  $10,176,337,049   100.00%   100.00%    237,849  $21,804,105,346   100.00%   100.00%
                          =======  ===============   ======    ======     =======  ===============   ======    ======

                               WILSHIRE LOAN DELINQUENCY EXPERIENCE
                         -----------------------------------------------
                                     AS OF DECEMBER 31, 2006
                         -----------------------------------------------
                                                                PERCENT
                                                      PERCENT      BY
                          NUMBER       PRINCIPAL      BY NO.   PRINCIPAL
                         OF LOANS       BALANCE      OF LOANS   BALANCE
                         --------  ----------------  --------  ---------
Period of
   Delinquency*
   30-59 Days .........    10,411   $ 1,407,695,674     3.97%     4.41%
   60-89 Days .........     5,074   $   685,759,683     1.94%     2.15%
   90 Days or more ....    15,782   $ 1,490,462,545     6.02%     4.67%
                          -------   ---------------   ------    ------
Total Delinquent
   Loans ..............    31,267   $ 3,583,917,902    11.93%    11.24%
                          =======   ===============   ======    ======
Current ...............   224,058   $27,130,101,124    85.50%    85.05%
Loans in Foreclosure ..     6,744   $ 1,183,985,767     2.57%     3.71%
                          -------   ---------------   ------    ------
Total .................   262,069   $31,898,004,793   100.00%   100.00%
                          =======   ===============   ======    ======

----------
* All of the delinquency experience above has been calculated using the ABS method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

Wachovia Mortgage Corporation

          Wachovia Mortgage Corporation ("Wachovia"), a North Carolina corporation, is a subsidiary of Wachovia Bank, National Association, which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation. Wachovia is a nationwide mortgage originator and servicer with its corporate office located in Charlotte, North Carolina, and its loan servicing center located in Raleigh, North Carolina. Wachovia is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "OCC") and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

          Wachovia and its predecessors, First Union Mortgage Corporation and Cameron-Brown Mortgage, have serviced residential mortgage loans since 1964, as servicer, interim servicer, or affiliated servicer.

Wachovia services residential first lien mortgage loans, including prime 30-year fixed-rate, prime 15-year fixed rate, prime adjustable-rate, home equity, relocation and construction loans. In 2001, Wachovia divested itself of its 762,000 loan servicing portfolio and transferred these asset loans to EverHome Mortgage Company ("EverHome") for sub-servicing. Between 2001 and 2004, Wachovia acted as interim servicer for mortgage loan purchasers during the period of time between the sale of the loans to the time of servicing transfer (either to a mortgage loan purchaser or a third-party servicer). In mid-2004, Wachovia began to retain all servicing on loans originated through its Retail Lending and Direct Lending channels. In 2005, Wachovia serviced over 200,000 loans with unpaid principal balances of approximately $36 billion.

          Wachovia is rated as a servicer by Fitch Ratings, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

          Wachovia utilizes the Mortgage Bankers Association ("MBA") industry standard delinquency model to determine delinquencies. Wachovia generally does not charge-off investor owned loans. For asset loans, Wachovia follows a loss recognition policy established by Wachovia's risk management group and also follows industry standards. The determination to charge-off a loan rather than foreclose is determined by a business model related to property valuations, cost of a foreclosure and lien status. Delinquencies are acknowledged regardless of the existence of a repayment plan. The status continues until the loan becomes current. Re-age agreements are not executed unless the related investor approves a formal loan modification. All loss mitigation activity and delinquency activity follows guidelines for Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA and private investor guidelines.

          Wachovia's Servicing Policies and Procedures

          Upon boarding of mortgage loans, Wachovia reviews each mortgage loan package for completeness, images the related documents in electronic form and enters mortgage loan information in a software system designed specifically for use by the mortgage lending industry. This software system ensures uniformity of treatment and efficiency of recordkeeping with respect to routine loan servicing procedures, including but not limited to payment application and escrow administration. Wachovia establishes initial contact with each mortgagor with a welcome package communicating necessary information about the administration of such mortgagor's loan. Wachovia maintains this contact with the mortgagor through monthly statements and correspondence providing regulatory information. In connection with its servicing activities, which include collection of principal and interest payments, payment of taxes, insurance and other charges, maintenance of primary mortgage insurance and hazard insurance with qualified insurers, property inspections, loss mitigation, default administration, release and satisfaction of mortgages, preparation of annual statements and reports, Wachovia closely monitors its servicing policies and procedures to prevent defaults under applicable servicing agreements or OCC requirements.

          Wachovia maintains escrow accounts for the benefit of mortgagors to pay hazard insurance premiums and taxes. Wachovia provides mortgagors with an analysis of the escrow account activity at least once a year. Wachovia utilizes the services of a vendor to track and ensure that payments are remitted to insurance carriers and tax authorities in a timely manner to minimize costs. In the event the mortgagor does not maintain adequate insurance coverage, Wachovia obtains adequate coverage in accordance with the terms of the loan documents and the related servicing agreement unless otherwise governed by state law. Wachovia administers insurance proceeds with restricted escrow in which the proceeds are held in separate accounts for the benefit of the mortgagors during repair or reconstruction of the collateral until disbursed in accordance with investor guidelines and general industry practice. Upon payment in full of a loan obligation, Wachovia releases excess escrow funds to the related mortgagor within 30 days of receipt of final payment.

          In accordance with the applicable servicing agreement, Wachovia begins to work with mortgagors upon the first indication that they are experiencing difficulty meeting their monthly payment obligation. Wachovia contacts mortgagors by phone as an initial reminder of a missed payment and makes follow-up phone calls until payment is received or an alternative payment arrangement is reached.

          If a mortgage loan customer files bankruptcy, Wachovia monitors the bankruptcy case in accordance with applicable Federal Bankruptcy Law requirements until it is closed or a lift of stay is granted. If appropriate and if any required consent is obtained, a vendor will proceed on Wachovia's behalf by referring the foreclosure action to a Wachovia-approved attorney licensed in the applicable jurisdiction. Wachovia monitors all referral files until the mortgage loan is reinstated or paid in full or foreclosure is completed.

          In accordance with investor and state law guidelines, as well as appropriate mortgage insurance guidelines, if applicable, Wachovia proceeds with foreclosure upon delinquency after all loss mitigation efforts have been exhausted. Upon completion of the foreclosure sale and the placement of the related property in REO status, Wachovia will assign the loan back to the institutional investor if so directed by the applicable guidelines. In accordance with private investor agreements, Wachovia works with sub-contractors to facilitate the sale and disposition of REO property. Additionally, Wachovia files claims under any related primary mortgage insurance policy, seeks deficiency judgments where permitted under law and extends recovery efforts on behalf of the investor.

          Vendors provide a variety of services to Wachovia, including the provision of software, call centers, loan status tracking required to obtain escrow information, and payment processing. Wachovia maintains a process of thorough review and due diligence for any vendor who performs mortgage loan administration activities. Each vendor must execute a services agreement with Wachovia and provide a relationship manager for direct contact with Wachovia in order for Wachovia to closely monitor such vendor's performance under such agreement. Wachovia maintains a fidelity errors and omissions policy for its loan servicing operations and requires that any vendor engaging in loan administration activities on behalf of Wachovia maintains equivalent coverage as required under the applicable servicing agreement.

          There have been no material changes in Wachovia's servicing policies and procedures in the past three years, other than changes mandated by federal or state laws, or investor guidelines.

          Prior Securitizations

During the three (3) years preceding the date of this prospectus supplement, none of the residential mortgage loan securitization portfolios serviced by Wachovia have experienced servicing events of default, termination triggers or early amortization events due to Wachovia's servicing activities. Wachovia has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or the application of a servicing performance test or trigger. During such time, Wachovia has neither failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

THE TRUSTEE

          HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America (the "TRUSTEE") will be named trustee under the Pooling and Servicing Agreement. The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

          In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee is obligated (subject to the terms of the Pooling and Servicing Agreement) to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Securities Administrator. If no such successor trustee is appointed within the 30-day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

          As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee's annual fee will be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator, and such compensation will not be an expense of the Issuing Entity.

          The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Issuing Entity against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Master Servicer for any losses, liabilities or expenses resulting from the Master Servicer's breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

          HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

          Wells Fargo Bank, National Association ("WELLS FARGO BANK") will act as Master Servicer (in such capacity, the "MASTER SERVICER") and Securities Administrator (in such capacity, the SECURITIES ADMINISTRATOR") under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Trustee and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

          Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements as modified by their respective assignment, assumption and recognition agreements, each dated as of

March 1, 2007 (the "ASSIGNMENT AGREEMENTS" and together with the servicing agreements, the "SERVICING AGREEMENTS"). In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

          Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

          Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

                         AFFILIATIONS AND RELATIONSHIPS

          The Depositor, the Sponsor, Wilshire Credit Corporation and the Underwriter are all affiliates of each other and have the following ownership structure:

          The Depositor is an affiliate, through common parent ownership, of each of the Sponsor, Wilshire Credit Corporation and the Underwriter.

          The Sponsor is an affiliate, through common parent ownership, of the Underwriter. The Sponsor is also an affiliate of the Depositor and Wilshire Credit Corporation and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

          The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Servicers.....................   Performing the servicing functions with respect
                                 to the Mortgage Loans and the mortgaged
                                 properties in accordance with the provisions of
                                 the Servicing Agreements, including, but not
                                 limited to:

                                 -    collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in the related
                                      servicing account, and delivering all
                                      amounts on deposit in the servicing
                                      accounts to the Master Servicer for
                                      deposit in the master servicer collection account on the servicer remittance date;

                                 - collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                 - making advances with respect to delinquent payments of principal and interest on the Mortgage Loans, other than with respect to REO Properties and balloon payments, to the extent such Servicer believes such advances will be recovered;

                                 -    making servicing advances in respect of
                                      customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property; provided, however, that advances of taxes shall only be made to prevent foreclosure of the mortgaged property or
                                      (c) fire and hazard insurance coverage;

                                 -    providing monthly loan-level reports to
                                      the Master Servicer;

                                 -    maintaining certain insurance policies
                                      relating to the mortgage loans; and

                                 -    enforcing foreclosure proceedings.

Master Servicer...............   Performing the master servicing functions in
                                 accordance with the provisions of the Pooling
                                 and Servicing Agreement, including, but not
                                 limited to:

                                 - monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                      Agreement;

                                 - collecting monthly remittances from each Servicer for deposit in the master servicer collection account on the related
                                      Servicer's remittance date and delivering all amounts on deposit in the master servicer collection account to the
                                      Securities Administrator for deposit in
                                      the certificate account;

                                 - gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the
                                      Securities Administrator with respect to the mortgage loans;

                                 -    upon the termination of a Servicer,
                                      appointing a successor servicer to the
                                      extent provided for in the Pooling and
                                      Servicing Agreement, and until a successor servicer is appointed, acting as successor servicer; and

                                 - upon the failure of a Servicer to make any required advances with respect to a mortgage loan, making those advances to the extent provided in the Pooling and Servicing Agreement.

Securities Administrator......   Performing the securities administration
                                 functions in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including
                                 but not limited to:

                                 -    receiving monthly remittances from the
                                      Master Servicer for deposit in the
                                      certificate account and distributing
                                      amounts on deposit therein to
                                      certificateholders;

                                 -    preparing and making available investor
                                      reports, including the monthly
                                      distribution date statement to
                                      certificateholders based on information
                                      received from the Master Servicer and
                                      reports necessary to enable
                                      certificateholders to prepare their tax
                                      returns;

                                 -    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Issuing Entity; and

                                 -    preparing and filing certain periodic
                                      reports with the Securities and Exchange
                                      Commission on behalf of the Issuing Entity with respect to the certificates.

Trustee.......................   Performing the trustee functions in accordance
                                 with the provisions of the Pooling and
                                 Servicing Agreement, including but

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                 not  limited to:

                                 - enforcing the obligations of each of the Master Servicer and the Securities
                                      Administrator under the Pooling and
                                      Servicing Agreement;

                                 - holding and maintaining the mortgage loan documents related to the mortgage loans in a fire-resistant facility intended for the safekeeping of mortgage loan files (which functions shall be performed by Wells
                                      Fargo Bank, as custodian); and

                                 -    until a successor master servicer is
                                      appointed, acting as successor master
                                      servicer in the event the Master Servicer resigns or is removed by the Trustee.

FEES AND EXPENSES OF THE ISSUING ENTITY

          In consideration of their respective duties on behalf of the Issuing Entity, the Servicer, the Master Servicer and the Securities Administrator will receive from the assets of the Issuing Entity certain fees and expenses, which will be reimbursed before payments are made on the certificates.

                         DESCRIPTION OF THE CERTIFICATES

          The terms described in this free writing prospectus supplement relate solely to the MANA 2007-F1 certificates and the related pool of mortgage loans.

GENERAL

          The certificates represent beneficial ownership interests in the Issuing Entity, which consists of a trust fund (the "TRUST FUND"), the corpus of which on the closing date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account, the Master Servicer Collection Account and the Certificate Account; (3) the Issuing Entity's rights under the Mortgage Loan Purchase Agreement; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and
(6) the proceeds of all of the foregoing.

BOOK-ENTRY CERTIFICATES

          General. The offered certificates (other than the residual class of certificates) will be book-entry certificates (each, a class of "BOOK-ENTRY CERTIFICATES") issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein).

          Each class of Book-Entry Certificates will be represented by one or more global certificates that equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate instrument in registered form evidencing such person's interest (a "DEFINITIVE CERTIFICATE"), except as set forth in the Prospectus under "Description of the Securities--Book-Entry Registration and Definitive

Securities." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the Prospectus, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in DTC.

          Registration. Beneficial Owners will hold their interests in their offered certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "CLEARSTREAM LUXEMBOURG") or the Euroclear System ("EUROCLEAR") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank will act as depository for Euroclear (in such capacities, individually the "RELEVANT DEPOSITORY" and collectively, the "EUROPEAN DEPOSITORIES").

          The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "PARTICIPANT") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Beneficial Owners will receive all payments of principal of, and interest on, the offered certificates from the Securities Administrator through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

          Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, refer to "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("CLEARSTREAM LUXEMBOURG PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR").

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

          The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Certificates will be made on each distribution date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Payments with respect to certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the

Relevant Depository. Such payments will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the Prospectus.

          Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly reports will be made available by the Securities Administrator to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

          DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other certificates.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          None of the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Book-Entry Registration and Definitive Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by each individual Beneficial Owner and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

          For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities--Book-Entry Registration and Definitive Securities" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or prior to the closing date, the Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans, which will be separate from the Servicer's other assets (each, a "COLLECTION ACCOUNT"). On or prior to the closing date, the Securities Administrator will establish and maintain an account (the "CERTIFICATE ACCOUNT") in trust for the benefit of the certificateholders. On the 18th day of each month or, if such 18th day is not a business day, on the immediately preceding business day (the "SERVICER REMITTANCE DATE"), each Servicer other than Wilshire Credit Corporation will remit all amounts on deposit in its Collection Account to the Master Servicer for deposit into an account established by the Master Servicer (the "MASTER SERVICER COLLECTION ACCOUNT"); the Servicer Remittance Date for Wilshire Credit Corporation is later of (i) two Business Days after the 15th day of the month in which such distribution date occurs and (ii) the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which the related distribution date occurs. The Master Servicer Collection Account may be a sub-account of the Certificate Account.

          On each distribution date, to the extent of the Available Distribution Amount (as defined below) on deposit in the Certificate Account, the Securities Administrator will withdraw the Available Distribution Amount to pay the certificateholders. As additional compensation to the Securities Administrator, funds credited to the Certificate Account may be invested at the discretion of the Securities Administrator for its own benefit in permitted investments.

          Funds credited to the Collection Account established by the Servicer may be invested at the discretion of the Servicer for its own benefit in permitted investments. Funds credited to the Master Servicer Collection Account established by the Master Servicer may be invested at the discretion of the Master Servicer for its own benefit in permitted investments.

AVAILABLE DISTRIBUTION AMOUNT

          Distributions of interest and principal on the certificates will be made on each distribution date from the Available Distribution Amount in the order of priority set forth below at "--Priority of Distributions." The "AVAILABLE DISTRIBUTION AMOUNT" with respect to any distribution date will generally equal the following amounts:

          (1) all scheduled installments of interest (net of any servicing fees) and principal collected on the Mortgage Loans and due during the related Due Period, together with any monthly advances in respect thereof;

          (2) all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS");

          (3) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS") in the month preceding the month of such distribution date, to the extent payable;

          (4) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the calendar month immediately preceding the distribution date (the "PREPAYMENT PERIOD"), plus any amounts received from the Servicer in respect of Prepayment Interest Shortfalls on the Mortgage Loans; and

          (5) amounts received with respect to such distribution date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan purchased or replaced by the Sponsor as of such distribution date as a result of a breach of a representation or warranty or a document defect;

          minus:

          (6) certain charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee, which aggregate amount shall include any of the Master Servicer's, Securities Administrator's or Trustee's reasonable costs associated with any termination of the Servicer and the transfer of the servicing to a successor servicer under the Pooling and Servicing Agreement;

          (7) the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed monthly advances or servicing advances due to the Servicer;

          (8) any related unreimbursed monthly advances or servicing advances determined to be nonrecoverable; and

          (9) in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

DISTRIBUTIONS OF INTEREST

          The amount of interest distributable on each distribution date in respect of each class of certificates (other than the principal-only certificates) will equal the accrued certificate interest for that class on that distribution date, as reduced by any net Prepayment Interest Shortfalls allocable to that class for that date. Interest distributable on the senior certificates (other than the principal-only certificates) will be distributed from the Available Distribution Amount on each distribution date. Interest will not accrue on interest shortfalls. Any reduction of the applicable mortgage rate by application of the Relief Act (a "RELIEF ACT REDUCTION") with respect to a Mortgage Loan will be allocated among the related senior certificates (other than the principal-only certificates) and the classes of subordinate certificates proportionately based on the accrued certificate interest otherwise distributable thereon. "RELIEF ACT" means the Servicemembers Civil Relief Act, as amended, and similar state or local laws.

          When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to certificateholders. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a Prepayment Interest Shortfall could result. With respect to prepayments in full or in part, the Servicers are obligated to reduce the total of its servicing fees for the related distribution date to fund any resulting Prepayment Interest Shortfalls. Any Net Prepayment Interest Shortfalls will be allocated among the senior certificates (other than the principal-only certificates) and the subordinate certificates proportionately based on the accrued certificate interest otherwise distributable thereon for that distribution date.

          "PREPAYMENT INTEREST SHORTFALL" means the amount by which one month's interest at the net mortgage rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

          No interest will accrue or be distributable on the principal-only certificates.

DISTRIBUTIONS OF PRINCIPAL

          Distributions of principal on the certificates (other than the interest-only certificates) will be made on each distribution date in an aggregate amount equal to the related principal distribution amount, to the extent of amounts available to make those payments in accordance with the priorities set forth under "--Priority of Distributions" below.

          During the first five years following the closing date, all principal prepayments on the Mortgage Loans will be allocated to the related senior certificates (other than the interest-only certificates and the principal-only certificates) until the aggregate principal balance of the related senior certificates is reduced to zero. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related senior certificates (other than the interest-only certificates and the principal-only certificates), while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage Loans evidenced by the subordinate certificates. Increasing the proportionate interest of the subordinate certificates relative to that of the related senior certificates (other than the interest-only certificates and the principal-only certificates) is intended to preserve the limited protection provided to such senior certificates (other than the interest-only certificates and the principal-only certificates) by the subordination of the subordinate certificates.

          No principal will be distributable on the interest-only certificates.

          Solely for purposes of allocating principal distributions and losses with respect to principal among the senior certificates, the Mortgage Loans will be divided into subgroups (each, a "SUBGROUP"). Each Subgroup will consist of the portions or components (the "MORTGAGE COMPONENTS") of Mortgage Loans as described in the related prospectus supplement.

          Cross-Collateralization Provisions. In addition to the foregoing distributions, the certificates generally may receive additional distributions on any distribution date prior to the Credit Support Depletion Date under the circumstances specified in (A), (B) and (C) below:

                  (A) On any distribution date, to the extent that, after giving effect to the interest distributions to the senior certificates, the portion of the Available Distribution Amount with respect to a Subgroup is insufficient to distribute principal distributions to the senior certificates in the related Subgroup to which such certificates are entitled (such shortfall, the "DEFICIENCY AMOUNT") and, after giving effect to the interest distributions to the senior certificates, the portions of the Available Distribution Amount with respect to any of the other Subgroups exceeds the amount required to distribute principal distributions to the senior certificates in the related Subgroup to which such certificates are entitled, an amount up to such excess will be distributed to the classes of certificates in the Subgroup that suffered the Deficiency Amount, in reduction of the Deficiency Amount.

                  (B) On any distribution date on or after the date on which the aggregate principal balance of the senior certificates in a particular Subgroup has been reduced to zero, all principal (in excess of that needed to reduce such aggregate principal balance to zero and other than amounts allocated to principal-only certificates, if any) received on the Mortgage Components in the Subgroup relating to such senior certificates that have been paid in full, will be paid as principal to the remaining senior certificates (other than any principal-only certificates) related to each other Subgroup pro rata based upon their respective outstanding principal balances in accordance with the order set forth in the related prospectus supplement in reduction of the principal balances thereof, subject to certain limitations.

                  (C) If on any distribution date on which the aggregate
            principal balance of the senior certificates in any Subgroup would be greater than the outstanding principal balance of the Mortgage Components in the related Subgroup (other than the principal-only components in the related Subgroup, if any) as of such date (giving effect to any monthly advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans that have not been passed through to the Certificateholders) (the "UNDERCOLLATERALIZED SUBGROUP"), after giving effect to distributions to be made on such distribution date, the portion of the Available Distribution Amount in respect of principal on the Mortgage Components in any of the other Subgroups that is not an Undercollateralized Subgroup (the "OVERCOLLATERALIZED SUBGROUP") otherwise allocable to the subordinated certificates will generally be distributed to the classes of senior certificates (other than any principal-only certificates) relating to the Undercollateralized Subgroup (in accordance with the priorities set forth in the related prospectus supplement), in reduction of the principal balances thereof, until the aggregate principal balance of the senior certificates (other than the principal-only certificates, if any) related to the Undercollateralized Subgroup is equal to the outstanding principal balance of the Mortgage Components in the related Subgroup as of such date (giving effect to any monthly advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Components that have not been passed through to the Certificateholders). Moreover, the Available Distribution Amount with respect to any Overcollateralized Subgroup will be further reduced (after distributions of interest to the senior certificates included in the Overcollateralized Subgroup) in an amount equal to one month's interest on the amount by which the Undercollateralized Subgroup is undercollateralized, plus any shortfall of such amounts from prior distribution dates; provided, such reduction may be subject to certain limitations set forth in the related prospectus supplement.

The reduction in the Available Distribution Amount of any Overcollateralized Subgroup to pay interest to any Undercollateralized Subgroup as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinated Certificates and further to the amount of principal otherwise distributable to the Certificates related to the Undercollateralized Subgroup because the certificates in the Overcollateralized Subgroups, if any, may have a Certificate Rate lower than that of the Undercollateralized Subgroups. Such shortfall will be payable from amounts otherwise distributable first from the subordinated certificates in reverse order of their priority of payment and then from the certificates related to the applicable Undercollateralized Subgroup in respect of principal.

PRIORITY OF DISTRIBUTIONS

          On each distribution date, the Available Distribution Amount will be allocated among the classes of certificates, in the following order of priority:

          first, to payment of accrued certificate interest on the related senior certificates (other than any principal-only certificates), reduced by any Prepayment Interest Shortfalls not covered by the Servicers; provided, however, that any shortfall in available amounts will be allocated among the classes of certificates in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

          second, to payment of any outstanding interest shortfalls on the related senior certificates (other than any principal-only certificates); provided, however, that any shortfall in available amounts will be allocated among the classes of certificates in proportion to that amount of such interest (as so reduced) that would otherwise be distributable thereon;

          third, to the principal-only certificates, the related Class PO Principal Distribution Amount;

          fourth, to the related senior certificates (other than the principal-only certificates), to the extent of the remaining Available Distribution Amount in an amount up to the Senior Non-PO Principal Distribution Amount; and

          fifth, to the extent of the remaining Available Distribution Amount, to payment to the classes of subordinate certificates, in order of priority, of the following amounts, in order of priority: (x) accrued certificate interest thereon (as reduced by any Prepayment Interest Shortfalls not covered by the Servicers), (y) any outstanding interest shortfalls previously allocated to that class of subordinate certificates, and (z) subject to the next paragraph, the related class's pro rata percentage of the Subordinate Principal Distribution Amount for that distribution date, in reduction of its class principal amount.

          With respect to any class of subordinate certificates, if on any distribution date the Credit Support Percentage is less than that class's original Credit Support Percentage, then no distributions in respect of clauses
(2) and (3) of the definition of Subordinate Principal Distribution Amount will be made to any class of lower priority, and the amount otherwise distributable to such classes in respect of such payments will be allocated among the remaining classes of subordinate certificates, proportionately, based upon their respective principal amounts.

          On and after the Credit Support Depletion Date, the Senior Non-PO Principal Distribution Amount will be distributed among the related senior certificates (other than the interest-only certificates and principal-only certificates) remaining outstanding, in proportion to their respective class principal amounts, until the class principal amounts thereof have been reduced to zero, regardless of the priorities and allocations set forth in the attached Free Writing Prospectus.

          "CREDIT SUPPORT PERCENTAGE" means, for any class of subordinate certificates, the sum of the class percentages of each class of lower priority (without giving effect to distributions on such date).

          "CREDIT SUPPORT DEPLETION DATE" means the distribution date on which the aggregate class principal amount of the subordinate certificates has been reduced to zero.

          "CLASS PO PRINCIPAL DISTRIBUTION AMOUNT" means, for each mortgage group and for each distribution date, the sum of :

          (1) the applicable PO Percentage of the principal portion of each scheduled payment (without giving effect to any Debt Service Reduction occurring prior to the bankruptcy coverage termination date) on each Discount Mortgage Loan for such mortgage group due during the related Due Period;

          (2) the applicable PO Percentage of the sum of each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a mortgagor on a Discount Mortgage Loan in such mortgage group during the related Prepayment Period, (ii) each other unscheduled collection, including any subsequent recovery, insurance proceeds and net liquidation proceeds (other than with respect to any Discount Mortgage Loan in such mortgage group that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Discount Mortgage Loans in such mortgage group received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Discount Mortgage Loan in such mortgage group actually received by the Securities Administrator with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Discount Mortgage Loan in such mortgage group that was finally liquidated during the related Prepayment Period, the applicable PO Percentage of the related net liquidation proceeds allocable to principal; and

          (4) any amounts described in clauses (1) through (3) for any previous distribution date that remain unpaid.

          "SENIOR NON-PO PRINCIPAL DISTRIBUTION AMOUNT" means, for each distribution date, the sum of:

          (1) the Non-PO Senior Percentage of the applicable Non-PO Percentage of the principal portion of each scheduled payment (without giving effect to any Debt Service Reduction occurring prior to the bankruptcy coverage termination date) on each Mortgage Component in the related Subgroup due during the related Due Period;

          (2) the Non-PO Senior Prepayment Percentage of the applicable Non-PO Percentage of each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a mortgagor on a Mortgage Component in the related Subgroup during the related Prepayment Period, (ii) each other unscheduled collection, including any subsequent recovery, insurance proceeds and net liquidation proceeds (other than with respect to any Mortgage Component in the related Subgroup that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Components in the related Subgroup received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Component in the related Subgroup actually received by the Securities Administrator with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Component in the related Subgroup that was finally liquidated during the related Prepayment Period, the lesser of (a) the applicable Non-PO Percentage of the related net liquidation proceeds allocable to principal and
(b) the product of the Non-PO Senior Prepayment Percentage for that date and the applicable Non-PO Percentage of remaining scheduled principal balance of such Mortgage Component at the time of liquidation; and

          (4) any amounts described in clauses (1) through (3) for any previous distribution date that remain unpaid.

          "NON-PO SENIOR PREPAYMENT PERCENTAGE" means, for any distribution date occurring during the five years beginning on the first distribution date, 100%. Thereafter, the Non-PO Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described below. The Non-PO Senior Prepayment Percentage for any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

               - for any distribution date in the first year thereafter, the Non-PO Senior Percentage plus 70% of the Non-PO Subordinate Percentage for that distribution date;

               - for any distribution date in the second year thereafter, the Non-PO Senior Percentage plus 60% of the Non-PO Subordinate Percentage for that distribution date;

               - for any distribution date in the third year thereafter, the Non-PO Senior Percentage plus 40% of the Non-PO Subordinate Percentage for that distribution date;

               - for any distribution date in the fourth year thereafter, the Non-PO Senior Percentage plus 20% of the Non-PO Subordinate Percentage for that distribution date; and

               - for any subsequent distribution date, the Non-PO Senior Percentage for that distribution date;

provided, however, if on any distribution date the Non-PO Senior Percentage exceeds the initial Non-PO Senior Percentage, the Non-PO Senior Prepayment Percentage for that distribution date will once again equal 100%. Notwithstanding the foregoing, no decrease in the Non-PO Senior Prepayment Percentage below the level in effect for the most recent prior period specified above will be effective if, as of that distribution date as to which any such decrease applies:

          (1) the average outstanding principal balance on that distribution date and for the preceding five distribution dates of all Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure or bankruptcy and Mortgage Loans with respect to which the related mortgaged property has been acquired by the Servicers through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan ("REO PROPERTY")) is greater than or equal to 50% of the total certificate principal amount of the subordinate certificates immediately prior to such distribution date, or

          (2) cumulative Realized Losses with respect to the Mortgage Loans exceed:

               (a) with respect to any distribution date on or after the fifth anniversary but prior to the sixth anniversary of the first distribution date, 30% of the original total certificate principal amount of the subordinate certificates:

               (b) with respect to any distribution date on or after the sixth anniversary but prior to the seventh anniversary of the first distribution date, 35% of the original total certificate principal amount of the subordinate certificates;

               (c) with respect to any distribution date on or after the seventh anniversary but prior to the eighth anniversary of the first distribution date, 40% of the original total certificate principal amount of the subordinate certificates;

               (d) with respect to any distribution date on or after the eighth anniversary but prior to the ninth anniversary of the first distribution date, 45% of the original total certificate principal amount of the subordinate certificates; and

               (e) with respect to any distribution date on or after the ninth anniversary of the first distribution date, 50% of the original total certificate principal amount of the subordinate certificates.

After the total certificate principal amount of the senior certificates (other than the interest-only certificates and the principal-only certificates) has been reduced to zero, the Non-PO Senior Prepayment Percentage will be zero.

          "NON-PO SUBORDINATE PREPAYMENT PERCENTAGE" means, for any distribution date, the difference between 100% and the Non-PO Senior Prepayment Percentage for such date.

          "NON-PO SENIOR PERCENTAGE" means, for any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate class principal amount of the senior certificates (other than the principal-only certificates) immediately prior to such distribution date and the denominator of which is the Non-PO Allocated Amount.

          "NON-PO SUBORDINATE PERCENTAGE" means, for any distribution date, the difference between 100% and the Non-PO Senior Percentage for such date.

          "NON-PO PERCENTAGE" means, (i) with respect to group 1 and any Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is the net mortgage rate and the denominator of which is 5.50% and (ii) with respect to group 2 and any Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is the net mortgage rate and the denominator of which is 6.00%; and with respect to any Non-Discount Mortgage Loan, 100%.

          "PO PERCENTAGE" means, (i) with respect to group 1 and each Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is 5.50% minus the applicable net mortgage rate and the denominator of which is 5.50% and (ii) with respect to group 2 and each Discount Mortgage Loan, the percentage equivalent of a fraction, the numerator of which is 6.00% minus the applicable net mortgage rate and the denominator of which is 6.00%; and with respect to any Non-Discount Mortgage Loan, 100%.

          "DISCOUNT MORTGAGE LOAN" means (i) for the Mortgage Loans in group 1, any Mortgage Loan with a net mortgage rate less than 5.50% per and (ii) for the Mortgage Loans in group 2, any Mortgage Loan with a net mortgage rate less than 6.00%.

          "NON-DISCOUNT MORTGAGE LOAN" means any Mortgage Loan that is not a Discount Mortgage Loan.

          "NON-PO ALLOCATED AMOUNT" means, generally, as of any date of determination, the amount calculated by (i) multiplying the outstanding principal balance of each Mortgage Loan as of such date by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

          "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" means, for each distribution date, the sum of:

          (1) the Non-PO Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of each scheduled payment (without giving effect to any Debt Service Reduction occurring prior to the bankruptcy coverage termination date) on each Mortgage Component due during the related Due Period;

          (2) the Non-PO Subordinate Prepayment Percentage of the applicable Non-PO Percentage of each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a mortgagor on a Mortgage Component during the related Prepayment Period, (ii) each other unscheduled collection, including any subsequent recovery, insurance proceeds and net liquidation proceeds (other than with respect to any Mortgage Component that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Components received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Component actually received by the Securities Administrator with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Component that was finally liquidated during the related Prepayment Period, the applicable Non-PO Percentage of the related net liquidation proceeds allocable to principal to the extent not distributed pursuant to subsection (3) of the definition of Senior Non-PO Principal Distribution Amount; and

          (4) any amounts described in clauses (1) through (3) for any previous distribution date that remain unpaid.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

          The rights of the holders of the subordinate certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates to receive such payments will be further subordinated to the rights of any such class or classes of subordinate certificates with lower numerical class designations. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses as discussed at "-Allocation of Realized Losses" below.

ALLOCATION OF REALIZED LOSSES

          If a Realized Loss occurs, then, on the applicable distribution date, in the case of any Mortgage Loan, the Non-PO Percentage of the principal portion of that Realized Loss will be allocated first, to reduce the class principal amounts of the subordinate certificates, in inverse order of priority, until the class principal amounts thereof have been reduced to zero, and second, to the related senior certificates (other than the interest-only certificates and the principal-only certificates) pro rata based on the outstanding principal balance.

          The class principal amount of the lowest ranking class of subordinate certificates then outstanding will also be reduced by any Subordinate Certificate Writedown Amount. However, on any distribution date on which a subsequent recovery is distributed, the class principal amount of any class of subordinate certificates then outstanding will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount the class has been reduced by any Realized Losses or any Subordinate Certificate Writedown Amount, as applicable, which has not been previously increased by any subsequent recovery and (ii) the total amount of any subsequent recovery distributed on such date to classes of subordinate certificates or senior certificates (other than the interest-only certificates and the principal-only certificates), after application (for this purpose) to more senior classes of subordinate certificates or senior certificates (other than the interest-only certificates and the principal-only certificates).

          "SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT" means the amount, if any, by which the aggregate class principal amount of the classes of subordinate certificates and the class principal amount of the senior certificates (other than the interest-only certificates and the principal-only certificates) on any distribution date (after giving effect to distributions of principal and allocations of Realized Loss on that distribution date) exceeds the Non-PO Allocated Amount for the related distribution date.

          On any distribution date on which a subsequent recovery is distributed, the class principal amount of the senior certificates (other than the principal-only certificates and the interest-only certificates) for which any Realized Loss previously has been applied will be increased by an amount equal to the amount that the senior certificates (other than the principal-only certificates and the interest-only certificates) has been reduced by and which has not been previously increased by any subsequent recovery.

          If a Realized Loss occurs with respect to any Discount Mortgage Loan, the applicable PO Percentage of the principal portion of that Realized Loss will be allocated to the principal-only certificates in reduction of their class principal amounts.

          As used herein, "LIQUIDATED MORTGAGE LOAN" means any defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

          "REALIZED LOSSES" means either (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan, or (b) the amount of any Deficient Valuation. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest and finally, to principal.

          "DEBT SERVICE REDUCTION" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal.

          "DEFICIENT VALUATION" means, with respect to any Mortgage Loan, a valuation of the mortgaged property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

REPORTS TO CERTIFICATEHOLDERS

          On each distribution date, the Securities Administrator will make available to each certificateholder and other interested parties a statement (based on information received from the Master Servicer, which information was provided by the Servicers to the Master Servicer) generally setting forth, among other things:

          - the amount of the distributions, separately identified, with respect to each class of certificates;

          - the amount of the distributions set forth above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

          - the amount of the distributions set forth above allocable to interest and how it was calculated;

          - the amount of any unpaid Interest Shortfall (if applicable) and the related accrued interest thereon, with respect to each class of certificates;

          - the class principal amount of each class of certificates (other than the interest-only certificates) after giving effect to the distribution of principal on that distribution date;

          - the pool balance and the net WAC of the Mortgage Loans at the end of the related prepayment period;

          - the Non-PO Senior Percentage and Non-PO Subordinate Percentage for the following distribution date;

          - the Non-PO Senior Prepayment Percentage and Non-PO Subordinate Prepayment Percentage for the following distribution date;

          - the amount of the servicing fee paid to or retained by the Servicers;

          -    the amount of monthly advances for the related Due Period;

          - the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days,
               (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date as determined in accordance with the MBA methodology;

          - for any Mortgage Loan as to which the related mortgaged property was an REO Property during the preceding calendar month, the loan number, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition of the REO Property;

          - the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

          - the amount of Realized Losses incurred during the preceding calendar month;

          - the cumulative amount of Realized Losses incurred since the closing date;

          - the Realized Losses, if any, allocated to each class of certificates on that distribution date; and

          - the amount of compensating interest shortfalls, if any, allocated to each class of certificates on that distribution date.

          The Securities Administrator may make available each month, to any interested party, the monthly statement to certificateholders via the Securities Administrator's website. The Securities Administrator will also make available on its website any reports on Form 10-D, Form 10-K and Form 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - MANA 2007-F1 . The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

VOTING RIGHTS

          The certificates will be allocated 100% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among the classes of certificates in proportion to their respective class principal amounts, and among certificates of each class in proportion to their Percentage

Interests. The "PERCENTAGE INTEREST" of a certificate will be a fraction, expressed as a percentage, the numerator of which is that certificate's class principal amount and the denominator of which is the applicable class principal amount.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

          The Servicers will service the Mortgage Loans pursuant to the related Servicing Agreement. Servicing functions to be performed by the Servicers under the Servicing Agreements include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims, and, if necessary, foreclosure. The Servicers may contract with subservicers to perform some or all of such servicing duties, but the Servicers will not thereby be released from its obligations under the Servicing Agreement. When used herein with respect to servicing obligations, the term "Servicer" includes a subservicer.

          The Servicers will make reasonable efforts to collect all payments called for under the applicable Mortgage Loans and will, consistent with the applicable Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to Mortgage Loans that are comparable to the Mortgage Loans. Consistent with the above, each Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.

          Each Servicer will establish and maintain one or more escrow accounts. Each escrow account and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the rating agencies. Each Servicer will deposit and retain in the related escrow account all collections from the mortgagors for the payment of taxes, assessments, insurance premiums or comparable items as agent of the mortgagors as provided in the related Servicing Agreement. Withdrawals of amounts from the escrow accounts may be made only to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the related Servicer or the Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the escrow accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the escrow accounts at or at any time after the termination of the related Servicing Agreement.

          The Servicers may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case.

          The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master Servicer Collection Account.

          The Securities Administrator shall establish and maintain in the name of the Securities Administrator, for the benefit of the certificateholders, the Certificate Account, into which on the day prior to each distribution date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection Account. All amounts deposited in the Certificate Account shall be held in the name of the Securities Administrator in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Certificate Account may be invested in the name of the Securities Administrator, in such permitted investments selected by the Securities Administrator as set forth in the Pooling and Servicing Agreement. The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Certificate Account.

          The Sponsor has the right to cause the servicing rights of the Mortgage Loans currently serviced by Wilshire Credit Corporation and PHH Mortgage Corporation to be transferred to another qualified servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Servicers will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." Each Servicer also is entitled to receive, as additional servicing compensation, excess proceeds from REO Property sales and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on, or benefits from, amounts on deposit in the related Collection Account and amounts on deposit in the escrow accounts not required to be paid to the mortgagors. Each Servicer is obligated to pay certain ongoing expenses associated with the related Mortgage Loans in connection with its responsibilities under the related Servicing Agreement.

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a mortgagor prepays all of a Mortgage Loan between scheduled payment dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The related Servicer will be required to deposit Compensating Interest into the Certificate Account in an amount equal to any Prepayment Interest Shortfall with respect to prepayments in full received during the Prepayment Period; provided, however, that the amount so deposited with respect to any distribution date shall be limited to a portion of the total amount of servicing fees received on the Mortgage Loans serviced by it for the applicable distribution date. The Master Servicer, solely in its capacity as successor servicer, will be obligated, in accordance with the terms of the Pooling and Servicing Agreement, to make such Compensating Interest payments in the event that such Servicer is required to and fails to do so.

ADVANCES

          Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each distribution date, from its own funds, or funds in the related Collection Account that are not otherwise required to be remitted to the Certificate Account for such distribution date, monthly advances.

          Monthly advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make monthly advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such monthly advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans and subject to certain limitations related to the length of delinquency on such Mortgage Loans and non-regularly scheduled monthly payments set forth in the applicable Servicing Agreement. Any failure by a Servicer to make a monthly advance as required under the applicable Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be required, solely in its capacity as successor servicer, to make a monthly advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a monthly advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any determination date to make a monthly advance, such monthly advance will be included with the payment to certificateholders on the related distribution date.

EVIDENCE AS TO COMPLIANCE

          The Servicers, the Master Servicer and the Securities Administrator will provide to the Depositor, the Master Servicer and the Securities Administrator, as applicable, a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB SERVICING CRITERIA"). The Pooling and Servicing Agreement will provide that (1) the Master Servicer will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria applicable to it and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. Each Servicing Agreement will provide that the related Servicer will provide to the Master Servicer and the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

          Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

          The Pooling and Servicing Agreement also provides for delivery to the Depositor and the Securities Administrator, on or before a specified date in each year, a separate annual statement of compliance from the Master Servicer and the Securities Administrator pursuant to Item 1123 of Regulation AB to the effect that, to the best knowledge of the signing officer, the Master Servicer and the Securities Administrator, as applicable, have fulfilled in all material respects their obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. The Servicing Agreement will also provide for delivery to the Depositor and Master Servicer, on or before a specified date in each year, a separate annual statement of compliance from each Servicer pursuant to Item 1123 of Regulation AB.

          The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports prepared and filed by the Securities Administrator with respect to the Issuing Entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed with, or furnished to, the SEC.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

          The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent.

ASSIGNMENT OF MORTGAGE LOANS

          The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off date, other than Scheduled Payments due on or before that date. As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

          Pursuant to the terms of the sale agreement, the Sponsor will make certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward to the closing date. Within the period of time specified in the sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a Mortgage Loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a realized loss occurs with respect to that Mortgage Loan, holders of the certificates may incur a loss.

AMENDMENT

          The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the Prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders, with certain limitations.

OPTIONAL TERMINATION OF THE CERTIFICATES

          On any distribution date on or after the first distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related due date is equal to or less than 10% of the principal balance of the mortgage loans (in the aggregate) as of the cut-off date, the Securities Administrator will attempt to terminate the Issuing Entity through an auction process and thereby effect the retirement of all of the certificates. The Securities Administrator will attempt to auction the remaining Issuing Entity assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the then aggregate outstanding principal balance of the mortgage loans (or if such mortgage loan is an REO property, the fair market value of such REO property), plus accrued interest thereon through the due date in the month in which the proceeds of the auction will be distributed on the certificates, (ii) any unreimbursed out-of-pocket costs, indemnity amounts and expenses owed to the Trustee, the Securities Administrator, the Master Servicer and the Servicers and all unreimbursed monthly advances, (iii) any unreimbursed cost, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the mortgage loans of any predatory or abusive lending law, and (iv) all reasonable fees and expenses incurred by the Securities Administrator in connection with such auction. Proceeds from the purchase will be distributed to the certificateholders in the order of priority described herein. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If the Issuing Entity is not terminated because a sufficient purchase price is not achieved at such auction, the Master Servicer, or the Servicers, may purchase all of the mortgage loans, which similarly would result in the termination of the Issuing Entity.

EVENTS OF DEFAULT

          Events of default under the Pooling and Servicing Agreement consist of
(i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for three
(3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, and such failure continues unremedied for sixty (60) days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

INDEMNIFICATION AND LIMITATION OF LIABILITY

          The Pooling and Servicing Agreement and the Servicing Agreements will provide that the Trustee, the Master Servicer, the Servicers, the Securities Administrator, and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability, damage, cost or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement or the Servicing Agreements, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. The Trustee, the Master Servicer, the Servicers and the Securities Administrator also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Master Servicer, the Servicers and the Securities Administrator in accordance with the Pooling and Servicing Agreement or the Servicing Agreements (including the fees and expenses of its counsel), except any such expenses, disbursements and advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

          The yields to maturity (or to early termination) of the offered certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the offered certificates and other factors.

          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Some of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the value of the Mortgaged Properties, mortgage market interest rates, servicing decisions and possible solicitation of borrowers by the Originator to refinance their Mortgage Loans. The Mortgage Loans generally have due-on-sale clauses.

          The Servicers may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case.

          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          If you purchase any of the senior certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Loans will result in an actual yield that is lower than your expected yield. In particular, the interest-only certificates will be highly sensitive to the rate and timing of principal payments. If you purchase interest-only certificates, you should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans will have a negative effect on your expected yield and, under certain circumstances, you might fail to recoup your initial investment.

          From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. The Sponsor will represent and warrant that as of the closing date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of certificateholders, the Sponsor will be required to repurchase the affected Mortgage Loan or substitute another Mortgage Loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Sponsor will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the offered certificates and will reduce the yields on the offered certificates to the extent they are purchased at a premium.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

          Some of the Mortgage Loans provide for no monthly payments of principal for the first five, ten or fifteen years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such five, ten or fifteen year period. In addition, because no principal is due on the Mortgage Loans during such initial five, ten or fifteen year period, the certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of level payment amortization schedules, as described herein, principal payments on the certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

          As described under "Description of the Certificates--Distributions of Principal" herein, scheduled and unscheduled principal payments on the Mortgage Loans will generally be allocated disproportionately to the senior certificates during the first several years following the closing date or if certain conditions are met. Such allocation will initially accelerate the amortization of the senior certificates.

          The yields on the offered certificates may also be adversely affected by net Prepayment Interest Shortfalls. The yield on each class of offered certificates will be affected by the Mortgage Rates of the

Mortgage Loans from time to time, as described under "Risk Factors--Prepayments are Unpredictable and Affect Yield."

          The yields to investors in the offered certificates will be affected by the exercise of the optional clean-up call, as described herein. If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Sponsor due to breaches of representations and warranties.

          Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated.

          The effective yield to holders of the offered certificates will be lower than the yield otherwise produced by the applicable certificate interest rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following business day if such day is not a business day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

          On each distribution date, the holders of classes of certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such distribution date before any distributions are made on any class of certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the subordinate certificates will be more sensitive than the yields of higher ranking certificates to the rate of delinquencies and defaults on the Mortgage Loans.

          As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of subordinate certificates, then to the higher ranking class of subordinate certificates, in inverse order of priority, until the class principal amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the senior certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount available for distribution on the related distribution date to the lowest ranking class outstanding on such date.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Risk
Factors--Prepayments Are Unpredictable and Affect Yield."

          The weighted average life of an offered certificate is determined by
(1) multiplying the net reduction, if any, of the applicable class principal amount by the number of years from the date of issuance of the offered certificate to the related distribution date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of class principal amount described in (1) above.

                         FEDERAL INCOME TAX CONSEQUENCES

          The Pooling and Servicing Agreement provides that elections will be made to treat the Issuing Entity as including, for federal income tax purposes, one or more real estate mortgage investment conduits ("REMICS") in a tiered REMIC structure. Each class of offered certificates (other than the residual class of certificates) will represent a REMIC regular interest and the residual class of certificates will represent ownership of the single class of residual interest in each of the REMICs.

          In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

          Upon the issuance of the offered certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the terms of the Pooling and Servicing Agreement and the Servicing Agreements and the accuracy of certain representations made to it by the Depositor and certain representations made in connection with the transfer of the Mortgage Loans, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE").

          The REMIC regular interests represented by the offered certificates (other than the residual class of certificates) may be treated as having been issued with original issue discount ("OID"). No representation is made that the Mortgage Loans will, in fact, prepay at that rate or any other rate.

          Under federal income tax law, a certificateholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to backup withholding with respect to payments on the certificates. The current backup withholding rate is 28%. This rate is scheduled to adjust for tax years after 2010. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" in the Prospectus for a general discussion of the mechanics of backup withholding.

THE RESIDUAL CERTIFICATE

          Special tax considerations apply to an investment in the residual certificate. In certain circumstances, the residual certificate can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the residual certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the residual certificate were "excess inclusion" income. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

          Each of the residual interests represented by the residual certificate will be "noneconomic residual interests" for federal income tax purposes. Under applicable Treasury regulations, if a residual certificate is a "noneconomic residual interest," as described in the Prospectus, the transfer of a residual certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Prospectus describes a safe harbor set out under existing regulations under which certain transfers of the residual certificate would be presumed not to have a significant purpose of impeding the assessment or collection of tax. Under final regulations issued by the Treasury Department (the "FINAL REGULATIONS"), a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses or (b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the "safe harbor" provisions under part (b) of this safe harbor. Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the noneconomic residual interest will not be paid.

          In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the residual certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations contain additional detail regarding their application, and prospective investors in the residual certificate should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the residual certificate.

          Under the Pooling and Servicing Agreement, the consent of the Securities Administrator will not be required for the direct or indirect purchase, transfer or sale of the residual certificate. However, as a condition to such transfer, the proposed transferee must provide (i) an affidavit to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and
(ii) a covenant to the effect that it agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

          Under the Pooling and Servicing Agreement, the consent of the Securities Administrator will not be required for the direct or indirect transfer of any ownership interest in the residual certificate to a non-U.S. Person. However, as a condition to such transfer, such non-U.S. Person will be required to provide the certificate registrar and the transferor with a duly completed Internal Revenue Service Form W-8ECI.

          In addition, as a condition to the transfer of any interest in the residual certificate, the Securities Administrator may require the proposed transferee to provide an opinion of counsel to the effect that the proposed transferee is neither a disqualified organization nor an agent or nominee thereof and is not a non-U.S. Person which has not provided a duly completed Form W-8ECI.

          An individual, trust or estate that holds the residual certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual certificate may not be recovered until the termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The Internal Revenue Service may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the Internal Revenue Service. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual certificate should consult its tax advisors.

TAX RETURN DISCLOSURE REQUIREMENTS

          Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." Holders of offered certificates should consult with their tax advisors as to the need to file Internal Revenue Service Form 8886 with their federal income tax returns.

                                  ERISA MATTERS

          Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, "plans" within the meaning of and subject to Section 4975 of the Code (collectively, a "PLAN"), and entities the underlying assets of which are deemed to include assets of any such Plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to any state, local, federal, non-U.S. or other law substantively similar to Title I of ERISA or Section 4975 of the Code ("SIMILAR LAW"). Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the offered certificates should review carefully with their legal advisers whether the acquisition or holding of the offered certificates could constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. The residual certificate may not be acquired by a Plan or by a plan subject to Similar Law; therefore, references in the following discussion to the offered certificates do not apply, in general, to the residual certificate. See "ERISA Considerations" in the Prospectus.

          In general, any fiduciary considering an investment of Plan assets in the offered certificates should consider the "Risk Factors" discussed in this Free Writing Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to
(a) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the certificates at such time,
(c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non-exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the offered certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

          Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "party in interest" as defined in ERISA or a "disqualified persons" as defined in the Code) is a party. For example, the acquisition or holding of the offered certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

          The U.S. Department of Labor has granted an exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "UNDERWRITER'S EXEMPTION").

          Each of the conditions listed below must be satisfied for the Underwriter's Exemption to apply:

          - The acquisition of the offered certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          - The offered certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in the case of a Designated Transaction (defined below)) from a rating agency identified in the Underwriter's Exemption, such as Fitch, Moody's or S&P.

          - The Trustee must not be an affiliate of any other member of the "restricted group" (as defined below) other than the Underwriter.

          - The sum of all payments made to and retained by the Underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates; the sum of all payments made to and retained by the Originator and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; and the sum of all payments made to and retained by the Servicers represents not more than reasonable compensation for each Servicer's services under its Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

          - The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

          The Trust Fund must also meet each of the requirements listed below:

          - The corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools.

          - Certificates representing beneficial ownership in such other investment pools must have been rated in one of the three highest generic rating categories (four, in the case of a Designated Transaction) by a rating agency for at least one year prior to the Plan's acquisition of the offered certificates.

          - Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the offered certificates.

          The term "DESIGNATED TRANSACTION" means a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

          Moreover, the Underwriter's Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group (as defined below)) to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

          - in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

          - such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

          - the Plan's investment in the offered certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

          - immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

          The term "RESTRICTED GROUP" means the group consisting of the Depositor, the Master Servicer, the Servicers, the Trustee, the Underwriter, any indemnitor or any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, or any affiliate of these parties.

          It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the residual certificate) and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

          It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Residual Certificate) that have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from a rating agency and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met. The rating of a class of offered certificates may change. If a class of offered certificates no longer has a rating of at least "BBB-," certificates of that class will no longer be eligible for relief under the Underwriter's Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it). In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

          In the event that any of the Mortgage Loans in the mortgage pool have loan-to-value ratios in excess of 100%, any subordinate certificates and any certificates that have not received a rating from a Rating Agency at the time of acquisition that is in one of the two highest generic rating categories will not be offered for sale, and may not be transferred, to any investor unless the Securities Administrator has received (i) a representation from the transferee that such transferee is not a Plan or a plan subject to Similar Law, and is not directly or indirectly acquiring such certificate for, on behalf of or with any assets of any such Plan or plan subject to Similar Law, (ii) if such certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company that is acquiring such certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of such certificate are covered and exempt under Sections I and III of PTCE 95-60, or (iii) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of such certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Securities Administrator, the Master Servicer, the Servicers or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator, the Master Servicer, the Servicers or the Trustee. If such certificates are not in the form of Definitive Certificates, the transferee will be deemed to have made the representations in (i) or (ii) above.

          Because of the characteristics of the Residual Certificate, the Residual Certificate may not be acquired by a Plan or a plan subject to Similar Law. Consequently, transfers of the Residual Certificate will not be registered unless the Securities Administrator receives a representation from the transferee of the Residual Certificate to the effect that the transferee is not, and is not acting for, on behalf of or with any assets of, a Plan or a plan subject to Similar Law.

          Any purported transfer of a certificate or any interest therein in violation of the representations described in the immediately preceding two paragraphs shall be void and of no effect, and the next preceding permitted beneficial owner will be treated as the beneficial owner of the certificate. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of such certificate that was in fact a Plan or plan subject to Similar Law and that held such certificate in violation of such representation all payments made on such certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to such last preceding beneficial owner.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Underwriter's Exemption and PTCE 83-1 (described in the Prospectus), and the potential consequences in their specific circumstances prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

          Certain legal matters with respect to the certificates will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

                                     ANNEX A

Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Merrill Lynch Alternative Note Asset Trust, Mortgage Loan Asset Backed Certificates, Series 2007-FF1 known as "Global Securities," will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass through certificate issues.

          Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery against payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Beneficial owners of Global Securities that are non U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

          All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass through certificate issues in same day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same day funds.

          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360 day year of twelve 30 day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same day funds settlement. The most direct means of doing so is to pre position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross market transaction will settle no differently than a trade between two DTC Participants.

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360 day year of twelve 30 day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is a non U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non U.S. Persons (Form W 8BEN). Beneficial owners of Global Securities that are non U.S. Persons and are neither "10 percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code
Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W 8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W 8BEN claiming eligibility for treaty benefits. If the information shown on Form W 8BEN changes, a new Form W 8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non U.S. Persons with Effectively Connected Income (Form W 8ECI). A non U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W 8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          The term "U.S. Person" means

          (1) a citizen or resident of the United States,

          (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

          (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

               The date of this Prospectus is February 20, 2007.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Description of the Agreements.......    30
     Agreements Applicable to a
       Series.......................    30
     Assignment of Assets;
       Repurchases..................    32
     Representations and Warranties;
       Repurchases..................    33
     Collection Account and Related
       Accounts.....................    34
     Collection and Other Servicing
       Procedures...................    38
     Sub-Servicers..................    38
     Realization upon Defaulted
       Mortgage Loans...............    39
     Primary Mortgage Insurance
       Policies.....................    40
     Hazard Insurance Policies......    41
     Fidelity Bonds and Errors and
       Omissions Insurance..........    42
     Due-on-Sale Provisions.........    42
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    43
     Evidence as to Compliance......    43
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    44
     Events of Default under the
       Agreement....................    45
     Rights upon Event of Default
       under the Agreement..........    46
     Amendment......................    46
     The Trustee....................    47
     Duties of the Trustee..........    47
     Certain Matters Regarding the
       Trustee......................    47
     Resignation and Removal of the
       Trustee......................    48
     Certain Terms of the
       Indenture....................    48
Description of Credit Support.......    51
     General........................    51
     Subordinate Securities.........    51
     Cross-Support Provisions.......    52
     Insurance or Guarantees........    52
     Letter of Credit...............    52
     Insurance Policies and Surety
       Bonds........................    52
     Reserve Funds..................    52
Certain Legal Aspects of Mortgage
  Loans.............................    53
     General........................    53
     Types of Mortgage
       Instruments..................    53

     Interest in Real Property......    54
     Cooperative Loans..............    54
     Foreclosure....................    55
     Junior Mortgages...............    58
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    59
     Environmental Legislation......    60
     Due-on-Sale Clauses............    60
     Subordinate Financing..........    61
     Applicability of Usury Laws....    61
     Alternative Mortgage
       Instruments..................    62
     Servicemembers Civil Relief
       Act..........................    62
     Forfeitures in Drug and RICO
       Proceedings..................    62
     The Contracts..................    63
Material Federal Income Tax
  Consequences......................    66
     General........................    66
     Grantor Trust Funds............    66
     New Withholding Regulations....    74
     REMICs.........................    74
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    90
     Tax Characterization of a Trust
       Fund as a Partnership........    93
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....    99
Taxation of Classes of Recombinable
  Securities........................   102
     General........................   102
     Tax Status.....................   102
     Tax Accounting for Recombinable
       Securities...................   102
     Exchanges of Recombinable
       Securities...................   104
     Tax Treatment of Foreign
       Investors....................   104
     Backup Withholding.............   104
     Reporting and Administrative
       Matters......................   104
State Tax Considerations............   104
ERISA Considerations................   104
     General........................   104
     Prohibited Transactions........   105
     Availability of Underwriter's
       Exemption for Certificates...   106
     Review by Plan Fiduciaries.....   111
Legal Investment....................   111
Plan of Distribution................   113
Legal Matters.......................   114
Financial Information...............   114
Incorporation of Certain Information
  by Reference......................   114
Ratings.............................   115
Index of Defined Terms..............   116

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The

Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all

Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor

Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC

Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC

Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable

REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and
(iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each

Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In

Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations,

Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary,
telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    72
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    31
Allowable Interest Rate.............   108
Allowable Notional Amount...........   108
Amortizable Bond Premium
  Regulations.......................    68
Applicable Amount...................    86
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    44
Available Distribution Amount.......    22
Average Interest Rate...............   107
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    76
CMT.................................     8
Code................................    66
CODI................................     9
COFI................................     8
Collection Account..................    34
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    54
Cooperatives........................     7
Contributions Tax...................    89
COSI................................     9
Covered Trust.......................    51
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    73
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   106
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    92
ERISA...............................   104
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   106
Exchanged Class.....................   103
EYS Agreement.......................   109
FDIC................................    34
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    31
Indirect Participants...............    28
Insurance Proceeds..................    35
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   111
L/C Bank............................    52
Labor...............................   105
Legislative History.................    72
Leveraged...........................   108
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    35
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    75
Merrill Lynch.......................   113
Mezzanine Securities................    19
Model Law...........................   113
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   112
New Regulations.....................    74
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    66
OID Regulations.....................    68
Originator..........................     8
OTS.................................   112
PAC.................................    18
Participants........................    28
Parties In Interest.................   104
Pass-Through Rate...................    23
Payment Lag Certificates............    82
Permitted Investments...............    34
Plan Asset Regulations..............   105
Planned Amortization Class..........    18
Plans...............................   104
Policy Statement....................   112
Pooling and Servicing Agreement.....    30
Pre-Funded Amount...................    11
Pre-Funding Period..................   107
Prepayment Assumption...............    72
Primary Mortgage Insurance Policy...    40

Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         88
Purchase Price...............................         33
PTCE.........................................        108
PTE..........................................        106
Rating Agency................................        106
Received Class...............................        103
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         62
REMIC Certificates...........................         75
REMIC Regular Certificateholders.............         76
REMIC Regular Certificates...................         75
REMIC Regulations............................         66
REMIC Residual Certificateholder.............         84
REMIC Residual Certificates..................         75
Retained Interest............................         43
RS Pool......................................        102
Scheduled Amortization Class.................         19
Security.....................................         31
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         31
Servicing Standard...........................         38
Short-Term Note..............................         94
SIBOR........................................          8
Similar Law..................................        105
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        111
SMMEA Securities.............................        111
SPA..........................................         14
Step-up Class................................         21
Strip........................................        103
Strip Class..................................         19
Stripped ARM Obligations.....................         73
Stripped Bond Certificates...................         70
Stripped Coupon Certificates.................         70
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         38
Sub-Servicing Agreement......................         38
Subsidiary REMIC.............................         75
Super-Premium Certificates...................         77
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        108
Swap Agreement...............................        108
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................         99
Terms and Conditions.........................         29
Title V......................................         61
Title VIII...................................         62
Trust Agreement..............................         31
U.S. Person..................................         66
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         46
Warranting Party.............................         33